            PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED JULY 19, 1999
                                  $759,430,525
                        CIT EQUIPMENT COLLATERAL 2000-1
                                  OWNER TRUST
                            RECEIVABLE-BACKED NOTES
                          NCT FUNDING COMPANY, L.L.C.
                                   DEPOSITOR

                            AT&T CAPITAL CORPORATION
                                    SERVICER

       THE DEPOSITOR AND SERVICER ARE SUBSIDIARIES OF THE CIT GROUP, INC.

                                     [LOGO]

                                THE OWNER TRUST WILL ISSUE THE FOLLOWING CLASSES OF NOTES --
  CONSIDER CAREFULLY THE RISK
  FACTORS BEGINNING ON
  PAGE S-19 IN THIS PROSPECTUS
  SUPPLEMENT AND ON PAGE 11 IN
  THE ACCOMPANYING PROSPECTUS.
  The notes represent
  obligations of the owner
  trust only.
  This prospectus supplement
  must be accompanied by the
  prospectus.

                                              Initial
                                             Aggregate                          First             Stated         Price to
                                  Class of   Principal     Interest Rate       Payment           Maturity         Public
                                   Notes       Amount      (per annum)           Date              Date          Per Note
                                    A-1     $288,583,600      6.723024%      May 22, 2000      May 21, 2001     100.00000%
                                    A-2a    $144,291,800      Floating       May 22, 2000     March 20, 2001    100.00000%
                                    A-3     $187,959,055      Floating       May 22, 2000    January 20, 2004   100.00000%
                                    A-4      $93,030,239          7.58%      May 22, 2000     March 20, 2008     99.98618%
                                     B       $11,391,458          7.54%      May 22, 2000   November 20, 2008    99.99842%
                                     C       $15,188,611          7.63%      May 22, 2000   November 20, 2008    99.98926%
                                     D       $18,985,762          8.09%      May 22, 2000   November 20, 2008    99.99613%

                                The Class A-2a note interest rate is one month LIBOR minus 0.01%.

                                The Class A-3 note interest rate is one month LIBOR plus 0.13%.

                                The total price to the public is $759,415,122.23.

                                The total underwriting discount is $1,182,053.61.

                                The total proceeds to the owner trust are $758,233,068.62.

                              -------------------
The owner trust will also issue the Class A-2b Notes which are not being offered to you.
                              -------------------
    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED
    IF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS IS TRUTHFUL
     OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

          UNDERWRITERS OF THE CLASS A-1, CLASS A-3 AND CLASS A-4 NOTES

FIRST UNION SECURITIES, INC.
                 BANC ONE CAPITAL MARKETS, INC.
                                     CREDIT SUISSE FIRST BOSTON
                                                               J.P. MORGAN & CO.

       UNDERWRITER OF THE CLASS A-2a, CLASS B, CLASS C AND CLASS D NOTES
                          FIRST UNION SECURITIES, INC.

                    Prospectus Supplement dated May 3, 2000

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
             PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

    The depositor tells you about the notes in two separate documents:

        the accompanying prospectus, which provides general information, some of which may not apply to you; and

        this prospectus supplement, which describes the particular terms of your series of notes.

    The depositor includes cross-references in this prospectus supplement and in the accompanying prospectus to captions in these materials where you can find further discussions. The following Table of Contents and the Table of Contents included in the accompanying prospectus provide the pages on which these captions are located.

    You should rely only on the information contained in this document, including the information described under the heading 'Where You Can Find More Information' in the prospectus. The depositor has not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these notes.

    If you have received a copy of this prospectus supplement and prospectus in an electronic format, and if the legal prospectus delivery period has not expired, you may obtain a paper copy of this prospectus supplement and prospectus from NCT Funding Company, L.L.C., at 650 CIT Drive, Livingston, New Jersey 07039, telephone number (973) 740-5000, or an underwriter by asking any of them for it.

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
PROSPECTUS SUPPLEMENT:
PROSPECTUS SUPPLEMENT SUMMARY...............................   S-5
BACKGROUND INFORMATION......................................  S-19
RISK FACTORS................................................  S-19
    Future contract delinquency and loss experience of the
       contract pool may vary substantially from the
       originators' historical experience...................  S-19
    Some note classes will be entitled to interest or
       principal payments before other note classes and the
       swap counterparty will be entitled to payment before
       some note classes....................................  S-19
    Payment in full of Class A-2a principal on the stated
       maturity date of the Class A-2a Notes is dependent on
       availability of funds in the Class A-2a funding
       account..............................................  S-20
    Any failure by the swap counterparty to pay amounts owed
       under the swap agreements would reduce the funds
       available to pay interest on the Class A-2a, Class
       A-2b and Class A-3 Notes.............................  S-21
    Adverse events in high concentration states may cause
       increased defaults and delinquencies.................  S-22
    Adverse economic conditions in high concentration
       industries may cause increased defaults and
       delinquencies........................................  S-23
    Product defects or obsolescence or adverse economic
       events for two vendors accounting for high
       proportions of the contracts may cause increased
       defaults and delinquencies...........................  S-23
    Product defects or obsolescence of types of equipment
       accounting for high proportions of the contracts may
       cause increased defaults or delinquencies............  S-24
    The owner trust's not having security interests in
       computer software and services and the owner trust's
       not being named as secured party in motor vehicle
       title certificates will leave the owner trust without
       collateral for the associated contracts..............  S-25
    Completed business combinations may affect the
       depositor's, originators' and servicer's
       operations...........................................  S-25
    Commingling of funds may result in loss of receipts due
       to be paid to noteholders............................  S-26
THE OWNER TRUST.............................................  S-26
    The Owner Trust.........................................  S-26
    The Indenture...........................................  S-26
    Capitalization of the Owner Trust.......................  S-26
    The Owner Trustee.......................................  S-27
THE CONTRACTS...............................................  S-27
    Description of the
       Contracts............................................  S-27
    Statistics Relating to the Initial Cut-Off Date Contract
       Pool.................................................  S-27
    Statistics Relating to
       Delinquencies and
       Defaults.............................................  S-31
SCHEDULED CASHFLOWS FROM THE CONTRACTS......................  S-35
WEIGHTED AVERAGE LIFE OF THE NOTES..........................  S-36
THE CIT GROUP, INC..........................................  S-46
THE SELLER AND ORIGINATORS..................................  S-47

                                                              PAGE
                                                              ----
DESCRIPTION OF THE NOTES AND INDENTURE......................  S-54
    General.................................................  S-54
    Deposits................................................  S-55
    Distributions...........................................  S-55
    Interest................................................  S-57
    Principal...............................................  S-58
    Class A-2a Notes and Class A-2b Notes...................  S-67
    Class A-2 Swap Agreement................................  S-69
    Class A-3 Swap Agreement................................  S-70
    The Swap Counterparty...................................  S-72
    Optional Purchase of Class D Notes......................  S-72
    Cash Collateral Account.................................  S-73
    Optional Purchase of Contracts and Redemption of
       Notes................................................  S-74
    Reports to Noteholders..................................  S-74
    Servicing...............................................  S-75
    The Indenture Trustee...................................  S-75
    Representations and Warranties..........................  S-76
    Indemnification.........................................  S-76
    Amendments..............................................  S-77
RATINGS OF THE NOTES........................................  S-78
USE OF PROCEEDS.............................................  S-79
LEGAL PROCEEDINGS...........................................  S-79
PLAN OF DISTRIBUTION........................................  S-79
TAX MATTERS.................................................  S-81
LEGAL MATTERS...............................................  S-81
EXPERTS.....................................................  S-81
CIT EQUIPMENT COLLATERAL 2000-1 BALANCE SHEET AS OF
  MARCH 31, 2000............................................  S-82
NOTES TO THE BALANCE SHEET..................................  S-82
REPORT OF INDEPENDENT AUDITORS..............................  S-83
INDEX OF DEFINED
  TERMS.....................................................  S-84

PROSPECTUS:                                                   PAGE
                                                              ----
IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
  PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT.....     4
PROSPECTUS SUMMARY..........................................     5
RISK FACTORS................................................    11
THE DEPOSITOR...............................................    19
THE OWNER TRUSTS............................................    21
NEWCOURT CREDIT GROUP INC...................................    22
THE SERVICER................................................    23
THE SELLER AND ORIGINATORS..................................    24
THE CONTRACTS...............................................    33
DESCRIPTION OF THE NOTES AND INDENTURE......................    52
DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS.........    65
MATERIAL FEDERAL INCOME TAX CONSEQUENCES....................    70
ERISA CONSIDERATIONS........................................    77
RATINGS OF THE NOTES........................................    79
USE OF PROCEEDS.............................................    79
PLAN OF DISTRIBUTION........................................    80
LEGAL MATTERS...............................................    80
WHERE YOU CAN FIND MORE INFORMATION.........................    80
INDEX OF TERMS..............................................    82

                         PROSPECTUS SUPPLEMENT SUMMARY

    The following is only a summary of note terms. It does not contain all information that may be important to you. You should read this entire prospectus supplement and the accompanying prospectus. In addition, you may wish to read the documents governing the transfers of the contracts, the formation of the owner trust and the issuance of notes. These documents have been filed as exhibits to the registration statement of which this prospectus supplement is a part.

    There are material risks associated with an investment in the notes. See 'Risk Factors' on page S-19 of this prospectus supplement and on page 11 in the accompanying prospectus for a discussion of factors you should consider before investing in the notes.

Owner Trustee.............................  The owner trustee is Allfirst Financial Center
                                            National Association, acting not in its
                                            individual capacity but solely as owner
                                            trustee under the trust agreement with the
                                            depositor, and its telephone number is (410)
                                            244-4626. See 'The Owner Trust' in this
                                            prospectus supplement.

Originators...............................  Newcourt Financial USA Inc.

                                            Newcourt Leasing Corporation, formerly known
                                            as AT&T Capital Leasing Services, Inc.

                                            Newcourt Communications Finance Corporation,
                                            formerly known as AT&T Credit Corporation.

                                            Newcourt Technologies Corporation, formerly
                                            known as AT&T Systems Leasing Corporation.

                                            The address of each originator is 650 CIT
                                            Drive, Livingston, New Jersey 07039.

Indenture and Indenture Trustee...........  The notes will be issued under an indenture.
                                            The Chase Manhattan Bank will serve as
                                            indenture trustee. See 'Description of the
                                            Notes and Indenture -- The Indenture Trustee'
                                            in this prospectus supplement.
Terms of the Notes:

   Payment Dates..........................  The 20th day of each month, or if that day is not a business day, the next business day,
                                            beginning on May 22, 2000.

   Interest...............................  See the cover page for the interest rates as to all classes other than Class A-2a,
                                            Class A-2b and

                                            Class A-3. The interest rate for the
                                            Class A-2a Notes will be the one month London
                                            interbank offered rate, referred to as
                                            One-Month LIBOR, minus 0.01%.

                                            On and prior to the stated maturity date of
                                            the Class A-2a Notes, the owner trust will pay
                                            interest on each payment date on the
                                            Class A-2b Notes equal to the net investment
                                            earnings on amounts on deposit in the
                                            Class A-2a funding account. After the stated
                                            maturity date of the Class A-2a Notes, the
                                            interest rate for the Class A-2b Notes will be
                                            One-Month LIBOR plus 0.13%, and the owner
                                            trust will calculate interest on the
                                            Class A-2b Notes on the basis of the actual
                                            number of days elapsed and a 360-day year.

                                            The interest rate for the Class A-3 Notes will
                                            be One-Month LIBOR plus 0.13%.

                                            The owner trust will calculate interest on the
                                            Class A-1, Class A-2a and Class A-3 Notes on
                                            the basis of the actual number of days elapsed
                                            and a 360-day year. The owner trust will
                                            calculate interest on the Class A-4, Class B,
                                            Class C and Class D Notes on the basis of a
                                            360-day year comprised of twelve 30-day
                                            months.

                                            On each payment date and after the owner trust
                                            repays any outstanding servicer advances and
                                            pays the servicer's monthly servicing fee, the
                                            owner trust will pay interest on the notes in
                                            the following order:

                                                     CLASS OF            RECEIVES INTEREST
                                                      NOTES                BEFORE CLASS
                                                      -----                ------------
                                           A-1, A-2a, A-2b, A-3 and A-4   B, C and D
                                                        B                 C and D
                                                        C                 D
                                                        D                 None

                                            If the available funds are insufficient to pay
                                            interest on all classes of Class A Notes, the
                                            owner trust will apply the available funds pro
                                            rata to the classes of Class A Notes based on
                                            their respective principal balances.

                                            See 'Description of the Notes and Indenture --
                                            Distributions' and ' -- Class A-2a Notes and
                                            Class A-2b Notes' in this prospectus
                                            supplement. See also ' -- Class A-2a and
                                            Class A-2b Notes and Class A-2a Funding
                                            Account' in this summary.

 Principal................................  After paying interest on the notes, the owner trust will pay principal on the notes on each
                                            payment date.

                                            In general, principal payments will be equal
                                            to the amount needed to decrease the aggregate
                                            note principal balance to the sum of the
                                            contract pool principal balance and the amount
                                            on deposit in the Class A-2a funding account
                                            (exclusive of net investment earnings
                                            thereon), and will be allocated 94.0% to the
                                            Class A Notes, 1.5% to the Class B Notes, 2.0%
                                            to the Class C Notes and 2.5% to the Class D
                                            Notes.

                                            However, exceptions to this general rule
                                            include:

                                             Until the Class A-1 Notes are paid in full,
                                             the Class A-1 Notes will receive at least
                                             enough principal to reduce the principal
                                             amount of the Class A-1 Notes to the
                                             Class A-1 Scheduled Principal Balance (see
                                             table in 'Description of the Notes and
                                             Indenture -- Definitions Concerning Principal
                                             Payments' in this prospectus supplement). If
                                             there are insufficient prepayments or
                                             payments on the contracts, this requirement
                                             may limit principal payments on the Class B,
                                             Class C and Class D Notes.

                                             On the stated maturity date of the Class A-2a
                                             Notes and thereafter, amounts on deposit in
                                             the Class A-2a funding account (exclusive of
                                             net investment earnings thereon) will be paid
                                             to the Class A-2a Notes until the Class A-2a
                                             Notes have been paid in full.

                                             If the Class A-1 Notes are paid in full prior
                                             to the stated maturity date of the Class A-2a
                                             Notes, the Class A principal payment amount
                                             will be deposited in the Class A principal
                                             account until the stated maturity date of the
                                             Class A-2a Notes.

                                            Principal payments other than those made from
                                            the Class A-2a funding account on the
                                            Class A-2a Notes will generally be made to the
                                            various Class A Notes sequentially, so that no
                                            principal will be paid on any class of
                                            Class A Notes until each class with a lower
                                            numerical designation has been paid in full.
                                            For instance, the Class A-2b Notes will not
                                            receive any principal until the Class A-1 and
                                            Class A-2a Notes are paid in full.

                                            This general description of distributions on
                                            the notes is subject to certain targets,
                                            floors, events of default and other
                                            qualifications. See 'Description of the Notes
                                            and Indenture -- Distributions' and
                                            ' -- Principal' in this prospectus supplement
                                            and ' -- Class A-2a and Class A-2b Notes and
                                            the Class A-2a Funding Account' in this
                                            summary.

Class A-2a and Class A-2b Notes and the
Class A-2a Funding Account................  The owner trust will also issue the
                                            Class A-2b Notes which are not being offered
                                            to you. The initial aggregate principal amount
                                            of the Class A-2b Notes is equal to the
                                            initial aggregate principal amount of the
                                            Class A-2a Notes.

                                            On the closing date the proceeds of the
                                            issuance and sale of the Class A-2b Notes will
                                            be deposited into a trust account known as the
                                            Class A-2a funding account. The amounts in the
                                            Class A-2a funding account will be invested in
                                            commercial paper obligations that are rated
                                            A-1 or higher by Standard & Poor's and P-1 by
                                            Moody's and that mature on or prior to the
                                            stated maturity date of the Class A-2a Notes.
                                            The servicer will instruct the indenture
                                            trustee to invest the funds in the Class A-2a
                                            funding account in commercial paper of
                                            Variable Funding Capital Corporation ('VFCC')
                                            so long as the commercial paper of VFCC is
                                            rated A-1 or higher by Standard & Poor's and
                                            P-1 by Moody's. On the stated maturity date of
                                            the Class A-2a Notes, amounts on deposit in
                                            the Class A-2a funding account (exclusive of
                                            net investment earnings thereon) will be used
                                            to pay the outstanding principal amount of the
                                            Class A-2a

                                            Notes. In the event that there is a payment
                                            default on the commercial paper held in the
                                            Class A-2a funding account there will not be
                                            sufficient funds in the Class A-2a funding
                                            account to pay the Class A-2a Notes in full on
                                            their stated maturity date. This will result
                                            in a Class A-2a event of default, but will not
                                            result in an event of default under the
                                            indenture.

                                            In such event, the Class A-2a Notes on their
                                            stated maturity date will also receive
                                            amounts, if any, on deposit in the Class A
                                            principal account (exclusive of net investment
                                            earnings thereon) up to the remaining
                                            outstanding principal balance of the
                                            Class A-2a Notes, the Class A-2a Note interest
                                            rate will increase to One-Month LIBOR plus
                                            0.13%, and the Class A-2a Notes will be repaid
                                            from payments on the contracts in accordance
                                            with the priority of payments described in
                                            this prospectus supplement summary under
                                            'Terms of the Notes -- Principal.' The
                                            principal amount of the Class A-2b Notes will
                                            be 'written down' by an amount equal to the
                                            Class A-2a funding account shortfall.

Class A-2 Swap
  Agreement...............................  The owner trust will enter into a swap agreement with a swap counterparty solely for
                                            the benefit of the Class A-2a noteholders (and
                                            also for the benefit of the Class A-2b
                                            noteholders after the stated maturity date of
                                            the Class A-2a Notes). Under the swap
                                            agreement, the swap counterparty's payments
                                            will be calculated, on or prior to the stated
                                            maturity date of the Class A-2a Notes, at the
                                            Class A-2a Note interest rate, and, after the
                                            stated maturity date of the Class A-2a Notes,
                                            at the Class A-2b Note interest rate, and the
                                            owner trust's payments will be calculated at
                                            the assumed fixed rate of 7.2475%.

                                            To the extent that interest on any payment
                                            date at the applicable Class A-2 Note interest
                                            rate exceeds interest calculated at the
                                            assumed fixed rate:

                                             the swap counterparty will be obligated to pay
                                             an amount equal to the excess to the owner
                                             trust;

                                             that payment will constitute a portion of the
                                             amount available but only in respect of the
                                             Class A-2a and Class A-2b Notes, as
                                             applicable; and

                                             the Class A-2a and Class A-2b Notes, as
                                             applicable, will be dependent upon that
                                             payment for receipt of interest to the extent
                                             of the excess.

                                            Likewise under the swap agreement, to the
                                            extent that interest calculated at the assumed
                                            fixed rate exceeds interest calculated at the
                                            Class A-2a or Class A-2b Note interest rate,
                                            as applicable,

                                             the owner trust will be obligated to pay an
                                             amount equal to the excess to the swap
                                             counterparty; and

                                             the payment will have the same priority, in
                                             terms of application of the amount available,
                                             as payment of interest on the Class A-2a and
                                             Class A-2b Notes, as applicable.

                                            Any shortfall in the payment of interest on
                                            the Class A-2a and Class A-2b Notes, as
                                            applicable, due entirely to the failure of the
                                            swap counterparty to make a required payment
                                            under the swap agreement will not constitute
                                            an event of default under the indenture.
                                            Except to the extent the amount available on
                                            any payment date exceeds the amount needed to
                                            pay:

                                             the servicing fee and unreimbursed servicer
                                             advances;

                                             all interest and principal payable on the
                                             notes, with Class A-2a and Class A-2b Note
                                             interest, as applicable, and Class A-3 Note
                                             interest being calculated at the assumed
                                             fixed rate for this purpose; and

                                             all amounts payable in connection with the
                                             cash collateral account,

                                            no amounts in addition to those available
                                            under the swap agreement will be available
                                            under the

                                            indenture to make up the shortfall. The only
                                            remedies in these circumstances will be those
                                            available to the owner trust under the swap
                                            agreement. See 'Description of the Notes and
                                            Indenture -- The Class A-2 Swap Agreement' in
                                            this prospectus supplement.

Class A-3 Swap
  Agreement...............................  The owner trust will enter into a swap agreement with a swap counterparty solely for
                                            the benefit of the Class A-3 noteholders.
                                            Under the swap agreement, the swap
                                            counterparty's payments will be calculated at
                                            the Class A-3 Note interest rate and the owner
                                            trust's payments will be calculated at the
                                            assumed fixed rate of 7.4780%.

                                            To the extent that interest on any payment
                                            date at the Class A-3 Note interest rate
                                            exceeds interest calculated at the assumed
                                            fixed rate:

                                             the swap counterparty will be obligated to pay
                                             an amount equal to the excess to the owner
                                             trust;

                                             that payment will constitute a portion of the
                                             amount available but only in respect of the
                                             Class A-3 Notes; and

                                             the Class A-3 Notes will be dependent upon
                                             that payment for receipt of interest to the
                                             extent of the excess.

                                            Likewise under the swap agreement, to the
                                            extent that interest calculated at the assumed
                                            fixed rate exceeds interest calculated at the
                                            Class A-3 Note interest rate,

                                             the owner trust will be obligated to pay an
                                             amount equal to the excess to the swap
                                             counterparty; and

                                             the payment will have the same priority, in
                                             terms of application of the amount available,
                                             as payment of interest on the Class A-3
                                             Notes.

                                            Any shortfall in the payment of interest on
                                            the Class A-3 Notes due entirely to the
                                            failure of the swap counterparty to make a
                                            required payment under the swap agreement will
                                            not constitute an event of default under the
                                            indenture. Except to

                                            the extent the amount available on any payment
                                            date exceeds the amount needed to pay:

                                             the servicing fee and unreimbursed servicer
                                             advances;

                                             all interest and principal payable on the
                                             notes, with Class A-2a and Class A-2b Note
                                             interest, as applicable, and Class A-3 Note
                                             interest being calculated at the assumed
                                             fixed rate for this purpose; and

                                             all amounts payable in connection with the
                                             cash collateral account,

                                            no amounts in addition to those available
                                            under the swap agreement will be available
                                            under the indenture to make up the shortfall.
                                            The only remedies in these circumstances will
                                            be those available to the owner trust under
                                            the swap agreement. See 'Description of the
                                            Notes and Indenture -- The Class A-3 Swap
                                            Agreement' in this prospectus supplement.

Class A-2 and Class A-3 Swap
Counterparty..............................  Westdeutsche Landesbank Girozentrale, New York
                                            Branch will be the counterparty to the owner
                                            trust under the swap agreements. The swap
                                            counterparty currently has a 'AA+' long-term
                                            senior unsecured debt rating from Standard &
                                            Poor's and a 'Aa1' long-term senior unsecured
                                            debt rating from Moody's. See 'Description of
                                            the Notes and Indenture -- The Swap
                                            Counterparty' in this prospectus supplement.

 Stated Maturity Dates....................  The notes will mature on the respective dates shown on the cover of this prospectus
                                            supplement. However, if the stated maturity
                                            date is not a business day, then the stated
                                            maturity date will be the next business day.

Optional Purchase of Class D Notes........  The owner trust will have the right to purchase all of the Class D Notes, on any
                                            payment date, at a purchase price equal to the
                                            Class D principal balance plus a premium.
                                            Following any purchase, the purchased Class D

                                            Notes will not be retired, but will continue
                                            to be

                                            entitled to interest and principal payments.
                                            See 'Description of the Notes and
                                            Indenture -- Optional Purchase of Class D
                                            Notes' in this prospectus supplement.

 Optional Redemption When the Aggregate
 Note Principal Amount is Less Than 10% of
 Initial Contract Pool Principal Balance..  Newcourt Financial USA, Inc., the seller of contracts to the depositor, has the option to
                                            purchase the owner trust's assets when the
                                            outstanding note principal balance is less
                                            than 10% of the initial contract pool
                                            principal balance. If the seller exercises
                                            this option, the indenture trustee will redeem
                                            all notes on the next payment date. The
                                            redemption price for each note will be the
                                            note's principal amount plus unpaid accrued
                                            interest to but excluding the redemption date.

                                            The 'contract principal balance' of any
                                            contract is the present value of the unpaid
                                            scheduled payments due on that contract
                                            discounted at the discount rate, called the
                                            'Discount Rate,' of 8.154%. The 'contract pool
                                            principal balance' is the aggregate of the
                                            individual discounted contract principal
                                            balances.

                                            See 'Description of the Notes and Indenture --
                                            Optional Purchase of Contracts' in this
                                            prospectus supplement.

Cut-Off Date..............................  April 1, 2000.

Closing Date..............................  On or about May 10, 2000.

Servicing; Servicing Fee..................  The servicer will be responsible for servicing, managing and administering the
                                            contracts and related interests, and enforcing
                                            and making collections on the contracts. The
                                            servicer is required to make advances for
                                            delinquent scheduled payments, to the extent
                                            it determines in its sole discretion that
                                            advances will be recoverable in future
                                            periods. In the event that an entity other
                                            than an affiliate of CIT becomes a successor
                                            servicer, that entity shall have no obligation
                                            to make such servicer advances.

                                            Servicer advances are reimbursable from
                                            contract payments.

                                            See 'Description of the Pooling and Servicing
                                            Agreements -- Servicing' in the accompanying
                                            prospectus.

                                            The servicer's monthly fee will equal the
                                            product of

                                             one twelfth of 0.75 percent per annum; and

                                             the aggregate contract pool principal balance
                                             as of the first day of the related collection
                                             period.

                                            The servicer's fee is payable out of contract
                                            payments.

                                            The servicer will pay any sub-servicer
                                            servicing fees from its monthly servicing fee.

                                            See 'Description of the Notes -- Servicing' in
                                            this prospectus supplement.

Ratings...................................  The owner trust will not issue any class of notes unless Standard & Poor's Ratings
                                            Services and Moody's Investors Service, Inc.
                                            assign at least the following ratings to each
                                            class of notes:

                                            CLASS  S&P   MOODY'S
                                            -----  ---   -------
                                            A-1    A-1+   P-1
                                            A-2a   A-1    P-1
                                            A-3    AAA    Aaa
                                            A-4    AAA    Aaa
                                            B       AA    Aa3
                                            C        A     A2
                                            D      BBB    Baa3

                                            See 'Ratings of the Notes' in this prospectus
                                            supplement and the accompanying prospectus.
Owner Trust Assets
    A. The Contracts......................  The contracts will consist of the following:

                                             equipment lease contracts,

                                             installment payment agreements, and

                                             conditional sales and other financing
                                             agreements (including promissory notes and
                                             loan and security agreements).

                                            As of April 1, 2000, the pool of contracts for
                                            the owner trust had the following
                                            characteristics. Percentages are based on the
                                            statistical contract pool principal balance
                                            which is computed using an assumed discount
                                            rate of 7.745% (the 'Statistical Discount
                                            Rate'):

                                             initial statistical contract pool
                                             principal balance ............... $764,404,037

                                             number of contracts ................... 79,033

                                             average statistical contract pool
                                             principal balance ..................... $9,672

                                             leases (true and finance)
                                             as a percentage of the initial
                                             statistical contract pool principal
                                             balance ............................... 95.10%

                                             loans and other
                                             financing arrangements
                                             as a percentage of the
                                             initial statistical contract pool
                                             principal balance ...................... 4.90%

                                             underlying equipment type concentration:

                                                                                   PRINCIPAL BALANCE
                                                          EQUIPMENT TYPE             CONCENTRATION
                                                          --------------             -------------
                                                 computers and point of sale.....        40.46%
                                                 telecommunications..............        36.69%
                                                 medical.........................         6.00%

                                            No other single type of equipment accounted
                                            for more than 5% of the initial statistical
                                            contract pool principal balance.

                                            Geographic concentration:

                                                                                   PRINCIPAL BALANCE
                                                              STATE                  CONCENTRATION
                                                              -----                  -------------
                                                 California......................        14.14%
                                                 New York........................         9.28%
                                                 Texas...........................         8.28%
                                                 New Jersey......................         8.07%
                                                 Florida.........................         5.75%
                                                 Illinois........................         5.66%

                                            No other state represented more than 5% of the
                                            initial contract pool principal balance.

                                             Remaining terms
                                             of the contracts ........................ 1 month to
                                                                                       120 months
                                            The weighted average
                                              remaining term of the contracts ....... 39.7 months
                                            Weighted average
                                              age of the contracts .................. 13.6 months

                                            See 'The Contracts -- Statistics Relating to
                                            the Cut-Off Date Contract Pool' in this prospectus
                                            supplement.

    B. Cash Collateral Account............  The indenture trustee will establish a cash collateral account having an initial balance
                                            of $41,768,679 (5.50% of the initial contract
                                            pool principal balance) for the benefit of the
                                            noteholders, which may include proceeds of
                                            loans from third party lenders to the owner
                                            trust under a cash collateral account loan
                                            agreement. The indenture trustee will use cash
                                            collateral account funds to pay the following
                                            amounts if payments on the contracts are
                                            insufficient:

                                             interest due on the notes, with interest on
                                             the Class A-2a and Class A-2b Notes (after the
                                             March 2001 Payment Date) being calculated for
                                             this purpose at the assumed fixed rate of
                                             7.2475% and with interest on the Class A-3
                                             Notes being calculated for this purpose at
                                             the assumed fixed rate of 7.4780%;

                                             the excess of

                                             the aggregate note principal amount; over

                                             the sum, as of the last day of the related
                                             collection period, of the contract pool
                                             principal balance and amounts on deposit in
                                             the Class A principal account and the
                                             Class A-2a funding account (in each case
                                             exclusive of net investment earnings
                                             thereon); and

                                             principal on the notes on the applicable
                                             stated maturity date.

                                            To the extent that the amount on deposit in
                                            the cash collateral account as of any payment
                                            date is less than the required amount, any
                                            remaining

                                            amount available in the collection account,
                                            after payment of any reimbursement of servicer
                                            advances, the servicing fee, interest and
                                            principal then due and payable on the notes
                                            and amounts then due and payable to the swap
                                            counterparty under the swap agreements, will
                                            be transferred to the cash collateral account
                                            to restore this deficiency.

                                            The required amount of the cash collateral
                                            account will be:

                                            (1) for any payment date on or prior to the
                                                payment date occurring in April 2001,
                                                $41,768,679 (5.50% of the initial contract
                                                pool principal balance), and

                                            (2) for any payment date after that, the
                                                greater of

                                                (a) the sum of

                                                    (1) 6.60% of the contract pool principal
                                                        balance as of the last day of the related
                                                        collection period, plus

                                                    (2) the excess, if any, of

                                                        (A) the sum of the principal amounts of the
                                                            notes, after giving effect to all
                                                            distributions of principal on the payment
                                                            date, over

                                                        (B) the sum of the contract pool principal
                                                            balance as of the last day of the related
                                                            collection period and amounts on deposit
                                                            in the Class A-2a funding account and the
                                                            Class A principal account (in each case
                                                            exclusive of net investment earnings
                                                            thereon), and

                                                (b) $9,492,882 (1.25% of the initial contract
                                                    pool principal balance).

                                            However, in no event will the required amount
                                            exceed the aggregate principal amount of the
                                            notes.

                                            See 'Description of the Notes and Indenture --
                                            Cash Collateral Account' in this prospectus
                                            supplement.

Use of Proceeds...........................  After the deposit of funds from the note sale proceeds into the cash collateral account and
                                            the Class A-2a funding account and payment of
                                            expenses, the indenture trustee will pay the
                                            remaining proceeds of the sale of notes to the
                                            depositor. The depositor will pay the proceeds
                                            to a warehousing trust and to Newcourt
                                            Financial USA Inc. in payment of the purchase
                                            price of contracts acquired from each of them.
                                            See 'Use of Proceeds' in this prospectus
                                            supplement.

Legal Investment..........................  The Class A-1 and Class A-2a Notes will be eligible securities for purchase by money
                                            market funds under Rule 2a-7 under the
                                            Investment Company Act of 1940.

                             BACKGROUND INFORMATION

    The information in this section will help you understand the information in this prospectus supplement and the accompanying prospectus.

    The principal balance of any contract is the present value of the unpaid scheduled payments due on the contract after a cut-off date. The principal balance of a contract excludes all scheduled payments due on or prior to, but not received as of, that date, as well as any scheduled payments due after but received before that date. The principal balance also excludes any prepayments received on or prior to that date. The scheduled payments are discounted monthly at the rate of 8.154% per annum.

    The aggregate principal balance of the contracts expected to be held by the owner trust as of any particular date is referred to as the contract pool principal balance. The contract pool principal balance, as of the initial cut-off date, is referred to as the initial contract pool principal balance or the initial contract pool. The initial contract pool principal balance is $759,430,525. This amount is based upon the contract pool principal balance determined as of the initial cut-off date, but also includes an amount in respect of scheduled payments on the contracts due prior to, but not received as of, the initial cut-off date. The initial cut-off date is April 1, 2000 for all contracts transferred to the owner trust on the closing date for the sale of the notes. It will be the first day of the month of transfer to the owner trust for each substitute contract.

    Contract balance percentages and amounts discussed below are based on the aggregate principal balance of the contracts being transferred to the owner trust as of the initial cut-off date, unless a different date is noted. Changes in the characteristics of the contract pool between the initial cut-off date and the closing date will not affect more than 5% of the initial contract pool principal balance.

                                  RISK FACTORS

    You should carefully consider the following risk factors before you invest in notes. You should also carefully consider the risk factors beginning on page 11 of the accompanying prospectus.

FUTURE CONTRACT DELINQUENCY AND LOSS EXPERIENCE OF THE CONTRACT POOL MAY VARY SUBSTANTIALLY FROM THE ORIGINATORS' HISTORICAL EXPERIENCE

    The depositor presents the historical contract delinquency and loss experience of the originators' portfolios of contracts similar to those being transferred to the owner trust under 'The Contracts -- Statistics Relating to Delinquencies and Defaults.' However, the actual results for the owner trust's contracts could be substantially worse. If so, you may not receive note interest and principal payments in the amounts and at the times you expect.

SOME NOTE CLASSES WILL BE ENTITLED TO INTEREST OR PRINCIPAL PAYMENTS BEFORE OTHER NOTE CLASSES AND THE SWAP COUNTERPARTY WILL BE ENTITLED TO PAYMENT BEFORE SOME NOTE CLASSES

    The owner trust will pay interest, principal or both on some classes of notes prior to paying interest, principal or both on other classes of notes. The subordination of some classes of notes to others means that the subordinated classes are more likely to suffer the consequences of delinquent payments and defaults on the contracts than the classes having prior payment rights. See 'Description of the Notes and Indenture -- 'Distributions,' ' -- Subordination of Subordinate Notes' and 'Cash Collateral Account' in this prospectus supplement.

    Similarly, if the owner trust has to pay any amounts to the swap counterparty under the Class A-2 and Class A-3 swap agreements, that amount will have the same priority of payment as interest owed to the Class A-2a, Class A-2b (but only after the stated maturity date of the Class A-2a Notes) and Class A-3 noteholders, respectively. This means that the amount owed to the swap counterparty must be paid before the payment of interest to the Class B, Class C and Class D noteholders and before the payment of principal to any noteholders. See 'Description of the Notes and Indenture -- Class A-2 Swap Agreement' and ' -- Class A-3 Swap Agreement' in this prospectus supplement.

    Moreover, the more senior classes of notes could lose the credit enhancement provided by the more subordinate classes and the cash collateral account if delinquencies and defaults on contracts increase and the collections on contracts and amounts in the cash collateral account are insufficient to pay even the more senior classes of notes.

PAYMENT IN FULL OF CLASS A-2A PRINCIPAL ON THE STATED MATURITY DATE OF THE CLASS A-2A NOTES IS DEPENDENT ON AVAILABILITY OF FUNDS IN THE CLASS A-2A FUNDING ACCOUNT

    On the closing date, the owner trust will issue and sell the Class A-2b Notes, the proceeds of which will be deposited in a trust account known as the Class A-2a funding account. The amounts in the Class A-2a funding account will be invested in commercial paper obligations that are rated A-1 or higher by Standard & Poor's and P-1 by Moody's and that mature on or prior to the stated maturity date of the Class A-2a Notes. The servicer will instruct the indenture trustee to invest the funds in the Class A-2a funding account in the commercial paper of Variable Funding Capital Corporation ('VFCC') so long as the commercial paper of VFCC is rated A-1 or higher by Standard & Poor's and P-1 by Moody's. If the commercial paper of VFCC is downgraded below A-1 by Standard & Poor's or below P-1 by Moody's, the servicer will instruct the indenture trustee to invest the funds in the Class A-2a funding account in other eligible investments that are rated A-1 or higher by Standard & Poor's and P-1 by Moody's, but only if and when an investment matures. See 'Description of the Notes and Indenture -- Class A-2a and Class A-2b Notes' in this prospectus supplement. On the stated maturity date of the Class A-2a Notes amounts in the Class A-2a funding account (exclusive of net investment earnings thereon) will be used to pay the outstanding principal amount of the Class A-2a Notes. In the event that there is a payment default on the commercial paper held in the Class A-2A funding account there will not be sufficient funds in the Class A-2a funding account to pay the Class A-2a Notes in full on their stated maturity date. This will result in a Class A-2a event of default, but will not result in an event of default under the indenture.

    The Class A-2a noteholders will have limited remedies available to them upon the occurrence of a Class A-2a event of default. In the event a Class A-2a event of default occurs, the Class A-2a noteholders will (a) receive any amounts on deposit in the Class A-2a funding account and Class A principal account (in each case exclusive of net investment earnings thereon), (b) receive interest on each subsequent payment date in accordance with the priority of payments at a higher interest rate (One-Month LIBOR plus 0.13%), and (c) receive the Class A principal payment amount until the Class A-2a Notes are paid in full. In addition, all of the holders of the Class A-2a Notes may direct the indenture trustee to sell to a third party the rights to receive such Class A-2a principal payment amounts and interest payments. See 'Description of the Notes and Indenture -- Class A-2a and Class A-2b Notes' in this prospectus supplement.

ANY FAILURE BY THE SWAP COUNTERPARTY TO PAY AMOUNTS OWED UNDER THE SWAP AGREEMENTS WOULD REDUCE THE FUNDS AVAILABLE TO PAY INTEREST ON THE CLASS A-2A, CLASS A-2B AND CLASS A-3 NOTES

    The Class A-2a, Class A-2b (but only after the stated maturity date of the Class A-2a Notes) and Class A-3 Notes will be dependent upon payments to be made by the swap counterparty under the swap agreements for receipt of the full amount of interest on the Class A-2a, Class A-2b (but only after the stated maturity date of the Class A-2a Notes) and Class A-3 Notes. This will be the case if the interest due on the Class A-2a, Class A-2b (but only after the stated maturity date of the Class A-2a Notes) or Class A-3 Notes at their respective floating rate exceeds the amount available to the owner trust to pay the Class A-2a, Class A-2b (but only after the stated maturity date of the Class A-2a Notes) and Class A-3 Note interest at the assumed fixed rates of 7.2475%, 7.2475% and 7.4780%, respectively. Any shortfall in the payment of interest on the Class A-2a, Class A-2b (but only after the stated maturity date of the Class A-2a Notes) and Class A-3 Notes due entirely to the failure of the swap counterparty to make a required payment under the swap agreements will not constitute an event of default under the indenture. Except to the extent the amount available on any payment date exceeds the amount necessary to pay the servicing fee and unreimbursed servicer advances;

        all interest and principal payable on the notes, with Class A-2a, Class A-2b (but only after the stated maturity date of the Class A-2a Notes) and Class A-3 Note interest being calculated at their respective assumed fixed rate for this purpose; and

        all amounts payable in connection with the cash collateral account,

no amounts in addition to those available under the swap agreements will be available under the indenture to make up the shortfall. The only remedies in these circumstances will be those available to the owner trust under the swap agreements.

    As a general matter, the obligations of the swap counterparty under the swap agreements are unsecured. However, in the event that the swap counterparty's long-term senior unsecured debt ceases to be rated at least 'AA-' by Standard & Poor's and at least 'Aa3' by Moody's, the swap counterparty will be obligated within 30 days of the rating downgrade or withdrawal to (a) post collateral,
(b) arrange for a
substitute swap counterparty to assume the rights and obligations of the swap counterparty under the swap agreements, (c) obtain a guaranty or (d) establish other arrangements, in all cases ensuring that the ratings of the notes are maintained or, if applicable, restored to their level immediately prior to the downgrading or withdrawal of the swap counterparty's debt. If the swap counterparty fails to take any of these actions, the owner trust will be entitled to terminate the swap agreements and to claim from the swap counterparty the cost of obtaining replacement swaps from a swap counterparty satisfactory to the rating agencies. The Class A-2a, Class A-2b (but only after the stated maturity date of the Class A-2a Notes) and Class A-3 noteholders bear the risk of any failure by the swap counterparty to take the actions required of it and the risk of any inability of the owner trust to obtain replacement swap agreements.

ADVERSE EVENTS IN HIGH CONCENTRATION STATES MAY CAUSE INCREASED DEFAULTS AND DELINQUENCIES

    If adverse events or economic conditions were particularly severe in a geographic region where there is a substantial concentration of obligors, the amount of delinquent payments and defaults on the contracts may increase. As a result, the overall timing and amount of collections on the contracts held by the owner trust may differ from what you expect, and you may experience delays or reductions in payments.

    The following are the approximate percentages of the initial statistical contract pool principal balance of the owner trust's contracts whose obligors are located in the following states:

        14.14% in California,

        9.28% in New York,

        8.28% in Texas,

        8.07% in New Jersey,

        5.75% in Florida, and

        5.66% in Illinois.

The remaining states accounted for 48.82% of the initial statistical contract pool principal balance, and none of these remaining states accounted for more than 5% of the initial statistical contract pool principal balance.

    Although the depositor does not know of any matters likely to increase the rate of delinquencies or defaults in these states, an example of an adverse event specific to a geographic region is the possibility of a catastrophic earthquake in California. An earthquake in California could have negative regional economic repercussions and potentially cause obligors in that region to delay or reduce their payments on contracts. Additionally, a substantial downturn in the financial services industry, which is highly concentrated in the states of New York and New Jersey, or in the oil and gas industry, which is concentrated in the state of Texas could reduce revenues for obligors in those states and ultimately reduce the associated obligors' ability to make timely payments on their related contracts.

ADVERSE ECONOMIC CONDITIONS IN HIGH CONCENTRATION INDUSTRIES MAY CAUSE INCREASED DEFAULTS AND DELINQUENCIES

    If the industries in which there is a substantial concentration of contracts experience adverse events or economic conditions, the timing and amount of collections on the contracts held by the owner trust may differ from what you expect. This could result in delays or reduced payments to you. As of the initial cut-off date, of the statistical contract pool principal balance, approximately

        33.12% related to equipment used in the services industry, excluding medical and professional services,

        15.06% related to the manufacturing industry,

        14.50% related to the retail and wholesale trade industry,

        9.16% related to equipment used in professional services,

        7.38% related to the financial services industry, and

        5.87% related to equipment used in transportation.

While the depositor does not know of any industry conditions, practices or other matters likely to increase the rate of delinquencies or defaults on contracts with end-users in these industries, some of them may be adversely affected by various economic conditions. For example, a rise in interest rates may weaken the demand for construction services. Moreover, the retail trade industry is dependent upon the level of consumer confidence and spending. Adverse developments concerning these conditions will tend to increase the rate of delinquencies and defaults by contract obligors in those industries. This, in turn, could result in reductions of or delays in the collection of funds for payment of the notes.

    As shown in the table below under the heading 'Types of Obligor,' the depositor's records list 9.10% of the statistical contract pool principal balance in the category of 'Other' obligor. The depositor notes that the collateral securing approximately 6.32% of the statistical contract pool principal balance represents small ticket computer equipment typically leased to small businesses. The remaining 'Other' obligor category represents approximately 2.78% of the statistical contract pool principal balance. The depositor does not believe that any other industry accounts for more than 5% of the statistical contract pool principal balance. However, the depositor has not analyzed this category to determine whether or not the contracts included in it could be grouped into some other more specific type of obligor category. Any contracts in this 'Other' category that relate to any particular industry would be subject to all economic and other risks associated with that industry. Any adverse developments in that industry will tend to increase the rate of delinquencies and defaults by contract obligors in that industry. This, in turn, could result in reductions or delays in collection of funds for payment of the notes.

PRODUCT DEFECTS OR OBSOLESCENCE OR ADVERSE ECONOMIC EVENTS FOR TWO VENDORS ACCOUNTING FOR HIGH PROPORTIONS OF THE CONTRACTS MAY CAUSE INCREASED DEFAULTS AND DELINQUENCIES

    Products of Lucent Technologies Inc., a leading producer of communications systems, software and products accounted for approximately 39.87% of the statistical contract pool principal balance calculated as of the initial cut-off date. Products of Dell Computer Corporation, a leading producer of computer systems, accounted for approximately 29.54% of the statistical contract pool principal balance calculated as of the initial cut-off date. Although the depositor is unaware of conditions likely to increase the rate of defaults or delinquencies on contracts pertaining to equipment produced by these two vendors, some events concerning these vendors or their products could have that effect. For example, if either of these vendors were to experience financial difficulties, the obligors' payment performance with respect to the related contracts may decline as the obligors may be less inclined to make payments on contracts with respect to a vendor which is suffering financial difficulties. Additionally, the occurrence of a substantial number of defects in products produced by either of these vendors may result in decisions by the obligors on the contracts relating to equipment that proved defective not to pay the contract amounts, to pay late or to pay smaller amounts. This could result in reductions of or delays in payments you expect on the notes. Moreover, obsolescence of the products of either of these vendors could result in prepayments of contracts that would cause the notes to be paid earlier than you expect. No other single vendor originated more than 10% of the statistical contract pool principal balance as of the initial cut-off date.

PRODUCT DEFECTS OR OBSOLESCENCE OF TYPES OF EQUIPMENT ACCOUNTING FOR HIGH PROPORTIONS OF THE CONTRACTS MAY CAUSE INCREASED DEFAULTS OR DELINQUENCIES

    If the types of equipment in which contracts are concentrated suffer unexpectedly high rates of defects or become obsolete, the obligors on the contracts may default, pay late or pay less than the amounts owed on the contracts. This could result in reductions of or delays in payments you expect on the notes.

    As of the initial cut-off date, of the statistical contract pool principal balance, approximately

        40.46% related to contracts involving computer and point-of-sale equipment,

        36.69% related to contracts involving telecommunications equipment, and

        6.00% related to contracts involving medical equipment.

The depositor does not believe that any other type of equipment accounts for more than 5.00% of the statistical contract pool principal balance. However, as shown in the table below under the heading 'Types of Equipment,' the depositor's records list 2.52% of the statistical contract pool principal balance in the category of 'Other' types of equipment. The depositor has not analyzed this category to determine whether or not the contracts included in it could be grouped into some other more specific type of equipment category. Any contracts in this 'Other' category that relate to any particular type of equipment would be subject to all defect, obsolescence and other risks associated with that type of equipment. Any adverse developments concerning that type of equipment will tend to increase the rate of delinquencies and defaults by obligors on contracts involving that type of equipment. This, in turn, could result in reductions or delays in collection of funds for payment of the notes.

THE OWNER TRUST'S NOT HAVING SECURITY INTERESTS IN COMPUTER SOFTWARE AND SERVICES AND THE OWNER TRUST'S NOT BEING NAMED AS SECURED PARTY IN MOTOR VEHICLE TITLE CERTIFICATES WILL LEAVE THE OWNER TRUST WITHOUT COLLATERAL FOR THE ASSOCIATED CONTRACTS

    The owner trust will have no security interest in computer software and computer services contracts, which accounted for 1.95% of the initial statistical contract pool balance, and the owner trust will not be named as a secured party in the title certificates for motor vehicle contracts, which accounted for a substantial portion of the 0.85% of the initial statistical contract pool principal balance attributable to the transportation industry. If the obligor on this type of contract fails to pay or is late in paying, the owner trust will have no recourse to the software, services or motor vehicles, as the case may be, underlying the contracts. This increases the risk that the owner trust will be unable to pay or will be late in paying the amounts you expect on the notes.

COMPLETED BUSINESS COMBINATIONS MAY AFFECT THE DEPOSITOR'S, ORIGINATORS' AND SERVICER'S OPERATIONS

    On November 15, 1999, CIT acquired Newcourt. At the time of the acquisition of Newcourt by CIT, Newcourt was the indirect parent company of the depositor, originators and servicer. Prior to the acquisition of Newcourt by CIT, Newcourt had completed a number of acquisitions during the previous five years, including the acquisition of AT&T Capital Corporation in 1998. See 'Newcourt Credit Group Inc. -- Acquisitions' in the accompanying prospectus. The acquisition of Newcourt by CIT will require a significant amount of management time. Diversion of management attention from existing operations and the task of integrating acquired businesses and their systems may affect the originators' portfolio of receivables similar to the contracts in the future. See 'The Contracts-Losses and Recoveries -- Twelve Months Ended 12/31/99 versus Twelve Months Ended 12/31/98' in this prospectus supplement.

    The acquisition transaction involves the integration of two companies that have different corporate cultures and that have previously operated independently. In addition, the composition of the combined company's management will be new. The success of the combined company will depend to a significant degree on the compatibility of key executives and its ability to retain highly-skilled personnel. It is not certain that the two companies will be able to integrate their operations without encountering difficulties, including incompatibility of key executives,

        the loss of key employees and customers,

        the disruption of ongoing businesses, or

        possible inconsistencies in systems, standards, procedures and policies.

It is possible that the servicer's operations and ability to provide the services required under the pooling and servicing agreement could be disrupted as a result.

COMMINGLING OF FUNDS MAY RESULT IN LOSS OF RECEIPTS DUE TO BE PAID TO
NOTEHOLDERS

    Under the pooling and servicing agreement the servicer is permitted to deposit collections on the contracts into the collection account once each month. Before making the required deposit into the collection account, the servicer will be permitted to invest those funds at its own risk and for its own benefit. Prior to depositing the funds into the collection account, those funds will be commingled with the servicer's other assets. If the servicer is unable to deposit the funds or if the servicer becomes insolvent, the noteholders could incur a loss from such a failure.

                                THE OWNER TRUST

THE OWNER TRUST

    The depositor created the owner trust on March 31, 2000 under a trust agreement, which the parties will amend and restate on the closing date for the sale of the notes, between the depositor and the owner trustee.

    Under a pooling and servicing agreement, dated as of April 1, 2000, among the depositor,

        the owner trust,

        Newcourt Financial USA Inc., an originator and the seller of contracts to the depositor, and the servicer,

the depositor will transfer all of the contracts and the related security interests to the owner trust. As noted in 'The Seller and Originators -- Underwriting and Servicing -- Documentation' and 'The Contracts -- Software and Services' in the accompanying prospectus, some transferred contracts will not have associated security interests.

    The owner trust will issue an equity certificate, representing the beneficial ownership interest in the owner trust, to the depositor. The equity certificate will be entitled to any excess amount available on any payment date after reimbursement of servicer advances and payment of servicing fees, principal and interest then due and payable on the notes, any amount then due and payable to the swap counterparty and amounts then due and payable in connection with the cash collateral account. See 'Description of the Indenture and Notes -- Distributions' in this prospectus supplement. The depositor is not offering and selling the equity certificate under this prospectus supplement and the accompanying prospectus.

THE INDENTURE

    Under an indenture dated as of April 1, 2000 between the owner trust and The Chase Manhattan Bank, as indenture trustee, the indenture trustee will authenticate and deliver the notes.

CAPITALIZATION OF THE OWNER TRUST

    If the issuance and sale of the notes had taken place on the initial cut-off date, the capitalization of the owner trust on that date would have consisted of notes with an aggregate principal amount of $759,430,525 and an equity certificate.

THE OWNER TRUSTEE

    Allfirst Financial Center National Association will be the owner trustee under the trust agreement. The owner trustee is a national banking association and its principal offices are located at 499 Mitchell Road, Millsboro, DE 19966.

                                 THE CONTRACTS

DESCRIPTION OF THE CONTRACTS

    All of the contracts are commercial, rather than consumer, leases, loans or agreements. See 'The Contracts' in the accompanying prospectus.

STATISTICS RELATING TO THE INITIAL CUT-OFF DATE CONTRACT POOL

    The following tables set forth the characteristics of the contracts as of the initial cut-off date and are computed using the Statistical Discount Rate of 7.745%. Since the Discount Rate is dependent on the note interest rates, the depositor expects the discount rate at pricing to be slightly different from the Statistical Discount Rate. While the statistical distribution of the collateral characteristics as of the closing date calculated at the Discount Rate (determined at pricing) will vary somewhat from the statistical distribution of such characteristics as of the initial cut-off date calculated at the Statistical Discount Rate as presented in this prospectus supplement, such variance is not expected to be material. The percentages and balances set forth in each of the following tables may not total due to rounding.

             COMPOSITION OF THE INITIAL CUT-OFF DATE CONTRACT POOL

                                                                                         AVERAGE
                              INITIAL            WEIGHTED            WEIGHTED          STATISTICAL
                            STATISTICAL           AVERAGE             AVERAGE         CONTRACT POOL
                           CONTRACT POOL         ORIGINAL            REMAINING          PRINCIPAL
      NUMBER OF              PRINCIPAL             TERM                TERM              BALANCE
      CONTRACTS               BALANCE             (RANGE)             (RANGE)            (RANGE)
      ---------               -------             -------             -------            -------
79,033                     $764,404,037         53.3 months         39.7 months          $9,672
                                               (6 months to         (1 month to         ($0.02 to
                                                196 months)         120 months)        $6,946,090)

                               TYPE OF CONTRACTS

                                                            INITIAL      % OF INITIAL
                                                          STATISTICAL     STATISTICAL
                                AGGREGATE   % OF TOTAL   CONTRACT POOL   CONTRACT POOL
                                NUMBER OF   NUMBER OF      PRINCIPAL       PRINCIPAL
TYPE OF CONTRACT                CONTRACTS   CONTRACTS       BALANCE         BALANCE
----------------                ---------   ---------       -------         -------
True Leases...................   51,284        64.89%    $462,720,356        60.53%
Finance Leases................   26,027        32.93      264,250,984        34.57
Loans/Conditional Sales.......    1,722         2.18       37,432,698         4.90
                                 ------       ------     ------------       ------
    Total.....................   79,033       100.00%    $764,404,037       100.00%
                                 ------       ------     ------------       ------
                                 ------       ------     ------------       ------

                             GEOGRAPHICAL DIVERSITY

Alabama............................      832         1.05%    $  6,340,107         0.83%
Alaska.............................      136         0.17          769,315         0.10
Arizona............................    1,034         1.31       10,195,616         1.33
Arkansas...........................      363         0.46        3,530,758         0.46
California.........................   10,462        13.24      108,060,022        14.14
Colorado...........................    1,502         1.90       14,769,036         1.93
Connecticut........................    1,085         1.37       11,043,941         1.44
Delaware...........................      233         0.29        2,197,550         0.29
District Of Columbia...............      600         0.76        5,489,453         0.72
Florida............................    5,202         6.58       43,979,207         5.75
Georgia............................    2,458         3.11       20,325,372         2.66
Hawaii.............................      249         0.32        1,331,545         0.17
Idaho..............................      252         0.32        1,987,159         0.26
Illinois...........................    3,893         4.93       43,274,784         5.66
Indiana............................    1,108         1.40       11,025,912         1.44
Iowa...............................      714         0.90        5,619,616         0.74
Kansas.............................      426         0.54        4,521,390         0.59
Kentucky...........................      588         0.74        4,384,602         0.57
Louisiana..........................      423         0.54        2,989,558         0.39
Maine..............................      142         0.18          735,183         0.10
Maryland...........................    1,456         1.84       12,480,601         1.63
Massachusetts......................    2,889         3.66       28,994,453         3.79
Michigan...........................    3,196         4.04       29,304,535         3.83
Minnesota..........................    1,256         1.59       11,206,310         1.47
Mississippi........................      429         0.54        2,445,352         0.32
Missouri...........................      859         1.09        9,116,809         1.19
Montana............................      202         0.26        1,242,843         0.16
Nebraska...........................      297         0.38        2,375,855         0.31
Nevada.............................      423         0.54        5,085,933         0.67
New Hampshire......................      485         0.61        4,744,826         0.62
New Jersey.........................    5,531         7.00       61,705,107         8.07
New Mexico.........................      363         0.46        2,721,496         0.36
New York...........................    7,303         9.24       70,958,214         9.28
North Carolina.....................    1,921         2.43       17,299,664         2.26
North Dakota.......................       86         0.11          562,964         0.07
Ohio...............................    2,355         2.98       24,410,657         3.19
Oklahoma...........................      530         0.67        5,613,967         0.73
Oregon.............................      914         1.16        6,176,619         0.81
Pennsylvania.......................    3,678         4.65       29,833,627         3.90
Puerto Rico........................        1         0.00            2,788         0.00
Rhode Island.......................      292         0.37        2,214,459         0.29
South Carolina.....................      826         1.05        6,773,288         0.89
South Dakota.......................       88         0.11          610,916         0.08
Tennessee..........................    1,235         1.56       10,909,614         1.43
Texas..............................    5,281         6.68       63,298,171         8.28
Utah...............................      482         0.61        7,045,493         0.92
Vermont............................      195         0.25        1,432,274         0.19
Virginia...........................    1,841         2.33       18,562,470         2.43
Washington.........................    1,548         1.96       13,305,140         1.74
West Virginia......................      258         0.33        1,400,967         0.18
Wisconsin..........................    1,002         1.27        9,330,302         1.22
Wyoming............................      109         0.14          668,197         0.09
                                      ------       ------     ------------       ------
    Total..........................   79,033       100.00%    $764,404,037       100.00%
                                      ------       ------     ------------       ------
                                      ------       ------     ------------       ------

                                 PAYMENT STATUS

                                                            INITIAL      % OF INITIAL
                                                          STATISTICAL     STATISTICAL
                                AGGREGATE   % OF TOTAL   CONTRACT POOL   CONTRACT POOL
                                NUMBER OF   NUMBER OF      PRINCIPAL       PRINCIPAL
DAYS DELINQUENT                 CONTRACTS   CONTRACTS       BALANCE         BALANCE
---------------                 ---------   ---------       -------         -------
Current, including 1 to 30 day
  delinquent contracts........   76,208        96.43%    $732,031,943        95.77%
31 - 60 days delinquent.......    2,825         3.57       32,372,094         4.23
                                 ------       ------     ------------       ------
    Total.....................   79,033       100.00%    $764,404,037       100.00%
                                 ------       ------     ------------       ------
                                 ------       ------     ------------       ------

                               TYPES OF EQUIPMENT

                                                            INITIAL      % OF INITIAL
                                                          STATISTICAL     STATISTICAL
                                AGGREGATE   % OF TOTAL   CONTRACT POOL   CONTRACT POOL
                                NUMBER OF   NUMBER OF      PRINCIPAL       PRINCIPAL
TYPE OF EQUIPMENT               CONTRACTS   CONTRACTS       BALANCE         BALANCE
-----------------               ---------   ---------       -------         -------
Computer......................   37,152        47.01%    $309,300,132        40.46%
Telecommunications............   31,407        39.74      280,436,798        36.69
Medical.......................      673         0.85       45,839,681         6.00
Office Equipment..............    3,536         4.47       29,710,085         3.89
Construction..................      870         1.10       22,186,049         2.90
Manufacturing.................      722         0.91       16,304,750         2.13
Computer Software.............      162         0.20       14,882,453         1.95
Printing......................      762         0.96       11,200,139         1.47
Transportation................      189         0.24        6,509,914         0.85
Automotive Diagnostic
  Equipment...................    1,145         1.45        4,186,952         0.55
Commercial Retail Fixtures....      117         0.15        3,000,092         0.39
Resources.....................       11         0.01        1,061,007         0.14
Industrial....................       85         0.11          520,726         0.07
Other.........................    2,202         2.79       19,265,260         2.52
                                 ------       ------     ------------       ------
    Total.....................   79,033       100.00%    $764,404,037       100.00%
                                 ------       ------     ------------       ------
                                 ------       ------     ------------       ------

As shown in the table above, the depositor's records list 2.52% of the initial statistical contract pool principal balance in the category of 'Other' equipment. The depositor has not analyzed the contracts included in the category 'Other' in the above table to determine whether or not the contracts included in it could be grouped into some other more specific type of equipment category.

                          REMAINING CONTRACT BALANCES

                                                               INITIAL      % OF INITIAL
                                                             STATISTICAL     STATISTICAL
                                   AGGREGATE   % OF TOTAL   CONTRACT POOL   CONTRACT POOL
                                   NUMBER OF   NUMBER OF      PRINCIPAL       PRINCIPAL
REMAINING CONTRACT BALANCE         CONTRACTS   CONTRACTS       BALANCE         BALANCE
--------------------------         ---------   ---------       -------         -------
       0.01 to     5,000.00.....   49,156        62.20%    $104,088,798        13.62%
   5,000.01 to    10,000.00.....   14,636        18.52       93,018,149        12.17
  10,000.01 to    15,000.00.....    5,267         6.66       57,720,556         7.55
  15,000.01 to    25,000.00.....    4,118         5.21       70,983,600         9.29
  25,000.01 to    50,000.00.....    3,361         4.25      103,771,515        13.58
  50,000.01 to   100,000.00.....    1,481         1.87       89,731,063        11.74
 100,000.01 to   150,000.00.....      417         0.53       43,856,739         5.74
 150,000.01 to   250,000.00.....      270         0.34       44,956,190         5.88
 250,000.01 to   500,000.00.....      202         0.26       59,114,872         7.73
 500,000.01 to 1,000,000.00.....       99         0.13       56,185,995         7.35
Over 1,000,000.01...............       26         0.03       40,976,561         5.36
                                   -------      -------    -------------      -------
    Total.......................   79,033       100.00%    $764,404,037       100.00%
                                   -------      -------    -------------      -------
                                   -------      -------    -------------      -------

                          REMAINING TERMS OF CONTRACTS

                                                            INITIAL      % OF INITIAL
                                                          STATISTICAL     STATISTICAL
                                AGGREGATE   % OF TOTAL   CONTRACT POOL   CONTRACT POOL
                                NUMBER OF   NUMBER OF      PRINCIPAL       PRINCIPAL
REMAINING TERMS OF CONTRACTS    CONTRACTS   CONTRACTS       BALANCE         BALANCE
----------------------------    ---------   ---------       -------         -------
(MONTHS)
  1 -  12.....................   18,010        22.79%    $ 61,726,836         8.08%
 13 -  24.....................   14,052        17.78      112,588,051        14.73
 25 -  36.....................   34,089        43.13      296,020,695        38.73
 37 -  48.....................    4,966         6.28       73,765,695         9.65
 49 -  60.....................    7,503         9.49      170,417,295        22.29
 61 -  72.....................      305         0.39        8,252,873         1.08
 73 -  84.....................       51         0.06       11,216,385         1.47
 85 -  96.....................        2         0.00          647,443         0.08
 97 - 120.....................       55         0.07       29,768,764         3.89
                                 ------       ------     ------------       ------
    Total.....................   79,033       100.00%    $764,404,037       100.00%
                                 ------       ------     ------------       ------
                                 ------       ------     ------------       ------

                                TYPES OF OBLIGOR

                                                            INITIAL      % OF INITIAL
                                                          STATISTICAL     STATISTICAL
                                AGGREGATE   % OF TOTAL   CONTRACT POOL   CONTRACT POOL
                                NUMBER OF   NUMBER OF      PRINCIPAL       PRINCIPAL
SERVICE ORGANIZATIONS           CONTRACTS   CONTRACTS       BALANCE         BALANCE
---------------------           ---------   ---------       -------         -------
Service Organizations.........   28,971        36.66%    $253,156,912        33.12%
Manufacturing.................    7,681         9.72      115,150,435        15.06
Retail & Wholesale............   12,633        15.98      110,803,828        14.50
Professional..................    5,170         6.54       69,990,077         9.16
Financial Services............    5,108         6.46       56,424,341         7.38
Transportation................    2,995         3.79       44,846,125         5.87
Medical.......................    1,244         1.57       16,871,596         2.21
Construction..................    2,923         3.70       16,796,716         2.20
Resources.....................      793         1.00        4,055,482         0.53
Print Center..................      355         0.45        3,073,170         0.40
Government....................      180         0.23        2,167,505         0.28
Machine Tools.................       49         0.06        1,512,211         0.20
Other.........................   10,931        13.83       69,555,642         9.10
                                 ------       ------     ------------       ------
    Total.....................   79,033       100.00%    $764,404,037       100.00%
                                 ------       ------     ------------       ------
                                 ------       ------     ------------       ------

As shown in the table above, the depositor's records list 9.10% of the initial statistical contract pool principal balance in the category of 'Other' obligor. The depositor notes that the collateral securing approximately 6.32% of the statistical contract pool principal balance represents small ticket computer equipment typically leased to small businesses. The remaining 'Other' obligor category represents approximately 2.78% of the initial statistical contract pool principal balance. The depositor has not analyzed this category to determine whether or not the contracts included in it could be grouped into some other more specific type of obligor category.

                             OBLIGOR CONCENTRATION

                               AGGREGATE     INITIAL STATISTICAL     % OF INITIAL STATISTICAL
OBLIGORS (INCLUDING CONTRACTS  NUMBER OF   CONTRACT POOL PRINCIPAL   CONTRACT POOL PRINCIPAL
     SECURING VENDOR LOANS)    CONTRACTS           BALANCE                   BALANCE
     ---------------------     ---------           -------                   -------
Top 5.......................   451               $28,522,845                   3.73%

STATISTICS RELATING TO DELINQUENCIES AND DEFAULTS

    The following table sets forth the delinquency experience at December 31st for the years 1995 to 1999 of the portfolios of receivables, similar to the contracts, originated and serviced by the originators. The originators listed on page S-5 used the underwriting standards described in the accompanying prospectus under the section titled 'The Originators -- Underwriting -- General' and under the section titled 'The Seller and the Originators' in this prospectus supplement for all of these receivables. For these purposes, a 'delinquency' means that the obligor on the contract has failed to make a required scheduled payment in an amount equal to at least 90% of the required scheduled payment within 30 days of the due date. For these purposes, any payment made by the obligor on a contract subsequent to the required payment date is applied to the earliest payment which was unpaid. Contracts included in the pool to be securitized are no more than 60 days delinquent as of the initial cut-off date. These statistics are not necessarily indicative of the future performance of the contracts. Depending on the originator and the period, the statistics for the following table are based on the net investment or gross receivable of the contracts. Net investment is the sum of all payments plus any expected equipment residual value under a contract discounted to present value using the contract's implicit interest rate. The gross receivable is the undiscounted sum of all payments under a contract. The delinquency percentage is calculated by dividing the dollar amount of the contract balance delinquent by the total contract balance.

                             CONTRACT DELINQUENCIES

                                                     PERCENTAGE OF CONTRACT BALANCES
                                                          WHICH WERE DELINQUENT
                                                 ---------------------------------------
                                   CONTRACT      31 TO 60   61 TO 90    OVER 90
AT                                 BALANCE         DAYS       DAYS       DAYS      TOTAL
--                                 -------         ----       ----       ----      -----
                                (IN THOUSANDS)
12/31/1995....................    $5,118,569      3.05%      0.72%       1.07%     4.84%
12/31/1996....................    $5,761,927      3.68%      0.98%       1.21%     5.88%
12/31/1997....................    $6,318,858      2.79%      0.89%       1.12%     4.80%
12/31/1998....................    $7,647,518      4.30%      1.30%       1.95%     7.55%
12/31/1999....................    $9,973,484      3.83%      1.46%       2.15%     7.44%

                             LOSSES AND RECOVERIES

    The following table shows statistics for gross losses and losses net of recoveries on defaulted contracts within the originators' portfolios of receivables, similar to the contracts, originated and serviced by the originators during the twelve-month period ending December 31 in each of the past five years. Gross losses means total losses before recoveries measured against the net investment of the contracts, gross of any allowance for losses. Net losses means losses after recoveries measured against the net investment of the contracts, gross of any allowance for losses. These statistics are not necessarily indicative of the future performance of the contracts.

                                  AGGREGATE NET    GROSS LOSSES AS A    NET LOSSES AS A
                                  INVESTMENT OF    PERCENTAGE OF NET   PERCENTAGE OF NET
TWELVE MONTHS ENDED                 CONTRACTS         INVESTMENT          INVESTMENT
-------------------                 ---------         ----------          ----------
                                 (IN THOUSANDS)
12/31/1995.....................    $4,659,212            1.58%               1.16%
12/31/1996.....................    $5,690,551            1.67%               1.33%
12/31/1997.....................    $6,426,531            1.60%               1.25%
12/31/1998.....................    $7,690,990            1.52%               1.14%
12/31/1999.....................    $9,973,484            1.52%               1.25%

    The data presented in the preceding tables are for illustrative purposes only. Such data relate to the performance of the portfolio of receivables, similar to the contracts, originated and serviced by the originators, and are not historical data regarding the contracts alone, since the contracts constitute only a portion of the originators portfolio.

TWELVE MONTHS ENDED 12/31/99 VERSUS TWELVE MONTHS ENDED 12/31/98

    The amounts classified as delinquent as a percentage of the originators' owned and managed portfolios decreased from 7.55% to 7.44% while the over 90-day delinquencies increased from 1.95% to 2.15%. The delinquency levels are still relatively high versus historical trends which is directly attributed to integration issues related to Newcourt's acquisition of AT&T Capital Corporation. During 1999 Newcourt converted several portfolios to new lease accounting systems, and moved some of its small to mid ticket collection activities to a centralized call center located in Memphis, Tennessee. These moves resulted in an increase in administrative delinquencies due to payment misapplications and billing errors. The distraction surrounding the CIT acquisition of Newcourt in 1999 also contributed to higher than historical delinquency levels. Upon the acquisition of Newcourt by CIT, a comprehensive review of the current collection systems was undertaken. It has been determined that in 2000 the Memphis call center will be discontinued and collection activity for some of the originators small and mid ticket portfolios will be moved in phases to the applicable 'origination center.' During this time period, management believes that there will continue to be higher than average delinquencies for those portfolios being moved, but the move is intended ultimately to result in more efficient collection performance as portfolios are aligned with their origination unit.

    Net losses as a percentage of the originators' owned and managed portfolios increased from 1.14% to 1.25%. This is mainly attributed to the increase in defaults associated with contracts delinquent more than 180 days (managed contracts delinquent more than 180 days are required to be written off pursuant to the securitization transaction documents) due to the issues described above. The servicer is currently addressing these issues through the movement of collection activity described above and other collection initiatives. The originators' owned and managed portfolios increased approximately 30% from $7.691 billion to $9.973 billion due to normal growth in the amounts of contracts originated or acquired.

TWELVE MONTHS ENDED 12/31/98 VERSUS TWELVE MONTHS ENDED 12/31/97

    The amounts classified as delinquent as a percentage of the originators' owned and managed portfolios increased from 4.80% to 7.55%. The increase in delinquencies is directly attributable to integration issues related to the consolidation of offices, systems conversions and changes in business names relating to Newcourt's acquisition of AT&T Capital Corporation in early 1998. See 'Newcourt Credit Group Inc. -- Acquisitions' in the accompanying prospectus. Net losses as a percentage of the originators' owned and managed portfolios decreased slightly from 1.25% to 1.14%. The slight decrease is not attributable to any one factor and the depositor has no basis to predict, and offers no assurances as to, whether net losses as a percentage of the originators' owned and managed portfolios will continue to decrease in subsequent periods. The originators' owned and managed portfolios increased approximately 20% from $6.427 billion to $7.691 billion due to normal growth in the amounts of contracts originated or acquired.

TWELVE MONTHS ENDED 12/31/97 VERSUS TWELVE MONTHS ENDED 12/31/96

    The amounts classified as delinquent as a percentage of the originators' owned and managed portfolios decreased from 5.88% to 4.80%. This decrease is attributable to the prior year's experience having been adverse due to integration issues following the acquisition of AT&T Capital Corporation by Hercules Holdings (Cayman) Limited in October 1996. These integration issues adversely affected the portfolios of the originator subsidiaries of AT&T Capital Corporation (which was acquired by Newcourt in 1998). Net losses as a percentage of the originators' owned and managed portfolios decreased slightly from 1.33% to 1.25%. The slight decrease is not attributable to any one factor and the depositor has no basis to predict, and offers no assurances as to, whether net losses as a percentage of the originators' owned and managed portfolios will continue to decrease in subsequent periods. The originators' owned and managed portfolios increased approximately 13% from $5.691 billion to $6.427 billion due to normal growth in the amounts of contracts originated or acquired.

                     SCHEDULED CASHFLOWS FROM THE CONTRACTS

     COLLECTION          SCHEDULED
       PERIOD             CASHFLOW
       ------             --------
April 2000...........  $36,652,099.22
May 2000.............   30,546,225.03
June 2000............   30,687,767.44
July 2000............   30,811,585.13
August 2000..........   28,525,134.78
September 2000.......   27,894,817.79
October 2000.........   28,074,824.98
November 2000........   26,253,502.14
December 2000........   25,725,044.27
January 2001.........   26,066,463.87
February 2001........   24,572,345.28
March 2001...........   23,161,881.16
April 2001...........   23,280,723.32
May 2001.............   21,203,357.10
June 2001............   20,739,888.09
July 2001............   21,048,774.48
August 2001..........   18,997,843.91
September 2001.......   18,382,230.67
October 2001.........   19,313,551.83
November 2001........   17,873,619.32
December 2001........   17,853,864.07
January 2002.........   18,535,010.61
February 2002........   17,627,860.07
March 2002...........   16,454,854.94
April 2002...........   16,668,126.89
May 2002.............   15,640,313.58
June 2002............   16,347,937.22
July 2002............   16,408,647.51
August 2002..........   15,240,748.80
September 2002.......   14,962,339.31
October 2002.........   15,293,417.50
November 2002........   14,200,129.87
December 2002........   13,532,388.23
January 2003.........   11,793,830.42
February 2003........    9,528,218.68
March 2003...........    7,662,758.35
April 2003...........    6,305,225.49
May 2003.............    6,144,266.73
June 2003............    6,263,180.27
July 2003............    6,082,728.40
August 2003..........    5,810,945.95
September 2003.......  $ 5,603,828.85
October 2003.........    5,523,837.72
November 2003........    5,426,344.81
December 2003........    5,206,231.63
January 2004.........    4,981,523.82
February 2004........    4,761,169.68
March 2004...........    4,481,015.53
April 2004...........    4,333,437.45
May 2004.............    4,303,942.57
June 2004............    4,161,199.39
July 2004............    4,122,990.03
August 2004..........    3,975,723.47
September 2004.......    3,888,388.12
October 2004.........    3,788,368.24
November 2004........    3,387,076.08
December 2004........    2,858,250.43
January 2005.........    2,213,459.34
February 2005........    1,567,689.69
March 2005...........      921,588.63
April 2005...........      708,557.09
May 2005.............      721,447.72
June 2005............      658,712.88
July 2005............      633,329.58
August 2005..........      629,523.70
September 2005.......      626,831.82
October 2005.........      628,101.70
November 2005........      613,773.73
December 2005........      599,669.24
January 2006.........      595,147.54
February 2006........      585,600.40
March 2006...........      598,268.15
April 2006...........      564,971.41
May 2006.............      564,971.41
June 2006............      564,971.41
July 2006............      564,971.41
August 2006..........      561,317.37
September 2006.......      561,287.00
October 2006.........      561,287.00
November 2006........      596,614.67
December 2006........      515,976.84
January 2007.........  $   559,337.08
February 2007........      547,477.48
March 2007...........      470,511.83
April 2007...........      376,947.51
May 2007.............      376,947.51
June 2007............      376,947.51
July 2007............      376,947.51
August 2007..........      376,947.51
September 2007.......      376,947.51
October 2007.........      376,947.51
November 2007........      376,947.51
December 2007........      376,947.51
January 2008.........      376,947.51
February 2008........      357,947.51
March 2008...........      367,679.53
April 2008...........      367,679.53
May 2008.............      367,679.53
June 2008............      367,679.53
July 2008............      367,679.53
August 2008..........      367,679.53
September 2008.......      367,679.53
October 2008.........      367,679.53
November 2008........      367,679.53
December 2008........      367,679.53
January 2009.........      367,679.53
February 2009........      367,679.53
March 2009...........      367,679.53
April 2009...........      367,679.53
May 2009.............      367,679.53
June 2009............      367,679.53
July 2009............      367,679.53
August 2009..........      367,679.53
September 2009.......      367,679.53
October 2009.........      365,898.53
November 2009........      365,898.53
December 2009........      362,851.71
January 2010.........      534,213.96
February 2010........      177,612.33
March 2010...........       79,192.86
April 2010...........            0.00

                       WEIGHTED AVERAGE LIFE OF THE NOTES

    The rate of payments on contracts will directly affect

        the rate of note principal payments,

        the aggregate amount of each note interest payment, and

        the yield to maturity of the notes.

    The payments on the contracts may be in the form of payments scheduled to be made under the terms of the contracts, prepayments or liquidations due to default, casualty and other events which cannot be predicted. Newcourt Financial USA may purchase contracts from the owner trust if the contracts were ineligible for transfer at the time of transfer to the owner trust. Any payments for these reasons, other than scheduled payments may result in distributions to you of amounts which would otherwise have been distributed over the remaining term of the contracts. Each prepayment, liquidation or repurchase of a contract, if the contract is not replaced by the depositor with a comparable substitute contract as described under 'The Contracts -- Substitution of Contracts' in the accompanying prospectus, will shorten the weighted average remaining term of the contracts and the weighted average life of the notes. See 'Risk
Factors -- Contract Prepayments, Ineligibility or Default May Cause Earlier Repayment of the Notes Than You Expect and You May Not be Able to Find Investments with the Same Yield as the Notes at the Time of Repayment' in the accompanying prospectus.

    The following charts set forth the percentage of the initial principal amount of each class of notes which would be outstanding on the distribution dates set forth below assuming the conditional prepayment rates ('CPR') indicated in the chart. This information is hypothetical. The CPR assumes that a fraction of the outstanding contracts is prepaid on each payment date, which implies that each contract in the pool of contracts is equally likely to prepay. This fraction, expressed as a percentage, is annualized to arrive at the CPR for the contracts. The CPR measures prepayments based on the contract pool principal balance, after the payment of all payments scheduled to be made under the terms of the contracts during each collection period. The CPR further assumes that all contracts are the same size and amortize at the same rate. The CPR also assumes that each contract will be either paid as scheduled or prepaid in full. The amounts set forth below are based upon the timely receipt of scheduled monthly contract payments, and assume that:

     the seller exercises its option to cause a redemption of the notes when the aggregate note principal balance is less than 10% of the initial aggregate discounted contract balance of the contracts, and the closing date for the sale of the contracts to the owner trust is May 9, 2000.

    These tables are based upon the statistical contract pool principal balance determined using the Statistical Discount Rate of 7.745%. In addition, it is assumed for the purposes of these tables only, that the owner trust issues the notes in the following initial principal amounts:

CLASS                                     INITIAL PRINCIPAL AMOUNT
-----                                     ------------------------
A-1.....................................        $290,473,534
A-2a....................................        $145,236,767
A-2b....................................        $145,236,767
A-3.....................................        $189,189,999
A-4.....................................        $ 93,639,495
B.......................................        $ 11,466,061
C.......................................        $ 15,288,081
D.......................................        $ 19,110,101

                      PERCENTAGE OF THE INITIAL PRINCIPAL
                             OF THE CLASS A-1 NOTES

                                                                             CPR
                                                          ------------------------------------------
                      PAYMENT DATE                          0%       4%       9%      14%      18%
                      ------------                          --       --       --      ---      ---
Closing Date............................................  100.00   100.00   100.00   100.00   100.00
May 2000................................................   89.08    88.93    87.88    86.77    85.85
June 2000...............................................   80.19    79.83    77.81    75.70    73.94
July 2000...............................................   71.20    70.69    67.79    64.77    62.26
August 2000.............................................   62.10    61.52    57.82    54.00    50.82
September 2000..........................................   53.74    53.07    48.66    44.09    40.33
October 2000............................................   45.53    44.84    39.77    34.55    30.27
November 2000...........................................   37.22    36.55    30.90    25.12    20.39
December 2000...........................................   29.47    28.84    22.67    16.38    11.26
January 2001............................................   21.86    21.30    14.67     7.95     2.50
February 2001...........................................   14.08    13.66     6.64     0.00     0.00
March 2001..............................................    6.76     6.49     0.00     0.00     0.00
April 2001..............................................    0.00     0.00     0.00     0.00     0.00
---------
Weighted Average Life To Call (in years)................    0.46     0.45     0.41     0.37     0.35
Weighted Average Life to Maturity (in years)............    0.46     0.45     0.41     0.37     0.35

                      PERCENTAGE OF THE INITIAL PRINCIPAL
                            OF THE CLASS A-2A NOTES

                                                                             CPR
                                                          ------------------------------------------
                      PAYMENT DATE                          0%       4%       9%      14%      18%
                      ------------                          --       --       --      ---      ---
Closing Date............................................  100.00   100.00   100.00   100.00   100.00
May 2000................................................  100.00   100.00   100.00   100.00   100.00
June 2000...............................................  100.00   100.00   100.00   100.00   100.00
July 2000...............................................  100.00   100.00   100.00   100.00   100.00
August 2000.............................................  100.00   100.00   100.00   100.00   100.00
September 2000..........................................  100.00   100.00   100.00   100.00   100.00
October 2000............................................  100.00   100.00   100.00   100.00   100.00
November 2000...........................................  100.00   100.00   100.00   100.00   100.00
December 2000...........................................  100.00   100.00   100.00   100.00   100.00
January 2001............................................  100.00   100.00   100.00   100.00   100.00
February 2001...........................................  100.00   100.00   100.00   100.00   100.00
March 2001..............................................    0.00     0.00     0.00     0.00     0.00
---------
Weighted Average Life To Call (in years)................    0.86     0.86     0.86     0.86     0.86
Weighted Average Life to Maturity (in years)............    0.86     0.86     0.86     0.86     0.86

                      PERCENTAGE OF THE INITIAL PRINCIPAL
                            OF THE CLASS A-2B NOTES

                                                                             CPR
                                                          ------------------------------------------
                      PAYMENT DATE                          0%       4%       9%      14%      18%
                      ------------                          --       --       --      ---      ---
Closing Date............................................  100.00   100.00   100.00   100.00   100.00
May 2000................................................  100.00   100.00   100.00   100.00   100.00
June 2000...............................................  100.00   100.00   100.00   100.00   100.00
July 2000...............................................  100.00   100.00   100.00   100.00   100.00
August 2000.............................................  100.00   100.00   100.00   100.00   100.00
September 2000..........................................  100.00   100.00   100.00   100.00   100.00
October 2000............................................  100.00   100.00   100.00   100.00   100.00
November 2000...........................................  100.00   100.00   100.00   100.00   100.00
December 2000...........................................  100.00   100.00   100.00   100.00   100.00
January 2001............................................  100.00   100.00   100.00   100.00   100.00
February 2001...........................................  100.00   100.00   100.00   100.00   100.00
March 2001..............................................  100.00   100.00    98.26    83.47    71.58
April 2001..............................................  100.00    99.52    84.20    68.87    56.61
May 2001................................................   98.70    86.00    70.20    54.46    41.93
June 2001...............................................   86.87    73.77    57.52    41.43    28.66
July 2001...............................................   75.26    61.83    45.23    28.87    15.94
August 2001.............................................   63.38    49.71    32.88    16.36     3.37
September 2001..........................................   52.75    38.84    21.80     5.14     0.00
October 2001............................................   42.45    28.36    11.16     0.00     0.00
November 2001...........................................   31.48    17.32     0.10     0.00     0.00
December 2001...........................................   21.37     7.16     0.00     0.00     0.00
January 2002............................................   11.21     0.00     0.00     0.00     0.00
February 2002...........................................    0.54     0.00     0.00     0.00     0.00
March 2002..............................................    0.00     0.00     0.00     0.00     0.00
---------
Weighted Average Life to Call (in years)................    1.43     1.33     1.22     1.11     1.05
Weighted Average Life to Maturity (in years)............    1.43     1.33     1.22     1.11     1.05

                      PERCENTAGE OF THE INITIAL PRINCIPAL
                             OF THE CLASS A-3 NOTES

                                                                             CPR
                                                          ------------------------------------------
                      PAYMENT DATE                          0%       4%       9%      14%      18%
                      ------------                          --       --       --      ---      ---
Closing Date............................................  100.00   100.00   100.00   100.00   100.00
May 2000................................................  100.00   100.00   100.00   100.00   100.00
June 2000...............................................  100.00   100.00   100.00   100.00   100.00
July 2000...............................................  100.00   100.00   100.00   100.00   100.00
August 2000.............................................  100.00   100.00   100.00   100.00   100.00
September 2000..........................................  100.00   100.00   100.00   100.00   100.00
October 2000............................................  100.00   100.00   100.00   100.00   100.00
November 2000...........................................  100.00   100.00   100.00   100.00   100.00
December 2000...........................................  100.00   100.00   100.00   100.00   100.00
January 2001............................................  100.00   100.00   100.00   100.00   100.00
February 2001...........................................  100.00   100.00   100.00   100.00   100.00
March 2001..............................................  100.00   100.00   100.00   100.00   100.00
April 2001..............................................  100.00   100.00   100.00   100.00   100.00
May 2001................................................  100.00   100.00   100.00   100.00   100.00
June 2001...............................................  100.00   100.00   100.00   100.00   100.00
July 2001...............................................  100.00   100.00   100.00   100.00   100.00
August 2001.............................................  100.00   100.00   100.00   100.00   100.00
September 2001..........................................  100.00   100.00   100.00   100.00    93.93
October 2001............................................  100.00   100.00   100.00    95.72    85.71
November 2001...........................................  100.00   100.00   100.00    87.28    77.34
December 2001...........................................  100.00   100.00    92.28    79.53    69.69
January 2002............................................  100.00    97.71    84.55    71.93    62.22
February 2002...........................................  100.00    89.61    76.61    64.20    54.70
March 2002..............................................   92.63    81.93    69.12    56.95    47.66
April 2002..............................................   85.37    74.80    62.19    50.25    41.19
May 2002................................................   77.96    67.57    55.22    43.59    34.48
June 2002...............................................   71.01    60.81    48.74    37.42    28.20
July 2002...............................................   63.66    53.73    42.03    30.70    21.83
August 2002.............................................   56.24    46.64    35.36    24.07    15.60
September 2002..........................................   49.35    40.07    28.81    17.99     9.90
October 2002............................................   42.56    33.21    22.45    12.12     4.43
November 2002...........................................   35.55    26.21    16.00     6.24     0.00
December 2002...........................................   28.63    19.72    10.06     0.84     0.00
January 2003............................................   22.02    13.56     4.45     0.00     0.00
February 2003...........................................   16.28     8.21     0.00     0.00     0.00
March 2003..............................................   11.70     3.94     0.00     0.00     0.00
April 2003..............................................    8.08     0.53     0.00     0.00     0.00
May 2003................................................    5.16     0.00     0.00     0.00     0.00
June 2003...............................................    2.30     0.00     0.00     0.00     0.00
July 2003...............................................    0.00     0.00     0.00     0.00     0.00
---------
Weighted Average Life To Call (in years)................    2.42     2.30     2.15     2.01     1.90
Weighted Average Life to Maturity (in years)............    2.42     2.30     2.15     2.01     1.90

                      PERCENTAGE OF THE INITIAL PRINCIPAL
                             OF THE CLASS A-4 NOTES

                                                                             CPR
                                                          ------------------------------------------
                      PAYMENT DATE                          0%       4%       9%      14%      18%
                      ------------                          --       --       --      ---      ---
Closing Date............................................  100.00   100.00   100.00   100.00   100.00
May 2000................................................  100.00   100.00   100.00   100.00   100.00
June 2000...............................................  100.00   100.00   100.00   100.00   100.00
July 2000...............................................  100.00   100.00   100.00   100.00   100.00
August 2000.............................................  100.00   100.00   100.00   100.00   100.00
September 2000..........................................  100.00   100.00   100.00   100.00   100.00
October 2000............................................  100.00   100.00   100.00   100.00   100.00
November 2000...........................................  100.00   100.00   100.00   100.00   100.00
December 2000...........................................  100.00   100.00   100.00   100.00   100.00
January 2001............................................  100.00   100.00   100.00   100.00   100.00
February 2001...........................................  100.00   100.00   100.00   100.00   100.00
March 2001..............................................  100.00   100.00   100.00   100.00   100.00
April 2001..............................................  100.00   100.00   100.00   100.00   100.00
May 2001................................................  100.00   100.00   100.00   100.00   100.00
June 2001...............................................  100.00   100.00   100.00   100.00   100.00
July 2001...............................................  100.00   100.00   100.00   100.00   100.00
August 2001.............................................  100.00   100.00   100.00   100.00   100.00
September 2001..........................................  100.00   100.00   100.00   100.00   100.00
October 2001............................................  100.00   100.00   100.00   100.00   100.00
November 2001...........................................  100.00   100.00   100.00   100.00   100.00
December 2001...........................................  100.00   100.00   100.00   100.00   100.00
January 2002............................................  100.00   100.00   100.00   100.00   100.00
February 2002...........................................  100.00   100.00   100.00   100.00   100.00
March 2002..............................................  100.00   100.00   100.00   100.00   100.00
April 2002..............................................  100.00   100.00   100.00   100.00   100.00
May 2002................................................  100.00   100.00   100.00   100.00   100.00
June 2002...............................................  100.00   100.00   100.00   100.00   100.00
July 2002...............................................  100.00   100.00   100.00   100.00   100.00
August 2002.............................................  100.00   100.00   100.00   100.00   100.00
September 2002..........................................  100.00   100.00   100.00   100.00   100.00
October 2002............................................  100.00   100.00   100.00   100.00   100.00
November 2002...........................................  100.00   100.00   100.00   100.00    97.96
December 2002...........................................  100.00   100.00   100.00   100.00    87.93
January 2003............................................  100.00   100.00   100.00    91.47    78.56
February 2003...........................................  100.00   100.00    99.18    82.62    70.47
March 2003..............................................  100.00   100.00    91.30    75.49     0.00
April 2003..............................................  100.00   100.00    84.98     0.00     0.00
May 2003................................................  100.00    95.48    79.81     0.00     0.00
June 2003...............................................  100.00    90.04    74.82     0.00     0.00
July 2003...............................................   98.70    84.49     0.00     0.00     0.00
August 2003.............................................   92.91    79.11     0.00     0.00     0.00
September 2003..........................................   87.37    73.99     0.00     0.00     0.00
October 2003............................................   82.02     0.00     0.00     0.00     0.00
November 2003...........................................   76.72     0.00     0.00     0.00     0.00
December 2003...........................................   71.49     0.00     0.00     0.00     0.00
January 2004............................................    0.00     0.00     0.00     0.00     0.00
---------
Weighted Average Life To Call (in years)................    3.62     3.38     3.14     2.91     2.81
Weighted Average Life to Maturity (in years)............    4.25     3.98     3.72     3.48     3.31

                      PERCENTAGE OF THE INITIAL PRINCIPAL
                              OF THE CLASS B NOTES

                                                                             CPR
                                                          ------------------------------------------
                      PAYMENT DATE                          0%       4%       9%      14%      18%
                      ------------                          --       --       --      ---      ---
Closing Date............................................  100.00   100.00   100.00   100.00   100.00
May 2000................................................  100.00    95.53    95.10    94.65    94.28
June 2000...............................................  100.00    91.85    91.03    90.18    89.46
July 2000...............................................  100.00    88.15    86.98    85.76    84.74
August 2000.............................................  100.00    84.44    82.95    81.40    80.12
September 2000..........................................  100.00    81.03    79.24    77.40    75.88
October 2000............................................  100.00    77.70    75.65    73.54    71.81
November 2000...........................................  100.00    74.35    72.07    69.73    67.82
December 2000...........................................  100.00    71.23    68.74    66.20    64.13
January 2001............................................  100.00    68.19    65.50    62.79    60.58
February 2001...........................................  100.00    65.10    62.26    59.40    57.08
March 2001..............................................  100.00    62.20    59.22    56.23    53.83
April 2001..............................................   97.09    59.48    56.38    53.28    50.80
May 2001................................................   59.31    56.74    53.55    50.37    47.84
June 2001...............................................   56.92    54.27    50.99    47.74    45.16
July 2001...............................................   54.57    51.86    48.50    45.20    42.58
August 2001.............................................   52.17    49.41    46.01    42.67    40.04
September 2001..........................................   50.02    47.21    43.77    40.40    37.76
October 2001............................................   47.94    45.09    41.62    38.24    35.60
November 2001...........................................   45.72    42.86    39.38    36.01    33.40
December 2001...........................................   43.68    40.81    37.33    33.97    31.38
January 2002............................................   41.63    38.76    35.29    31.97    29.41
February 2002...........................................   39.47    36.63    33.20    29.94    27.43
March 2002..............................................   37.42    34.60    31.23    28.03    25.58
April 2002..............................................   35.51    32.73    29.41    26.26    23.88
May 2002................................................   33.56    30.82    27.57    24.51    22.38
June 2002...............................................   31.73    29.04    25.86    22.88    22.38
July 2002...............................................   29.79    27.18    24.10    22.88    22.38
August 2002.............................................   27.84    25.31    22.34    22.88    22.38
September 2002..........................................   26.03    23.58    22.34    22.88    22.38
October 2002............................................   24.24    23.58    22.34    22.88    22.38
November 2002...........................................   22.39    23.58    22.34    22.88    22.38
December 2002...........................................   22.39    23.58    22.34    22.88    22.38
January 2003............................................   22.39    23.58    22.34    22.88    22.38
February 2003...........................................   22.39    23.58    22.34    22.88    22.38
March 2003..............................................   22.39    23.58    22.34    22.88     0.00
April 2003..............................................   22.39    23.58    22.34     0.00     0.00
May 2003................................................   22.39    23.58    22.34     0.00     0.00
June 2003...............................................   22.39    23.58    22.34     0.00     0.00
July 2003...............................................   22.39    23.58     0.00     0.00     0.00
August 2003.............................................   22.39    23.58     0.00     0.00     0.00
September 2003..........................................   22.39    23.58     0.00     0.00     0.00
October 2003............................................   22.39     0.00     0.00     0.00     0.00
November 2003...........................................   22.39     0.00     0.00     0.00     0.00
December 2003...........................................   22.39     0.00     0.00     0.00     0.00
January 2004............................................    0.00     0.00     0.00     0.00     0.00
---------
Weighted Average Life To Call (in years)................    1.90     1.59     1.45     1.34     1.28
Weighted Average Life to Maturity (in years)............    2.74     2.35     2.07     1.85     1.70

                      PERCENTAGE OF THE INITIAL PRINCIPAL
                              OF THE CLASS C NOTES

                                                                             CPR
                                                          ------------------------------------------
                      PAYMENT DATE                          0%       4%       9%      14%      18%
                      ------------                          --       --       --      ---      ---
Closing Date............................................  100.00   100.00   100.00   100.00   100.00
May 2000................................................  100.00    95.53    95.10    94.65    94.28
June 2000...............................................  100.00    91.85    91.03    90.18    89.46
July 2000...............................................  100.00    88.15    86.98    85.76    84.74
August 2000.............................................  100.00    84.44    82.95    81.40    80.12
September 2000..........................................  100.00    81.03    79.24    77.40    75.88
October 2000............................................  100.00    77.70    75.65    73.54    71.81
November 2000...........................................  100.00    74.35    72.07    69.73    67.82
December 2000...........................................  100.00    71.23    68.74    66.20    64.13
January 2001............................................  100.00    68.19    65.50    62.79    60.58
February 2001...........................................  100.00    65.10    62.26    59.40    57.08
March 2001..............................................  100.00    62.20    59.22    56.23    53.83
April 2001..............................................  100.00    59.48    56.38    53.28    50.80
May 2001................................................   59.31    56.74    53.55    50.37    47.84
June 2001...............................................   56.92    54.27    50.99    47.74    45.16
July 2001...............................................   54.57    51.86    48.50    45.20    42.58
August 2001.............................................   52.17    49.41    46.01    42.67    40.04
September 2001..........................................   50.02    47.21    43.77    40.40    37.76
October 2001............................................   47.94    45.09    41.62    38.24    35.60
November 2001...........................................   45.72    42.86    39.38    36.01    33.40
December 2001...........................................   43.68    40.81    37.33    33.97    31.38
January 2002............................................   41.63    38.76    35.29    31.97    29.41
February 2002...........................................   39.47    36.63    33.20    29.94    27.43
March 2002..............................................   37.42    34.60    31.23    28.03    25.58
April 2002..............................................   35.51    32.73    29.41    26.26    23.88
May 2002................................................   33.56    30.82    27.57    24.51    23.88
June 2002...............................................   31.73    29.04    25.86    22.88    23.88
July 2002...............................................   29.79    27.18    24.10    22.88    23.88
August 2002.............................................   27.84    25.31    22.34    22.88    23.88
September 2002..........................................   26.03    23.58    22.34    22.88    23.88
October 2002............................................   24.24    23.58    22.34    22.88    23.88
November 2002...........................................   22.39    23.58    22.34    22.88    23.88
December 2002...........................................   22.39    23.58    22.34    22.88    23.88
January 2003............................................   22.39    23.58    22.34    22.88    23.88
February 2003...........................................   22.39    23.58    22.34    22.88    23.88
March 2003..............................................   22.39    23.58    22.34    22.88     0.00
April 2003..............................................   22.39    23.58    22.34     0.00     0.00
May 2003................................................   22.39    23.58    22.34     0.00     0.00
June 2003...............................................   22.39    23.58    22.34     0.00     0.00
July 2003...............................................   22.39    23.58     0.00     0.00     0.00
August 2003.............................................   22.39    23.58     0.00     0.00     0.00
September 2003..........................................   22.39    23.58     0.00     0.00     0.00
October 2003............................................   22.39     0.00     0.00     0.00     0.00
November 2003...........................................   22.39     0.00     0.00     0.00     0.00
December 2003...........................................   22.39     0.00     0.00     0.00     0.00
January 2004............................................    0.00     0.00     0.00     0.00     0.00
---------
Weighted Average Life To Call (in years)................    1.91     1.59     1.45     1.34     1.29
Weighted Average Life to Maturity (in years)............    2.75     2.35     2.07     1.86     1.75

                      PERCENTAGE OF THE INITIAL PRINCIPAL
                              OF THE CLASS D NOTES

                                                                             CPR
                                                          ------------------------------------------
                      PAYMENT DATE                          0%       4%       9%      14%      18%
                      ------------                          --       --       --      ---      ---
Closing Date............................................  100.00   100.00   100.00   100.00   100.00
May 2000................................................  100.00    95.53    95.10    94.65    94.28
June 2000...............................................  100.00    91.85    91.03    90.18    89.46
July 2000...............................................  100.00    88.15    86.98    85.76    84.74
August 2000.............................................  100.00    84.44    82.95    81.40    80.12
September 2000..........................................  100.00    81.03    79.24    77.40    75.88
October 2000............................................  100.00    77.70    75.65    73.54    71.81
November 2000...........................................  100.00    74.35    72.07    69.73    67.82
December 2000...........................................  100.00    71.23    68.74    66.20    64.13
January 2001............................................  100.00    68.19    65.50    62.79    60.58
February 2001...........................................  100.00    65.10    62.26    59.40    57.08
March 2001..............................................  100.00    62.20    59.22    56.23    53.83
April 2001..............................................  100.00    59.48    56.38    53.28    50.80
May 2001................................................   59.31    56.74    53.55    50.37    47.84
June 2001...............................................   56.92    54.27    50.99    47.74    45.16
July 2001...............................................   54.57    51.86    48.50    45.20    42.58
August 2001.............................................   52.17    49.41    46.01    42.67    40.04
September 2001..........................................   50.02    47.21    43.77    40.40    37.76
October 2001............................................   47.94    45.09    41.62    38.24    35.60
November 2001...........................................   45.72    42.86    39.38    36.01    33.40
December 2001...........................................   43.68    40.81    37.33    33.97    31.38
January 2002............................................   41.63    38.76    35.29    31.97    29.41
February 2002...........................................   39.47    36.63    33.20    29.94    27.43
March 2002..............................................   37.42    34.60    31.23    28.03    25.58
April 2002..............................................   35.51    32.73    29.41    26.26    23.88
May 2002................................................   33.56    30.82    27.57    24.51    23.88
June 2002...............................................   31.73    29.04    25.86    22.88    23.88
July 2002...............................................   29.79    27.18    24.10    22.88    23.88
August 2002.............................................   27.84    25.31    22.34    22.88    23.88
September 2002..........................................   26.03    23.58    22.34    22.88    23.88
October 2002............................................   24.24    23.58    22.34    22.88    23.88
November 2002...........................................   22.39    23.58    22.34    22.88    23.88
December 2002...........................................   22.39    23.58    22.34    22.88    23.88
January 2003............................................   22.39    23.58    22.34    22.88    23.88
February 2003...........................................   22.39    23.58    22.34    22.88    23.88
March 2003..............................................   22.39    23.58    22.34    22.88     0.00
April 2003..............................................   22.39    23.58    22.34     0.00     0.00
May 2003................................................   22.39    23.58    22.34     0.00     0.00
June 2003...............................................   22.39    23.58    22.34     0.00     0.00
July 2003...............................................   22.39    23.58     0.00     0.00     0.00
August 2003.............................................   22.39    23.58     0.00     0.00     0.00
September 2003..........................................   22.39    23.58     0.00     0.00     0.00
October 2003............................................   22.39     0.00     0.00     0.00     0.00
November 2003...........................................   22.39     0.00     0.00     0.00     0.00
December 2003...........................................   22.39     0.00     0.00     0.00     0.00
January 2004............................................    0.00     0.00     0.00     0.00     0.00
---------
Weighted Average Life To Call (in years)................    1.91     1.59     1.45     1.34     1.29
Weighted Average Life to Maturity (in years)............    2.75     2.36     2.07     1.86     1.75

                              THE CIT GROUP, INC.

    The CIT Group, Inc. ('CIT'), a Delaware corporation, is a leading diversified commercial finance company with $51.4 billion of managed assets and $5.6 billion of stockholders' equity at December 31, 1999. CIT's principal executive offices are located at 1211 Avenue of the Americas, New York, New York 10036 and its telephone number is (212) 536-1390. CIT commenced operations in 1908 and has developed a broad array of 'franchise' businesses that focus on specific industries, asset types and markets, which are balanced by client, industry and geographic diversification.

    CIT's size, scope and diversification was expanded significantly when it acquired Newcourt Credit Group Inc. ('Newcourt') on November 15, 1999. As of the acquisition date, Newcourt had over $21.0 billion of managed assets. Newcourt, headquartered in Toronto, Canada, is a non-bank financial services enterprise, which originates, invests in and sells asset-based financing. Newcourt's origination activities focus on the commercial and corporate finance segments of the asset-based financing market through a global network of offices in 26 countries. This acquisition transaction combines the financial strength of CIT with Newcourt's broad technology-based leasing business and international platform.

    Prior to the acquisition of Newcourt, CIT had three business segments -- Equipment Financing and Leasing, Commercial Finance and Consumer. Following the completion of the acquisition, a fourth segment was created. The four segments as of December 31, 1999 were as follows:

        Equipment Financing and Leasing,

        Newcourt,

        Commercial Finance, and

        Consumer.

    Certain segments conduct their operations through strategic business units that market their products and services to satisfy the financing needs of specific customers, industries, vendors/manufacturers, and markets.

  NEWCOURT SEGMENT

    At December 31, 1999, the financing and leasing assets of CIT's Newcourt segment totaled $11.5 billion, representing 28.5% of CIT's total financing and leasing assets. Newcourt's origination activities focus on the commercial and corporate finance segments of the asset-based financing market through a global network. CIT conducts its Newcourt operations through two strategic business units:

        Vendor Technology Finance (formerly Newcourt Financial), and

        Structured Finance (formerly Newcourt Capital).

    All of the contracts have been originated or acquired by the Vendor Technology Finance business unit.

  VENDOR TECHNOLOGY FINANCE

    Financing and leasing assets of Vendor Technology Finance ('VTF') totaled $9.6 billion at December 31, 1999, and comprised 23.8% of CIT's total financing and leasing assets. On a managed asset basis, VTF totaled $15.9 billion or 30.9% of total managed assets. VTF is a newly acquired strategic business unit. VTF operates globally through operations in the United States, Canada, Europe, Latin America, Asia, and Australia, and serves many industries including a wide range of manufacturers. Additionally, VTF customers range from small-market businesses and consumers to large-sized companies.

    VTF builds alliances with industry-leading equipment vendors, including manufacturers, dealers and distributors, to deliver customized asset-based sales and financing solutions in more than 300 vendor programs. VTF offers credit financing to the manufacturer's customers for the purchase or lease of the manufacturer's products, while also offering enhanced sales tools to manufacturers and vendors, such as asset management services, efficient loan processing, and real-time credit adjudication. By working in partnership with its vendors, VTF is integrated with the vendor's business planning process and product offering systems. VTF has significant vendor programs in information technology and telecommunications.

    These vendor alliances are also characterized by the use of joint ventures, profit sharing and other transaction structures. In the case of joint ventures, through a contractual arrangement, VTF and the vendor combine activities into one business model in a distinct legal entity. Generally, these arrangements are accounted for on an equity basis, with profits and losses distributed according to the joint venture agreement. VTF also utilizes 'virtual joint ventures', whereby the assets are funded on balance sheet, while profits and losses are shared with the vendor. These types of strategic alliances are a key source of business for VTF. New business is also generated through intermediaries and other referral sources, as well as through direct end-user relationships.

                           THE SELLER AND ORIGINATORS

    The following updates and supercedes the section under the caption 'The Seller and Originators -- Underwriting and Servicing' in the accompanying prospectus on pages 26-33.

UNDERWRITING AND SERVICING

  CREDIT MANAGEMENT PHILOSOPHY

    In response to CIT's growing businesses, a corporate credit risk management group, which reports to the Chief Risk Officer, was formed in the fourth quarter of 1999 to oversee and manage credit risk throughout CIT. This group's structure includes senior credit executive alignment with each of the business units, as well as a senior executive with corporate-wide asset recovery and work-out responsibilities. This group reviews non-traditional transactions and transactions which are outside of established target market definitions and risk acceptance criteria or which exceed the strategic business units' credit authority. In addition, an Executive Credit Committee, which includes the Chairman and Chief Executive Officer, the Chief Risk Officer, and three members of the corporate credit risk management group, approves credits that are beyond the authority of the business units. The credit risk management group also includes an independent credit audit function.

    Each of CIT's business units has developed and implemented a formal credit management process in accordance with formal uniform guidelines established by the credit risk management group. VTF strives to manage risks in connection with its business, including credit risk and residual value risk associated with acquiring and holding contracts. The management of these risks is critical to the success of VTF. Each unit within VTF has in place policies, controls, systems and procedures intended to manage and limit these risks and promote early problem recognition and corrective action, as well as facilitate consistent portfolio performance measurements. CIT's credit risk management department periodically reviews these policies, controls, systems and procedures.

    VTF seeks to minimize its credit risk through diversification of its portfolio by customer, industry segment, equipment type, geographic location and transaction maturity. VTF's financing activities cover a wide range of equipment types, including, general equipment, telecommunications equipment, office equipment, information technology computer equipment, software and transportation equipment, and a large number of end-users located throughout the United States and, to a lesser extent, abroad.

  CREDIT APPROVAL

    Each unit within VTF has a chief credit officer who is responsible for overseeing the quality, integrity and performance of the unit's credit underwriting and portfolio quality. Before any transaction can be committed to, it must first qualify for credit approval under one of CIT's proprietary credit scoring models, or by a duly authorized credit officer in accordance with clearly defined authorities, policies and procedures. Each unit's chief credit officer has the responsibility of establishing credit policies appropriate for the unit's business and periodically reviewing its credit personnel's exercise of credit authority for adherence to the established credit policies. These credit policies must be consistent with CIT's overall credit policies.

    Credit authorities are set in order to enable individual credit officers to handle approximately 85-90% of the transactions flowing to them. This approach results in higher credit authorities reviewing approximately 10-15% of the transactions while ensuring oversight of an individual's judgment, credit skills and compliance with credit policy by more senior credit officials. Each unit's chief credit officer is empowered to establish credit authorities for qualified members of their credit staff for up to $500,000. Approval of new credit authorities up to $5,000,000 requires the approval of VTF's Chief Credit Officer in addition to the approval of the unit's chief credit officer. Approval of new credit authorities in excess of $5,000,000 also requires the approval of the president of VTF. Each unit within VTF has a set credit authority limit. These limits vary by unit based upon the size of the transactions encountered, the general risk profile, the unit's perceived skills and experience, and other factors. The largest such credit authority is $7,500,000.

    Approval by the VTF Chief Credit Officer is required for transactions in excess of an individual unit's credit authority. VTF's Chief Credit Officer reports all investment decisions involving amounts in excess of $10,000,000 to CIT's Executive Credit Committee each month. The Executive Credit Committee must approve amounts in excess of $35,000,000.

    The credit authority granted to approve transactions may not be delegated.

    Portfolio quality is monitored regularly to assess the overall condition of the portfolio and identify the major exposures and trends within the portfolio. Each originator utilizes the 'one obligor concept' in computing total credit exposure; this means that the level of credit authority required to approve an incremental transaction must be sufficient to approve the customer's total credit exposure. VTF tracks credit exposure in an automated fashion aggregating all originators' exposure to each customer including its subsidiaries, affiliates and commonly controlled companies. Unless otherwise specifically approved, credit approvals are valid for up to 180 days.

  UNDERWRITING -- GENERAL

    VTF's underwriting standards are intended to evaluate a prospective customer's credit standing and repayment ability. Credit decisions are made based upon the credit characteristics of the applicant, loss experience with comparable customers, the amount and terms and conditions of the proposed transaction and the type of equipment to be leased or financed. For almost all transactions under $50,000 credit scoring systems are utilized to make credit decisions. In a credit scoring system, a computer makes the initial credit decision after consideration of many variables from the credit application data and credit bureau information based on a statistical model of such originator's prior loss experience. VTF's proprietary credit scoring systems are designed to improve credit decisions on new lease applications, expedite response times to customers and increase business volume and portfolio profitability while maintaining credit quality.

    With respect to credit decisions for those transactions which are not based on credit scoring, each unit's credit officers conduct various credit investigations, including reference calling and the procurement and analysis of data from credit reporting agencies such as Dun & Bradstreet and other credit bureaus. In the case of larger sized transactions (generally over $100,000), each unit's credit officers will obtain and analyze financial statements from the potential customer. Analysis will be conducted to determine the reliability of the financial statements and to ascertain the financial condition and operating performance of the potential customer. Asset quality is carefully reviewed and compared to the information obtained from reference checking and credit reports. Cash flow is checked for reliability and adequacy to service funded debt maturities and other fixed charges. The financial analysis typically involves a review of the potential customer's leverage, profitability, liquidity and cash flow utilizing a variety of financial ratios and comparing the company to other companies its size in similar businesses. In this connection, various reference sources are utilized, such as Robert Morris Associates Annual Statement Studies. Additionally, information may be obtained from rating agencies, securities firms, Bloomberg and numerous other sources. The credit officer then prepares a written analysis summarizing the amount and terms of the credit request and setting forth the credit officer's recommendation including detailed supporting rationale. Alternative exit strategies, including an analysis of the value of the equipment as well as its essentiality of use, are also considered in the event the customer fails to honor its payment obligations. However, VTF does not impose rigid loan-to-value ratios in its underwriting processes, nor is a maximum loan-to-value ratio imposed.

    The credit approval will also set forth any conditions of approval such as personal or corporate guarantees, shorter lease terms, more advance payments or other credit enhancements, and it will dictate the necessary documentation. One of VTF's authorized credit officers must re-approve any subsequent modification of approval terms or required documentation. VTF also requires the credit personnel of each originator to rate the creditworthiness of each of the unit's customer accounts over $100,000 and, in connection therewith, to take into account other factors affecting the credit risk of a particular transaction, such as collateral value, credit enhancement and duration of the credit.

  UNDERWRITING -- ADVANCED CREDIT SCORING SYSTEMS

    In 1992, AT&T Capital Corporation commissioned the Bell Laboratories Operations Research Department to design decision support systems and associated strategies for credit risk management throughout the customer's financing life cycle. This life cycle approach, while commonplace in the consumer credit field, is not common in commercial leasing. This process developed and implemented three sets of decision support systems, covering each stage of the small ticket leasing life cycle:

        front-end credit decisions,

        credit line management, and

        delinquent account collections.

    See ' -- Collections' below. Each system includes

        a suite of statistically derived risk prediction models,

        a sequential decision strategy which determines the model to be used in each instance, and a risk based strategy which determines the optimal decision based upon the model results.

    The current front-end credit decisioning systems follow a series of steps including:

        the selection and electronic retrieval of credit bureau information,

        the quantification of credit risk, and

        the decision to accept, reject or manually review the credit applicant.

    The credit scoring systems are monitored using various reporting mechanisms and have been upgraded over time to incorporate the value of more recent data and to take advantage of improved statistical techniques. Overrides of credit scoring decisions are authorized by credit officers, but are discouraged unless additional information is uncovered which materially strengthens the transaction or if sufficient credit enhancements can be obtained to mitigate the risk. Operating units track overrides each month.

    In addition to credit scoring models developed by the Management Science team, the company also utilizes credit scoring models developed by companies such as Fair Isaac. Fair Isaac is a major credit scoring company and has a long history of building consumer, small business and related credit scoring models. The performance of these models is overseen by the Management Science Team.

    Under credit scoring, empirical data is used to develop specific parameters within a designated group to predict future delinquency and loss rates. By setting approval cut-offs at levels associated with predetermined default rates, VTF is able to control its risk acceptance within prescribed parameters.

  UNDERWRITING -- VENDOR PROGRAMS

    In initially establishing a program agreement or other form of financing arrangement with a vendor, VTF completes a formal underwriting review of the vendor to ensure that the vendor can perform the financial and other obligations contained in any vendor agreement. This review typically encompasses a financial review, a product review (including an analysis of market acceptance of the vendor's products) and a general operational and managerial review of the vendor. Vendors must generally be established in their field and must market industry accepted equipment or other products. The vendor must have sufficient financial resources to support the financing of the proposed relationship. VTF continually monitors these program agreements and performs a formal annual review of a vendor's financial condition for a vendor which generates a substantial amount of contracts involving direct or contingent vendor risk.

  DOCUMENTATION

    Contract documentation may include:

        a credit application,

        a signed lease/installment sale or financing agreement,

        a vendor invoice,

        initial lease/advance payment,

        proof of insurance, where relevant,

        delivery and acceptance acknowledgments, and

        financing statements.

    Filing of financing statements typically is required in the appropriate 'filing' jurisdiction if the fair market value of the equipment is at least $25,000 or, in the alternative, at least $50,000 if the equipment relates to a lease with a 'fair market value' purchase option.

  BILLING

    Billing for VTF's customers is generally handled by third parties, who prepare and mail monthly invoices. All customers are assigned a billing cycle, invoices are generated automatically and mailed out before the due date with the exception of end-users whose payment obligations are evidenced by payment coupon books or whose payments are automatically debited from their accounts. From time to time to facilitate customer needs, VTF will provide manual invoices. Monthly invoices include the scheduled payment, taxes, insurance and late charges, if any. The vast majority of contracts provide for level payments throughout their term. Substantially all customers forward payments to lockboxes with certain financial institutions.

  PORTFOLIO MONITORING

    Delinquency is tracked and calculated monthly for each major portfolio segment, including segmentation by classification of days past due. Credit losses are monitored each month and compared with credit losses for previous months and the corresponding month in a number of prior years.

    For transactions over $1,000,000, VTF endeavors to conduct annual reviews of customer financial condition and risk rating. Such annual reviews are conducted on transactions over $500,000 in the event of certain higher risk ratings. For certain transactions with companies that hold an investment grade rating by a public rating agency, the threshold for annual reviews is $5,000,000. All other transactions are monitored via the normal collection process, meaning that they would receive individual attention only if they became delinquent or for some other reason came to the attention of the company's credit and collections personnel. For example, a material adverse change in the financial condition of the obligor in the transaction would trigger an individual review.

    In addition to providing an initial credit review, ongoing credit review procedures exist to identify at an early stage those customers that may be experiencing financial difficulty. Credit personnel monitor these customers once they are identified and periodically make recommendations to the chief credit officer of the unit as to what remedial actions should be taken,

        what portion, if any, of total credit exposures should be written off, or whether a specific allocation should be made to the loss reserves.

  COLLECTIONS

    Each unit within VTF is responsible for the collection and management of their own portfolio. The methods which are used in collections varies somewhat by unit and are based largely upon the number of accounts and their average balances. For large portfolios of smaller dollar balances, collection management systems have been developed and deployed including outbound call management systems. The collection management systems prioritize delinquent accounts into automated queues using delinquent account scoring systems (also referred to as behavioral scoring). Telephone calls to delinquent accounts are automatically dialed by the system eliminating no answer and busy line calls (which are automatically rescheduled).

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
    Outside collection agencies and attorneys are frequently used to supplement collection activity. Typically an account is placed with an outside collection agency or attorney when it is 180 days or more past due. However, accounts past due less than 180 days may be placed with a collection agency or attorney depending upon the circumstances of its delinquency. Equipment may be repossessed at any time after the contractual default but repossession typically is not made until the account is past due between 90 and 180 days, or earlier if the equipment is determined to be at risk.

    During the past two years, Newcourt converted several of its portfolios to new lease accounting systems, and also moved some of its small to mid ticket collection activities into a centralized call center located in Memphis, Tennessee. The call center employs approximately 200 people (primarily collectors and customer service representative) and utilizes a Davox call management system and other collection technologies to collect on past due accounts.

    Upon the acquisition of Newcourt by CIT, a comprehensive review of the current collections systems was undertaken. A decision was made to re-align the collection activity of portfolios with the units that originated the portfolios. Each 'origination center' will have full responsibility for the origination and management of the applicable asset type. As a result, in keeping with the re-alignment strategy, the Memphis call center will be closed and portfolios currently collected in Memphis will be moved in phases during 2000 to the applicable 'origination center' in Chicago, IL, Jacksonville, FL and Parsippany, NJ.

  NON-ACCRUAL AND WRITE-OFF POLICY

    VTF maintains non-accrual and write-off policies. The policies require that all accounts which are 90 days past due, or less in the event of a bankruptcy or other appropriate evidence of impairment, be placed on non-accrual, and be written down to their underlying collateral value no later than at 180 days past due.

                     DESCRIPTION OF THE NOTES AND INDENTURE

    This section adds to the information in the accompanying prospectus under the caption 'Description of the Notes and Indenture.' However, as these statements are only summaries, you should read the pooling and servicing agreement and the indenture. The depositor filed the forms of these documents as exhibits to the registration statement it filed with the Securities and Exchange Commission for the notes.

GENERAL

    The notes will be issued under an indenture between the owner trust and the indenture trustee.

    The owner trust will issue eight classes of notes, consisting of five classes of senior notes, designated as the

        Class A-1 Notes;

        Class A-2a Notes;

        Class A-2b Notes;

        Class A-3 Notes; and

        Class A-4 Notes.

These are referred to in this document as 'Class A Notes.' The Class A-2a Notes and the Class A-2b Notes are referred to in this document as 'Class A-2 Notes.' The owner trust will also issue three classes of subordinate notes, designated as the Class B Notes, the Class C Notes and the Class D Notes. The Class B, Class C and Class D Notes are the 'Subordinate Classes.'

    The Class A-2b Notes are not being offered to you. The proceeds of the issuance and sale of the Class A-2b Notes will be deposited into a trust account known as the Class A-2a funding account, and used to pay the principal amount of the Class A-2a Notes on their stated maturity date as described herein. The servicer will instruct the indenture trustee to invest amounts in the Class A-2a funding account in commercial paper of VFCC during such time as such commercial paper is rated at least A-1 by Standard & Poor's and P-1 by Moody's.

    Investors may purchase the notes in book-entry form in minimum denominations of $1,000 and in integral multiples of $1 in excess thereof. Each class (other than the Class A-2b Notes) will initially be represented by one or more notes registered in the name of the nominee of The Depository Trust Company. The owner trust will pay note interest and principal on the 20th day of each month, or, if not a business day, the next succeeding business day, commencing May 22, 2000, to registered noteholders as of the related record date. So long as the notes remain in book-entry form, the record date for any payment date will be the business day immediately preceding the payment date. If the notes are no longer in book-entry form, the record date will be the last business day of the calendar month immediately preceding the payment date. However, the owner trust will make the final payment on the notes only upon presentation and surrender of the notes to the indenture trustee. The owner trust will make all payments on the notes in immediately available funds. See 'Description of the Notes and Indenture -- Book-Entry Registration' in the accompanying prospectus.

DEPOSITS

    The pooling and servicing agreement will permit the servicer to make deposits into the collection account once each month on the deposit date following the collection period for that month so long as the servicer or the direct or indirect parent of the servicer has and maintains a short-term debt rating of at least A-1 by Standard & Poor's and a short-term debt rating of at least P-1 by Moody's; or

        the servicer obtains a letter of credit, surety bond or insurance policy which satisfies the requirements in the pooling and servicing agreement, under which demands for payment may be made to secure timely remittance of monthly collections to the collection account and the trustees are provided with a letter from each rating agency to the effect that the utilization of such alternative remittance schedule will not result in a qualification, reduction or withdrawal of its then-current rating of the notes.

As of the date of this prospectus supplement, AT&T Capital Corporation, as servicer, will be permitted to remit collections to the collection account on a monthly basis pursuant to the first alternative listed above. In the event that the servicer is permitted to make remittances of collections to the collection account on a monthly basis pursuant to the second alternative listed above, the pooling and servicing agreement will be modified, to the extent necessary, without the consent of any noteholders. Pending each monthly deposit into the collection account, collections on the contracts may be invested by the servicer at its own risk and for its own benefit and will not be segregated from its own funds. See 'Risk Factors -- Commingling of funds may result in loss of receipts due to be paid to noteholders' in this prospectus supplement.

DISTRIBUTIONS

    The owner trust will pay note principal and interest on each payment date from the Available Pledged Revenues for the payment date, as well as amounts permitted to be withdrawn from the cash collateral account. See ' -- Cash Collateral Account' below. The 'Available Pledged Revenues' as of any payment date are the sum of

       (a) the following amounts on deposit in the collection account which were received by the servicer during the related collection period:

           (1) scheduled contract payments, except payments in respect of taxes,

                insurance premium reimbursements,

                security deposits,

                late charges,

                documentation fees,

                extension fees,
                administrative charges, or

                maintenance premiums,

           (2) prepayments of contracts, and

           (3) proceeds of liquidating defaulted contracts,

       (b) the purchase price paid by the seller in repurchasing ineligible contracts from the owner trust,

       (c) the amounts that the seller paid to purchase the contracts in exercise of its option to do so when the aggregate note principal amount is reduced to less than 10% of the initial contract pool principal balance and that were on deposit in the collection account as of the business day before the payment date,

       (d) investment earnings on amounts held in the collection account, note distribution account and Class A-2a funding account,

       (e) amounts on deposit in the Class A principal account (including investment earnings thereon), and

       (f) to the extent necessary to pay interest, amounts of the type described in (a) above that the owner trust received after the end of the related collection period.

    However, Available Pledged Revenues do not include any amount allocable to the depositor as representing the residual value of equipment subject to a lease.

    On each payment date, the servicer will direct the indenture trustee to apply Available Pledged Revenues to the following payments in the following order of priority:

       (1) reimbursement of servicer advances;

       (2) the servicing fee;

       (3) interest on the notes in the following order of priority:

           (a) interest on the Class A-1, A-2a, A-2b, A-3 and A-4 Notes, including any overdue interest, allocated pro rata based on the respective principal amounts of the Class A-1, A-2a, A-2b, A-3 and A-4 Notes, and any payments due to the swap counterparty,

           (b) interest on the Class B Notes, including any overdue interest,

           (c) interest on the Class C Notes, including any overdue interest,

           (d) interest on the Class D Notes, including any overdue interest,

       (4) principal on the notes in the amounts and priority described under 'Principal' below;

       (5) any amount necessary to increase the cash collateral account balance to its required level;

       (6) amounts payable in connection with the cash collateral account;

       (7) any shortfall in the payment of interest on the Class A-2a, Class A-2b (but only after the stated maturity date of the Class A-2a Notes) and Class A-3 Notes due to the failure of the swap counterparty to pay amounts owed to the owner trust under the applicable swap agreement, together with interest on the shortfall; and

       (8) any remainder to the holder of the equity certificate.

The owner trust is to make payments first from the Available Pledged Revenues, and second, but only as to amounts described in clauses (3) and (4) immediately above, from amounts permitted to be withdrawn from the cash collateral account as described under 'Cash Collateral Account' below. For purposes of the above allocation of Available Pledged Revenues in respect of interest, the Class A-2a
Note interest rate (and after the stated maturity date of the Class A-2a Notes, the Class A-2b Note interest rate) will be assumed to be the fixed rate of 7.2475% (which is the interest rate which the owner trust pays under the Class A-2 swap agreement) and the Class A-3 Note interest rate will be assumed to be the fixed rate of 7.4780% (which is the interest rate which the owner trust pays under the Class A-3 swap agreement).

INTEREST

    The priorities of interest payments are set forth under 'Distributions' above.

    The owner trust will pay interest on each class of notes from and including the closing date to but excluding the first payment date, and after that date for each successive interest period.

    The rates for classes other than Class A-2a, Class A-2b and Class A-3 are set forth on the cover page of this prospectus supplement. The Class A-2a Note interest rate will be the one-month London interbank offered rate, referred to as One-Month LIBOR, minus 0.01%. After the stated maturity date of the Class A-2a Notes and if there are any Class A-2a Notes outstanding, the interest rate for the Class A-2a Notes will be One-Month LIBOR, plus 0.13%.

    On and prior to the stated maturity date of the Class A-2a Notes, the interest rate on the Class A-2b Notes will be equal to the net investment earnings on amounts on deposit in the Class A-2a funding account. After the stated maturity date of the Class A-2a Notes, the interest rate for the Class A-2b Notes will be One-Month LIBOR plus 0.13%, and the owner trust will calculate interest on the Class A-2b Notes on the basis of the actual number of days elapsed and a 360-day year.

    The Class A-3 interest rate will be One-Month LIBOR, plus 0.13%.

    Interest on the Class A-1, Class A-2a and Class A-3 Notes will be computed on the basis of the actual number of days elapsed and a 360-day year. Interest on the Class A-4, Class B, Class C and Class D Notes will be computed on the basis of a 360-day year comprised of twelve 30-day months.

    'One-Month LIBOR' means as of any LIBOR Determination Date and with respect to the related interest period, the rate of interest per annum equal to the London interbank offered rate for deposits in U.S. dollars having a maturity of one month which appears on Telerate Page 3750 as of 11:00 a.m., London time, on the LIBOR Determination Date. If the rate does not appear on Telerate
Page 3750, One-Month LIBOR for the LIBOR Determination Date will be determined on the basis of the rates at which deposits in U.S. dollars having a maturity of one month and in a principal amount of not less than U.S. $1,000,000, are offered at approximately

11:00 a.m., London time, on the LIBOR Determination Date to prime banks in the London interbank market by the Reference Banks. The servicer will request the principal London office of each of the Reference Banks to provide a quotation of its rate to the indenture trustee. If at least two quotations are provided, One-Month LIBOR will be the arithmetic mean, rounded upwards, if necessary, to the nearest .01%, of the offered rates. If fewer than two quotations are provided, One-Month LIBOR will be the arithmetic mean, rounded upwards, if necessary to the nearest .01%, of the rates quoted at approximately 11:00 a.m., New York City time, on the LIBOR Determination Date to the indenture trustee by three major banks in New York, New York, selected by the servicer, for loans in United States dollars to leading European banks having a maturity of one month and in a principal amount of not less than U.S. $1,000,000. However, if those banks do not quote a rate to the indenture trustee as described in this sentence, One-Month LIBOR will be the One-Month LIBOR in effect for the immediately preceding interest period.

    'LIBOR Determination Date' means for the interest period from and including the closing date to but excluding May 22, 2000, May 3, 2000, and for each subsequent interest period the second business day preceding the interest period. For purposes of computing One-Month LIBOR, a business day is any business day on which dealings in deposits in United States dollars are transacted in the London interbank market.

    'Telerate Page 3750' means the display page so designated on the Telerate Service (or another page replacing that page on that service for the purpose of displaying comparable rates or prices).

    'Reference Banks' means four leading banks, selected by the servicer, engaged in transactions in Eurodollar deposits in the international Eurocurrency market and having an established place of business in London.

    If on any payment date, the owner trust does not have sufficient funds, after payment of reimbursement of servicer advances and the servicing fee, to make a full payment of interest on any class of notes, the amount of the shortfall will be carried forward and, together with interest on the shortfall amount at the applicable interest rate for that class, added to the amount of interest the affected class of noteholders will be entitled to receive on the next payment date.

PRINCIPAL

    This section gives only an overview of how the owner trust will pay principal. The depositor recommends that you read this section in connection with the more detailed terms set forth in the pooling and servicing agreement included as an exhibit to the registration statement filed with the Securities and Exchange Commission for the notes.

  OVERVIEW OF PRINCIPAL DISTRIBUTIONS

    The principal required to be paid on the notes on each payment date will be the amount necessary to pay the notes down so that their aggregate principal balance equals the sum of the contract pool principal balance as of the last day of the immediately preceding calendar month and the amount on deposit in the Class A-2a funding account (exclusive of net investment earnings thereon). This amount will be

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
allocated among the various classes of notes according to the priorities described in this section.

        first, the Class A Principal Payment Amount will be paid to the Class A-1, Class A-2a, Class A-2b, Class A-3 and Class A-4 Notes, sequentially in that order, except that amounts owed to the Class A-2a noteholders prior to the stated maturity date of the Class A-2a Notes will be deposited into the Class A principal account until the stated maturity date of the Class A-2a Notes;

        second, the Class B Principal Payment Amount will be paid to the Class B Notes;

        third, the Class C Principal Payment Amount will be paid to the Class C Notes; and

        fourth, the Class D Principal Payment Amount will be paid to the Class D Notes.

    Subject to the Class A-1 Notes receiving the Class A-1 Scheduled Principal Balance, the Class A-2a Notes receiving amounts from the Class A-2a funding account and the operation of the floors for each of the Subordinate Classes, the owner trust will pay principal proportionately, among the Class A Notes as a group, the Class B Notes, the Class C Notes and the Class D Notes, in the priorities listed above. However, Class B, Class C and Class D notes will not receive principal pro rata while the Class A-1 Notes are outstanding unless there are sufficient prepayments or payments. In addition, the principal paydown rules incorporate a concept of a floor on each class of the Subordinate Classes, which means that the Subordinate Classes, for so long as any notes senior to that class are outstanding, cannot be paid an amount of principal which would reduce that Subordinate Class below its floor principal amount. If a Subordinate Class is at its floor level, that Subordinate Class is 'locked out' from receiving further principal payments, with the additional effect of reallocating the principal that would otherwise have been paid to that Subordinate Class to the most senior class then outstanding. The levels of the floors are not static, but are subject to increase if the owner trust experiences contract pool losses that cannot be funded from the current period's Available Pledged Revenues or the cash collateral account. This increase in the level of the floors tends to 'lock out' the Subordinate Classes earlier, which accelerates the payment of the reallocated principal to the senior classes. If unfunded losses become severe and the cash collateral account is depleted, the unfunded loss amount could be so large that the principal paydown rules result in a sequential-pay senior subordinated structure among the various note classes, with no principal being paid to a Subordinate Class unless the note principal amount of each class senior to it has been paid in full.

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
  BEFORE AN EVENT OF DEFAULT

    This chart summarizes how principal will be paid on the notes before any event of default. The section headed 'Definitions Concerning Principal Payments' below defines various terms relating to the payment of principal.

     CLASS          PRINCIPAL PAYMENTS
  Class A-1            Begins receiving principal on first payment date

                       Receives the Class A Principal Payment Amount until paid in full

                       May also receive principal payments reallocated away from the Subordinate Classes through the operation of the floors

  Class A-2a           Receives all amounts on deposit in the Class A-2a funding
                       account (exclusive of net investment earnings thereon) on
                       its stated maturity date

                       Allocated principal once Class A-1 is paid in full

                       May also be allocated principal payments reallocated away from the Subordinate Classes through the operation of the floors

                       Any principal allocated to it prior to stated maturity date is deposited into the Class A principal account

  Class A-2b           Begins receiving principal once the Class A-1 and
                       Class A-2a are paid in full

                       Receives the Class A Principal Payment Amount until paid in full

                       The principal amount of the Class A-2b Notes will be reduced by any net principal losses in the Class A-2a funding account

                       May also receive principal payments reallocated away from the Subordinate Classes through the operation of the floors

  Class A-3            Begins receiving principal once Class A-2b is paid in full

                       Receives the Class A Principal Payment Amount until paid in full

                       May also receive principal payments reallocated away from the Subordinate Classes through the operation of the floors

  Class A-4            Begins receiving principal once Class A-3 is paid in full

                       Receives the Class A Principal Payment Amount until paid in full

                       May also receive principal payments reallocated away from the Subordinate Classes through the operation of the floors

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

     CLASS          PRINCIPAL PAYMENTS
  Class B              Begins receiving principal on first payment date

                       Receives the Class B Principal Payment Amount until paid in full

                       Through the operation of its floor, Class B's principal payments are subject to reallocation for the benefit of Class A

                       May also receive principal payments reallocated away from Class C and Class D through the operation of the floors

  Class C              Begins receiving principal on first payment date

                       Receives the Class C Principal Payment Amount until paid in full

                       Through the operation of its floor, Class C's principal payments are subject to reallocation for the benefit of Class A and Class B

                       May also receive principal payments reallocated away from Class D through the operation of the floors

  Class D              Begins receiving principal on first payment date

                       Receives the Class D Principal Payment Amount until paid in full

                       Through the operation of its floor, Class D's principal payments are subject to reallocation for the benefit of Class A, Class B and Class C

  DETAILED PRINCIPAL DISTRIBUTION RULES

    The priority of principal payments, i.e., the Total Principal Payment Amount, will be in the following order:

       (1) (i) on or prior to the stated maturity date of the Class A-2a Notes,
           (A) the Class A Principal Payment Amount to the Class A-1 Noteholders until the outstanding principal amount on the Class A-1 Notes has been reduced to zero, and then (B) to the Class A principal account.

           (ii) after the stated maturity date of the Class A-2a Notes, the Class A Principal Payment Amount to the Class A-1, Class A-2a, Class A-2b, Class A-3 and Class A-4 Notes in that order (with each successive class not being entitled to principal until the prior class' principal amount is reduced to zero); and

       (2) the Class B Principal Payment Amount to the Class B noteholders;

       (3) the Class C Principal Payment Amount to the Class C noteholders;

       (4) the Class D Principal Payment Amount to the Class D noteholders; and

       (5) any Reallocated Principal, sequentially to the Class A-1,
           Class A-2a, Class A-2b, Class A-3, Class A-4, Class B, Class C and Class D Notes.

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
Prior to the stated maturity date of the Class A-2a Notes, if the Class A-1 Notes are paid in full, the Class A Principal Payment Amount will be deposited into the Class A principal account. The Class A-2a Notes will not receive any principal amounts until their stated maturity date. On the stated maturity date of the Class A-2a Notes and thereafter, amounts on deposit in the Class A-2a funding account (exclusive of net investment earnings thereon) will be used to pay principal on the Class A-2a Notes until the outstanding principal amount has been reduced to zero. In the event that there is a payment default with respect to the investment of the amounts on deposit in the Class A-2a funding account, then the principal amount of the Class A-2b Notes will be 'written down' by the net losses in the Class A-2a funding account. In the event that there are subsequent recoveries on the investment of funds in the Class A-2a funding account, such amounts will be first used to pay principal on the Class A-2a Notes and the Class A-2b Notes will be 'written up' by such amount or, if the Class A-2a Notes have been paid in full, such amounts will be used to pay the 'written down' principal on the Class A-2b Notes.

  PRINCIPAL DISTRIBUTIONS AFTER AN EVENT OF DEFAULT

    After an event of default occurs, all principal distributions among the classes will be made as follows:

      CLASS          PRINCIPAL PAYMENTS
  Class A-1          100% of the Total Principal Payment Amount until paid in
                     full
  Class A-2a         100% of the Total Principal Payment Amount until paid in
                     full
  Class A-2b,        Pro Rata Share of the Total Principal Payment Amount until
  Class A-3 and      paid in full
  Class A-4
  Class B            100% of the Total Principal Payment Amount until paid in
                     full
  Class C            100% of the Total Principal Payment Amount until paid in
                     full
  Class D            100% of the Total Principal Payment Amount until paid in
                     full

    Also, any Reallocated Principal will be allocated sequentially to the Class A-1, Class A-2a, Class A-2b, Class A-3, Class A-4, Class B, Class C and Class D noteholders in that order.

    If there is an Event of Default prior to the stated maturity date of the Class A-2a Notes, amounts on deposit in the Class A-2a funding account will be available to make principal distributions on all of the notes.

  DEFINITIONS CONCERNING PRINCIPAL PAYMENTS

    The CLASS A PRINCIPAL PAYMENT AMOUNT is equal to:

       (1) On or prior to the stated maturity date of the Class A-2a Notes:

           (A) as to any payment date until the payment date on which the Principal Amount of the Class A-1 Notes has been reduced to zero, the greater of (i) the excess of (x) the Principal Amount of the Class A-1 Notes over (y) the Class A-1 Scheduled Principal Balance and (ii) the excess of (x) the sum of the Principal Amount of the

               Class A-1, Class A-2a, Class A-3 and Class A-4 Notes over
               (y) the Class A Target Principal Amount; and

           (B) for any subsequent payment date, the excess of (x) the sum of the Principal Amount of the Class A-2a, Class A-3 and Class A-4 Notes over (y) the Class A Target Principal Amount; and

       (2) After the stated maturity date of the Class A-2a Notes:

           (A) as to any payment date until the payment date on which the Principal Amount of the Class A-1 Notes has been reduced to zero, the greater of (i) the excess of (x) the Principal Amount of the Class A-1 Notes over (y) the Class A-1 Scheduled Principal Balance and (ii) the excess of (x) the sum of the Principal Amount of the Class A-1, Class A-2a, Class A-2b, Class A-3 and Class A-4 Notes over (y) the Class A Target Principal Amount; and

           (B) for any subsequent payment date, the excess of (x) the sum of the Principal Amount of the Class A-2a, Class A-2b, Class A-3 and Class A-4 Notes over (y) the Class A Target Principal Amount.

    However, the Class A Principal Payment Amount may not exceed the Principal Amount of the Class A Notes.

    The CLASS A PERCENTAGE will be 94.0%.

    The CLASS A TARGET PRINCIPAL AMOUNT for any payment date will be the product of (a) the Class A Percentage and (b) the contract pool principal balance as of the last day of the collection period immediately preceding the payment date.

    The CLASS A-1 SCHEDULED PRINCIPAL BALANCE on each payment date is set forth in the following table:

                                        CLASS A-1
                                        SCHEDULED
PAYMENT DATE                        PRINCIPAL BALANCE
------------                        -----------------
May 2000                               257,091,831
June 2000                              231,491,950
July 2000                              205,576,575
August 2000                            179,361,288
September 2000                         155,254,318
October 2000                           131,613,858
November 2000                          107,632,754
December 2000                           85,310,021
January 2001                            63,364,064
February 2001                           40,927,563
March 2001                              19,832,726
April 2001                                       0

    The CLASS B FLOOR for any payment date will equal (1) 2.875% of the initial contract pool principal balance, plus (2) the Unfunded Loss Amount, if any, for that payment date, minus (3) the sum of the Principal Amount of the Class C Notes, and

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
the Principal Amount of the Class D Notes, prior to giving effect to any payments of principal on the Class C or Class D Notes on that payment date, and the amount on deposit in the cash collateral account after giving effect to withdrawals to be made on the payment date. However, the Class B Floor may not be greater than the Principal Amount of the Class B Notes or less than zero.

    The CLASS B PERCENTAGE will be 1.50%.

    The CLASS B PRINCIPAL PAYMENT AMOUNT will equal the lesser of (1) the excess, if any, of (a) the Total Principal Payment Amount over (b) the Class A Principal Payment Amount and (2) the excess, if any, of (a) the Principal Amount of the Class B Notes over (b) the greater of (x) the Class B Target Principal Amount and (y) the Class B Floor. However, the Class B Principal Payment Amount may not exceed the Principal Amount of the Class B Notes.

    The CLASS B TARGET PRINCIPAL AMOUNT for any payment date will be the product of (a) the Class B Percentage and (b) the contract pool principal balance as of the last day of the collection period immediately preceding the payment date.

    The CLASS C FLOOR for any payment date will equal (1) 2.0% of the initial contract pool principal balance, plus (2) the Unfunded Loss Amount, if any, for the payment date, minus (3) the sum of the Principal Amount of the Class D Notes, prior to giving effect to any payments of principal on the Class D Notes on the payment date, and the amount on deposit in the cash collateral account after giving effect to withdrawals to be made on the payment date. However, the Class C Floor may not be greater than the Principal Amount of the Class C Notes or less than zero. Furthermore, if the Principal Amount of the Class B Notes immediately prior to any payment date is less than or equal to the Class B Floor for that payment date, the Class C Floor for that payment date will equal the Principal Amount of the Class C Notes immediately prior to that payment date.

    The CLASS C PERCENTAGE will be 2.0%.

    The CLASS C PRINCIPAL PAYMENT AMOUNT will equal the lesser of (1) the excess, if any, of (a) the Total Principal Payment Amount over (b) the sum of the Class A Principal Payment Amount and the Class B Principal Payment Amount and (2) the excess, if any, of (a) the Principal Amount of the Class C Notes over (b) the greater of (x) the Class C Target Principal Amount and (y) the Class C Floor. However, the Class C Principal Payment Amount may not exceed the Principal Amount of the Class C Notes.

    The CLASS C TARGET PRINCIPAL AMOUNT for any payment date will be the product of (a) the Class C Percentage and (b) the contract pool principal balance as of the last day of the collection period immediately preceding the payment date.

    The CLASS D FLOOR for any payment date will equal (1) 1.60% of the initial contract pool principal balance, plus (2) the Unfunded Loss Amount, if any, for the payment date, minus, (3) the amount on deposit in the cash collateral account after giving effect to withdrawals to be made on the payment date. However, the Class D Floor may not be greater than the Principal Amount of the Class D Notes or less than zero. Furthermore, if the Principal Amount of the Class C Notes on any payment date is less than or equal to the Class C Floor on that payment date, the Class D Floor for

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
that payment date will equal the Principal Amount of the Class D Notes immediately prior to that payment date.

    The CLASS D PERCENTAGE will be 2.5%.

    The CLASS D PRINCIPAL PAYMENT AMOUNT will equal the lesser of (1) the excess, if any, of (a) the Total Principal Payment Amount over (b) the sum of the Class A Principal Payment Amount, the Class B Principal Payment Amount and the Class C Principal Payment Amount and (2) the excess, if any, of (a) the Principal Amount of the Class D Notes over (b) the greater of (x) the Class D Target Principal Amount and (y) the Class D Floor. However, Class D Principal Payment Amount may not exceed the Principal Amount of the Class D Notes.

    The CLASS D TARGET PRINCIPAL AMOUNT for any payment date will be the product of (a) the Class D Percentage and (b) the contract pool principal balance as of the last day of the collection period immediately preceding the payment date.

    The COLLECTION PERIOD for any payment date is the calendar month preceding the month in which the payment date occurs.

    A DEFAULTED CONTRACT as to any collection period is any contract (a) which the servicer has determined is uncollectible in accordance with its credit and collection policies and procedures, (b) as to which during the collection period 10% or more of a scheduled payment shall have become delinquent 180 days or more, or (c) as to which the end-user has suffered an insolvency event.

    The DISCOUNT RATE is calculated by taking the sum of (a) the weighted average interest rate (or its assumed fixed rate) of the Class A-1 Notes, the Class A-2b Notes, the Class A-3 Notes, the Class A-4 Notes, the Class B Notes, the Class C Notes and the Class D Notes, each weighted by (1) their respective initial principal amount, and (2) the expected weighted average life (under a 9% CPR prepayment and no loss scenario to optional redemption) of each class of notes, as applicable, and (b) the servicing fee rate of 0.75% per annum.

    PLEDGED REVENUES means the sum of

        all scheduled payments on the contracts received on or after the cut-off date;

        any prepayment received on the contracts on or after the cut-off date;

        the purchase amount of any contracts purchased by the seller;

        the amount paid by the depositor to purchase the contracts under its option to purchase all contracts when the aggregate principal amount of the notes is less than 10% of the initial contract pool principal balance;

        the liquidation proceeds received in respect of any contracts;

        any earnings on the investment of amounts credited to the collection account, the note distribution account and the Class A-2a funding account; and

        amounts on deposit in the Class A principal account (including net investment earnings thereon).

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
    However, Pledged Revenues shall not include any amounts received with respect to any residual value of leased equipment.

    PRINCIPAL AMOUNT means, when used with respect to a class of notes, the initial principal balance of the class set forth on the cover page of this prospectus supplement, less the sum of all distributions previously made to the class (and all amounts held on deposit for payment to that class) in respect of principal.

    The REALLOCATED PRINCIPAL for any payment date will equal the excess, if any, of (1) the Total Principal Payment Amount, over (2) the sum of the Class A Principal Payment Amount, the Class B Principal Payment Amount, the Class C Principal Payment Amount and the Class D Principal Payment Amount.

    The RELATED COLLECTION PERIOD PLEDGED REVENUE means as to any payment date, the amount of Pledged Revenues in the collection account as of the business day preceding the payment date which were received by the depositor during the related collection period, including all liquidation proceeds as to Defaulted Contracts, but not including the residual value of leased equipment except to the extent guaranteed by a vendor or end-user.

    The TOTAL PRINCIPAL PAYMENT AMOUNT for any payment date is the excess of
(x) the aggregate note principal amount immediately prior to that payment date over (y) the sum of the contract pool principal balance as of the last day of the collection period immediately preceding the payment date and the amount on deposit in the Class A-2a funding account (exclusive of net investment earnings thereon). For this purpose, the contract pool principal balance will be deemed to be zero on any payment date on which the contract pool principal balance is less than $10,000,000. The contract principal balance of any contract which became a defaulted contract during a given collection period or which was a contract subject to a warranty claim which the depositor was obligated to purchase as of the end of a given collection period will, for purposes of computing the Total Principal Payment Amount and the requisite amount for the cash collateral account, be deemed to be zero on and after the last day of the collection period.

    The UNFUNDED LOSS AMOUNT for any payment date will equal any excess of:

       (a) the remainder of

           (1) the aggregate note principal amount, prior to giving effect to the payment of principal on the notes on the payment date, minus

           (2) the lesser of

               (A) the contract pool principal balance as of the last day of the collection period immediately preceding the preceding payment date, minus the contract pool principal balance as of the last day of the collection period immediately preceding the payment date; or

               (B) the Related Collection Period Pledged Revenue remaining after payment of amounts owing to the servicer and note interest on the payment date plus any withdrawal from the cash collateral account for payment of note principal on the payment date,

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
           over

       (b) the sum of, as of the last day of the related collection period, the contract pool principal balance and the amounts on deposit in the Class A-2a funding account and the Class A principal account (in each case exclusive of net investment earnings thereon).

CLASS A-2A NOTES AND CLASS A-2B NOTES

    Prior to the stated maturity date of the Class A-2a Notes, if the Class A-1 Notes are paid in full, the Class A Principal Payment Amount will be deposited into the Class A principal account. The Class A-2a Notes will not receive any principal amounts until their stated maturity date.

    The owner trust will issue the Class A-2b Notes which are not being offered to you. The initial aggregate principal amount of the Class A-2b Notes is equal to the initial aggregate principal amount of the Class A-2a Notes. On the closing date the proceeds of the issuance and sale of the Class A-2b Notes will be deposited into a trust account, known as the Class A-2a funding account. The amounts in the Class A-2a funding account will be invested in commercial paper obligations that are rated A-1 or higher by Standard & Poor's and P-1 by Moody's and that mature on or prior to the stated maturity date of the Class A-2a Notes. The servicer will instruct the indenture trustee to invest the funds in the Class A-2a funding account in commercial paper of VFCC so long as the commercial paper of VFCC is rated A-1 or higher by Standard & Poor's and P-1 by Moody's. If the commercial paper of VFCC is downgraded below A-1 by Standard & Poor's or P-1 by Moody's, the servicer will instruct the indenture trustee to invest the funds in the Class A-2a funding account in other eligible investments that are rated A-1 or higher by Standard & Poor's and P-1 by Moody's, but only if and when an investment matures. On the stated maturity date of the Class A-2a Notes, amounts on deposit in the Class A-2a funding account (exclusive of net investment earnings thereon) will be used to pay the outstanding principal amount of the Class A-2a Notes. In the event that there is a payment default on the commercial paper held in the Class A-2a funding account there will not be sufficient funds in the Class A-2a funding account to pay the Class A-2a Notes in full on their stated maturity date. This will result in a Class A-2a event of default, but will not result in an event of default under the indenture.

    In the event a Class A-2a event of default occurs, the Class A-2a noteholders will (a) receive any amounts on deposit in the Class A-2a funding account and Class A principal account (in each case exclusive of net investment earnings thereon), (b) receive interest on each subsequent payment date in accordance with the priority of payments at a higher interest rate (One-Month LIBOR plus 0.13%), and (c) receive the Class A principal payment amount until the Class A-2a Notes are paid in full. In addition, all of the Class A-2a noteholders may direct the indenture trustee to sell to a third party the rights to receive such Class A-2a principal payment amounts and interest payments. Furthermore, if the principal amount of the Class A-2a Notes is not reduced to zero by the stated maturity date of the Class A-2b Notes (September 20, 2002), this will result in an event of default under the indenture.

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
    The principal amount of the Class A-2b Notes will be 'written down' by an amount equal to the net losses in the Class A-2a funding account. In the event that there are subsequent recoveries on the investment of funds in the Class A-2a funding account, such amounts will be first used to pay principal on the Class A-2a Notes and the Class A-2b Notes will be 'written up' by such amount or, if the Class A-2a Notes have been paid in full, such amounts will be used to pay the 'written down' principal on the Class A-2b Notes. If the Class A-2b Notes are 'written down' the servicer may direct the trust to issue and sell additional Class A-2b Notes in an aggregate principal amount not to exceed the net losses in the Class A-2a funding account. The aggregate outstanding principal amount of the Class A-2b Notes may never exceed the initial aggregate principal amount of the Class A-2b Notes. The proceeds of the sale of the additional Class A-2b Notes will be deposited into the Class A-2a funding account and used to pay the principal amount of the Class A-2a Notes on the stated maturity date of the Class A-2a Notes.

    VFCC is a special-purpose, bankruptcy-remote Delaware corporation. Established in 1995, VFCC is a multiseller asset-backed commercial paper issuer administered by First Union Securities, Inc. VFCC is currently authorized to issue up to $20 billion of asset-backed commercial paper. As of December 31, 1999, VFCC had $12.3 billion in outstanding asset-backed commercial paper, assets of 12.3 billion and purchase limits outstanding totaling $18.4 billion. All transactions under its commercial paper program are supported by committed liquidity facilities provided by A-1/P-1 rated facilities. VFCC's liquidity facilities are administered by First Union National Bank ('FUNB') who also acts as the largest liquidity provider to VFCC.

    All VFCC liquidity providers must have minimum short-term ratings of A-1 and P-1 from Standard & Poor's and Moody's, respectively. VFCC's asset-backed commercial paper is currently rated A-1 and P-1 by Standard & Poor's and Moody's, respectively.

    FUNB is a commercial bank offering a wide range of banking, trust and other services to its customers. As of December 31, 1999, FUNB had total assets of approximately $229 billion, total net loans of approximately $138 billion, total deposits of approximately $145 billion and stockholder's equity of approximately $17 billion. For the year ended December 31, 1999, FUNB had total interest income of approximately $14.2 billion, net interest income of approximately
$7.5 billion and net income of approximately $2.8 billion.

    FUNB submits quarterly to the Federal Deposit Insurance Corporation (the 'FDIC') certain reports called 'Consolidated Reports of Condition and Income for a Bank with Domestic and Foreign Offices' (each, a 'Call Report', and collectively, the 'Call Reports'). The publicly available portions of the Call Reports with respect to FUNB are on file with the FDIC, and copies of such portions of the Call Reports may be obtained from the FDIC, Disclosure Group Room F518, 550 17th Street, N. W., Washington, D.C. 20429, at prescribed rates.

    FUNB currently has short term ratings of A-1, P-1 and F-1+ and long term senior unsecured ratings of A+, Aa3 and AA- from Standard & Poor's, Moody's and Fitch, respectively.

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
    On the stated maturity date of the Class A-2a Notes, if there is no Class A-2a event of default the Class A-2b noteholders will receive all amounts on deposit in the Class A principal account (exclusive of net investment earnings thereon) as a payment of principal.

CLASS A-2 SWAP AGREEMENT

    The owner trust will enter into a swap agreement with Westdeutsche Landesbank Girozentrale, New York Branch as swap counterparty for the sole benefit of the Class A-2a and Class A-2b (but only after the stated maturity date of the Class A-2a Notes) Notes. Under the swap agreement, the swap counterparty's payments will be calculated, on or prior to the stated maturity date of the Class A-2a Notes, at the Class A-2a Note interest rate, and, after the stated maturity date of the Class A-2a Notes, at the Class A-2b Note interest rate, and the owner trust's payments will be calculated at an assumed fixed rate of 7.2475%. To the extent that on any payment date interest calculated at the Class A-2a Note interest rate or Class A-2b note interest rate (after the stated maturity date of the Class A-2a Notes) exceeds interest calculated at the assumed fixed rate:

        the swap counterparty will be obligated to pay an amount equal to the excess to the owner trust;

        the payment will constitute a portion of the Available Pledged Revenues, but only in respect of the Class A-2a and Class A-2b Notes, as applicable; and

        the Class A-2a and Class A-2b Notes, as applicable, will be dependent upon the payment for receipt of the interest to the extent of the excess.

Likewise, under the swap agreement to the extent that interest calculated at the assumed fixed rate exceeds interest calculated at the Class A-2a or Class A-2b
Note interest rate, as applicable,

        the owner trust will be obligated to pay an amount equal to the excess to the swap counterparty; and

        the payment will have the same priority, in terms of application of the Available Pledged Revenues, as payment of interest on the Class A-2a and Class A-2b Notes, as applicable.

    Any shortfall in the payment of interest on the Class A-2a and Class A-2b Notes, as applicable, due entirely to the failure of the swap counterparty to make a required payment under the swap agreement will not constitute an event of default under the indenture. Except to the extent the amount available on any payment date exceeds the amount necessary to pay the servicing fee and unreimbursed servicer advances, all interest and principal payable on the notes, with Class A-2a and Class A-2b Note interest, as applicable, and Class A-3 Note interest being calculated at the assumed fixed rate for this purpose, and all amounts payable in connection with the cash collateral account, no amounts in addition to those available under the swap agreement will be available under the indenture to make up the shortfall. The only remedies in these circumstances will be those available to the owner trust under the swap agreement.

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
    As a general matter, the obligations of the swap counterparty under the swap agreement are unsecured. However, if the swap counterparty's long-term senior unsecured debt ceases to be rated at least 'AA-' by Standard & Poor's and at least 'Aa3' by Moody's, the swap counterparty will be obligated within 30 days of the rating downgrade or withdrawal to (a) post collateral, (b) arrange for a substitute swap counterparty to assume the rights and obligations of the swap counterparty under the swap agreement, (c) obtain a guaranty or (d) establish other arrangements, in all cases assuring that the ratings of the notes are maintained or, if applicable, restored to their level immediately prior to the downgrading or withdrawal of the swap counterparty's debt. If the swap counterparty fails to take any of these actions, the owner trust will be entitled to terminate the swap agreement and to claim from the swap counterparty the cost of obtaining a replacement swap agreement from a swap counterparty satisfactory to the note rating agencies. The Class A-2 noteholders bear the risk of any failure by the swap counterparty to take the actions required of it and the risk of any inability of the owner trust to obtain a replacement swap agreement.

    The swap agreement may only be terminated by the owner trust or the swap counterparty at the option of the non-defaulting party or non-affected party, as applicable, upon the occurrence of certain specified events. These events include (i) payment failures by the owner trust or the swap counterparty,
(ii) certain events of bankruptcy or insolvency of the owner trust or the swap counterparty, (iii) certain events of merger by the owner trust or the swap counterparty without an assumption of obligations under the swap agreement,
(iv) certain changes in the law that would render it illegal for a party to perform its obligations under the swap agreement, and (v) the failure of the swap counterparty to take the actions described in the preceding paragraph upon the ratings downgrade of the swap counterparty.

    The swap counterparty currently has a 'AA+' long-term senior unsecured debt rating from Standard & Poor's and a 'Aa1' long-term senior unsecured debt rating from Moody's.

CLASS A-3 SWAP AGREEMENT

    The owner trust will enter into a swap agreement with Westdeutsche Landesbank Girozentrale, New York Branch as swap counterparty for the sole benefit of the Class A-3 Notes. Under the swap agreement, the swap counterparty's payments will be calculated at the Class A-3 Note interest rate and the owner trust's payments will be calculated at an assumed fixed rate of 7.4780%. To the extent that on any payment date interest calculated at the Class A-3 Note interest rate exceeds interest calculated at the assumed fixed rate:

        the swap counterparty will be obligated to pay an amount equal to the excess to the owner trust;

        the payment will constitute a portion of the Available Pledged Revenues, but only in respect of the Class A-3 Notes; and

        the Class A-3 Notes will be dependent upon the payment for receipt of the interest to the extent of the excess.

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
Likewise, under the swap agreement to the extent that interest calculated at the assumed fixed rate exceeds interest calculated at the Class A-3 Note interest rate,

        the owner trust will be obligated to pay an amount equal to the excess to the swap counterparty; and

        the payment will have the same priority, in terms of application of the Available Pledged Revenues, as payment of interest on the Class A-3 Notes.

    Any shortfall in the payment of interest on the Class A-3 Notes due entirely to the failure of the swap counterparty to make a required payment under the swap agreement will not constitute an event of default under the indenture. Except to the extent the amount available on any payment date exceeds the amount necessary to pay the servicing fee and unreimbursed servicer advances, all interest and principal payable on the notes, with Class A-2a and Class A-2b Note interest, as applicable, and Class A-3 Note interest being calculated at the assumed fixed rate for this purpose, and all amounts payable in connection with the cash collateral account, no amounts in addition to those available under the swap agreement will be available under the indenture to make up the shortfall. The only remedies in these circumstances will be those available to the owner trust under the swap agreement.

    As a general matter, the obligations of the swap counterparty under the swap agreement are unsecured. However, if the swap counterparty's long-term senior unsecured debt ceases to be rated at least 'AA-' by Standard & Poor's and at least 'Aa3' by Moody's, the swap counterparty will be obligated within 30 days of the rating downgrade or withdrawal to (a) post collateral, (b) arrange for a substitute swap counterparty to assume the rights and obligations of the swap counterparty under the swap agreement, (c) obtain a guaranty or (d) establish other arrangements, in all cases assuring that the ratings of the notes are maintained or, if applicable, restored to their level immediately prior to the downgrading or withdrawal of the swap counterparty's debt. If the swap counterparty fails to take any of these actions, the owner trust will be entitled to terminate the swap agreement and to claim from the swap counterparty the cost of obtaining a replacement swap agreement from a swap counterparty satisfactory to the note rating agencies. The Class A-3 noteholders bear the risk of any failure by the swap counterparty to take the actions required of it and the risk of any inability of the owner trust to obtain a replacement swap agreement.

    The swap agreement may only be terminated by the owner trust or the swap counterparty at the option of the non-defaulting party or non-affected party, as applicable, upon the occurrence of certain specified events. These events include (i) payment failures by the owner trust or the swap counterparty,
(ii) certain events of bankruptcy or insolvency of the owner trust or the swap counterparty, (iii) certain events of merger by the owner trust or the swap counterparty without an assumption of obligations under the swap agreement,
(iv) certain changes in the law that would render it illegal for a party to perform its obligations under the swap agreement, and (v) the failure of the swap counterparty to take the actions described in the preceding paragraph upon the ratings downgrade of the swap counterparty.

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
    The swap counterparty currently has a 'AA+' long-term senior unsecured debt rating from Standard & Poor's and a 'Aa1' long-term senior unsecured debt rating from Moody's.

THE SWAP COUNTERPARTY

    Westdeutsche Landesbank Girozentrale ('WestLB') was created by the merger of two central banks, or Landesbanks (German State Banks), in the State of North Rhine-Westphalia, Germany on January 1, 1969. As a German universal bank, WestLB provides commercial and investment banking services regionally, nationally and internationally to public, corporate and bank customers.

    The New York Branch of WestLB ('WestLB New York') is licensed and subject to supervision and regulation by the Superintendent of Banks of the State of New York. WestLB New York is examined by the New York State Banking Department and is subject to banking laws and regulations applicable to a foreign bank that operates a New York branch.

    WestLB currently has a long-term senior unsecured debt rating of AA+ from Standard and Poor's and Aa1 from Moody's. Upon written request, WestLB will provide without charge to each person to whom this prospectus supplement is delivered a copy of WestLB's most recent annual report. Written requests for such annual reports should be directed to Westdeutsche Landesbank Girozentrale, New York Branch, 1211 Avenue of the Americas, New York, New York 10036,
Attention: Branch Management.

OPTIONAL PURCHASE OF CLASS D NOTES

    The depositor may purchase all of the Class D Notes on any payment date. The purchase price shall be equal to the principal amount of the Class D Notes plus a premium equal to the excess, discounted as described below, of (1) the scheduled future interest payments on the Class D Notes, over (2) the interest that would have accrued on the Class D Notes over the same period at a per annum rate of interest equal to 0.25% plus the bond equivalent yield to maturity on the fifth business day preceding that payment date on a United States Treasury security maturing on a date closest to the end of the remaining weighted average life of the Class D Notes. That excess shall be discounted to present value to the payment date at the yield described in clause (2) above. For purposes of this paragraph only, the depositor will determine (1) the principal amount of the Class D Notes upon which interest will be deemed to accrue, and (2) the weighted average remaining life of the Class D Notes, based upon the amortization of the contract pool principal balance remaining at the payment date at a conditional prepayment rate of 9.0%. The depositor will pay the holders of record on the related record date interest payable on the Class D Notes on the payment date in the ordinary manner. Following purchase, the owner trust will not retire the Class D Notes, but will, after the authentication and issuance of replacement notes to the depositor, continue to treat them as being entitled to interest and principal payments on each payment date in the manner described above. Following the giving of proper notice of purchase, all holders of Class D Notes must surrender them for purchase on the relevant purchase date. Effective on the purchase date, the owner trust will not

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
treat the former holders of the Class D Notes as the holders of the notes except for purposes of their right to be paid the purchase price.

CASH COLLATERAL ACCOUNT

    The indenture trustee will establish the cash collateral account on or prior to the closing date. It will be available to the indenture trustee for the benefit of the noteholders. The depositor will initially fund the cash collateral account in the amount of $41,768,679 (5.50% of the initial contract pool principal balance), which may include proceeds of loans from third party lenders to the owner trust under a cash collateral account loan agreement. Available amounts on deposit from time to time in the cash collateral account shall be used to fund the amounts specified below in the following order of priority to the extent that amounts on deposit in the collection account, after payment of servicer fees and reimbursement of servicer advances, as of any deposit date are insufficient:

       (1) to pay interest on the notes in the order of priority described under 'Distributions' above;

       (2) to pay any 'principal deficiency amount,' which is equal to the excess, if any, of

           (A) the aggregate principal amount of the notes, after giving effect to all distributions of principal from Available Pledged Revenues on the payment date, over

           (B) the sum, as of the last day of the related collection period, of the contract pool principal balance and amounts on deposit in the Class A principal account and the Class A-2a funding account (in each case exclusive of net investment earnings thereon); and

       (3) to pay principal on the notes at the applicable stated maturity dates and on the first payment date on which the contract pool principal balance is less than $10,000,000.

    To the extent that the amount on deposit in the cash collateral account as of any payment date is less than the required amount, any remaining amount available in the collection account, after payment of any reimbursement of servicer advances, the servicing fee, interest and principal then due and payable on the notes and amounts then due and payable to the swap counterparty under the swap agreements, as described under ' -- Distributions' above, will be transferred to the cash collateral account to restore this deficiency.

    The required amount of the cash collateral account will be:

       (1) for any payment date on or prior to the payment date occurring in April 2001, $41,768,679 (5.50% of the initial contract pool principal balance), and

       (2) for any payment date after that, the greater of

           (a) the sum of

               (1) 6.60% of the contract pool principal balance as of the last day of the related collection period, plus

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
               (2) the excess, if any, of

                   (A) the sum of the principal amounts of the notes, after
                       giving effect to all distributions of principal on the payment date, over

                   (B) the sum of the contract pool principal balance as of the last day of the related collection period and amounts on deposit in the Class A-2a funding account and the Class A principal account (in each case exclusive of net investment earnings thereon), and

           (b) $9,492,882 (1.25% of the initial contract pool principal balance).

    However, in no event will the required amount exceed the aggregate principal amount of the notes.

    The servicer or the indenture trustee acting at the direction of the servicer will release any amount on deposit in the cash collateral account in excess of the required amount and all net investment earnings on funds in the cash collateral account. The indenture trustee will pay these amounts to or upon the servicer's order, and they will not be available to make payments on the notes.

    The cash collateral account must be maintained with a qualified institution. Funds on deposit in the cash collateral account will be invested in eligible investments, as defined under 'Description of the Notes and Indenture -- Trust Accounts' in the accompanying prospectus.

OPTIONAL PURCHASE OF CONTRACTS AND REDEMPTION OF NOTES

    The seller may purchase all of the contracts on any payment date following the date on which the aggregate note principal amount at the time is less than 10% of the initial contract pool principal balance. The purchase price that the seller would pay in connection with a purchase shall be the sum of the remaining principal amount of the notes, together with accrued interest calculated at the assumed fixed rates of 7.2475% and 7.4780%, in the case of the Class A-2a and Class A-2b (after the stated maturity date of the Class A-2a Notes), and Class A-3 Notes, respectively;

        unreimbursed servicer advances and unpaid servicer fees; and

        any other amounts payable at the time from Available Pledged Revenues; minus available amounts on deposit in the collection account.

    If the seller does purchase the contracts, the notes shall be redeemed on the payment date on which the purchase occurs. The redemption price will be the principal amount of the notes redeemed plus accrued and unpaid interest on the principal amount of each class of notes to but excluding the redemption date.

REPORTS TO NOTEHOLDERS

    The servicer will furnish to the indenture trustee, and the indenture trustee will include with each distribution, a statement in respect of the related payment date. The statement shall set forth, among other things, all information necessary to enable the indenture trustee to make the distribution required for the notes and to reconcile all deposits to and withdrawals from accounts. See 'Description of the Notes and Indenture -- Reports to Noteholders' in the accompanying prospectus. You will not receive reports directly from the indenture trustee. The servicer will file the reports with the Securities and Exchange Commission. However, in accordance with the Securities Exchange Act of 1934 and the rules and regulations of the Securities and Exchange Commission, the owner trust expects that its obligation to file these reports will be terminated at the end of 2000.

SERVICING

    The servicer will be responsible for

        managing,

        administering,

        servicing, and

        making collections

on the contracts. Compensation to the servicer will include

       (1) a monthly servicing fee, which will be payable to the servicer from the amount available on each payment date, in an amount equal to the product of one-twelfth of 0.75 percent per annum multiplied by the contract pool principal balance determined as of the first day of the related collection period;

       (2) any late fees, late payment interest, documentation fees, insurance administration charges, extension fees and other administrative charges, collectively, the administrative fees, collected with respect to the contracts during the related collection period; and

       (3) any investment earnings on collections prior to their deposit in the collection account.

    The indenture trustee may terminate the servicer as servicer under some circumstances, in which event the indenture trustee would appoint a successor servicer to service the contracts. See 'AT&T Capital Corporation' and 'Description of the Pooling and Servicing Agreements -- Servicing -- Events of Termination' in the accompanying prospectus.

THE INDENTURE TRUSTEE

    The Chase Manhattan Bank will serve as the indenture trustee. The indenture trustee may resign at any time, in which event the owner trust will be obligated to appoint a successor trustee. The owner trust may also remove the indenture trustee if

       (1) the indenture trustee ceases to be eligible to continue as indenture trustee under the indenture,

       (2) a bankruptcy proceeding results in the event of relief or appointment of a receiver as to the indenture trustee,

       (3) the indenture trustee commences bankruptcy or similar proceedings or

       (4) the indenture trustee becomes incapable of acting.

Any resignation or removal of the indenture trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by a successor trustee.

REPRESENTATIONS AND WARRANTIES

    The seller will make representations and warranties with respect to the contracts as described in the accompanying prospectus under 'The
Contracts -- Representations and Warranties Made by the Seller.'

    On the date that the depositor adds a substitute contract to the contract pool, the seller and the depositor will make the same representations and warranties as if the transfer occurred on the closing date. However, for these purposes (a) the contract pool on the closing date shall be deemed to include the substitute contract in lieu of the contract being replaced or substituted and (b) the contract principal balance of the substitute contract shall be equal to or greater than the contract principal balance of the contract being replaced or substituted as of the related cut-off date.

    The owner trust shall reassign to the depositor, and the seller will be obligated to purchase from the depositor, any contract transferred by the owner trust at any time there is a breach of any of these representations or warranties. However, the cure of the breach in all material respects, or the waiver of the breach, will be an adequate remedy. This purchase shall occur no later than the second deposit date after the servicer becomes aware, or receives written notice, of the breach. The 'deposit date' means the business day preceding a payment date. This purchase obligation will constitute the sole remedy against the depositor and the seller available to the owner trust, the indenture trustee and the noteholders or equity certificateholder for a breach of these representations or warranties.

    Under the pooling and servicing agreement, a contract transferred by the owner trust shall be reassigned to the seller and the seller shall make a deposit in the collection account in immediately available funds in an amount equal to the contract principal balance of the contract. Any amount the seller deposits into the collection account in connection with the reassignment of a contract transferred by the owner trust shall be considered payment in full of the ineligible contract. This amount shall be treated as Available Pledged Revenues. In the alternative, the seller may cause the depositor to convey to the owner trust a substitute contract satisfying the terms and conditions applicable to substitute contracts in replacement for the affected contract. The affected contract shall be deemed released by the owner trust and indenture trustee and reconveyed to the depositor and by the depositor to the seller.

INDEMNIFICATION

    The pooling and servicing agreement provides that the servicer will indemnify the depositor,

        the owner trust,
        the owner trustee,

        the indenture trustee,

        the holder of the equity certificate and

        the noteholders

from and against any loss or injury sustained from third party claims resulting from acts or omissions of the servicer with respect to trust assets or any duty or obligations of the servicer under the agreement, except where the claims result from willful misconduct, gross negligence or bad faith of the indemnified person.

AMENDMENTS

    The pooling and servicing agreement and the indenture may be amended only with the consent of the required majority of the noteholders, see 'Description of the Notes and Indentures -- Modification of Indenture with Noteholder Consent' and 'Description of the Pooling and Servicing Agreements -- Amendment,' the required majority means 66 2/3% of the principal amount of the Class A Notes until paid in full, then of the Class B Notes until paid in full, then of the Class C Notes until paid in full and then of the Class D Notes.

    The parties may amend the cash collateral account loan agreement without noteholder consent to cure any ambiguity or inconsistency or to address any other matter but only if the amendment will not adversely affect the noteholders. The parties may also amend the cash collateral account loan agreement in any other manner with the consent of the required majority of noteholders determined as provided above. However, without the consent of all noteholders, no amendment may reduce the amount available in the cash collateral account for the payment of interest or principal on notes or reduce the noteholder consent required for any amendment.

    The parties may amend the Class A-2 swap agreement without Class A-2a and Class A-2b noteholder consent to cure any ambiguity or inconsistency or to address any other matter but only if the amendment will not adversely affect the Class A-2a and Class A-2b noteholders. The parties may also amend the Class A-2 swap agreement in any other manner with the consent of at least 66 2/3% of the principal amount of the Class A-2a Notes and the Class A-2b Notes. However, without the consent of all Class A-2a and Class A-2b noteholders, no amendment may reduce the amount available under the swap agreement for paying Class A-2a and Class A-2b Note interest or reduce the Class A-2a and Class A-2b noteholder consent required for any amendment. Also, without the consent of the swap counterparty, the parties may not amend the pooling and servicing agreement or the indenture so as to affect the rights and obligations of the swap counterparty under the swap agreement (including, but not limited to the priority of payments from the owner trust to the swap counterparty under the swap agreement).

    The parties may amend the Class A-3 swap agreement without Class A-3 noteholder consent to cure any ambiguity or inconsistency or to address any other matter but only if the amendment will not adversely affect the Class A-3 noteholders. The parties may also amend the Class A-3 swap agreement in any other manner with the consent of at least 66 2/3% of the principal amount of the Class A-3 Notes.

However, without the consent of all Class A-3 noteholders, no amendment may reduce the amount available under the swap agreement for paying Class A-3 Note interest or reduce the Class A-3 noteholder consent required for any amendment. Also, without the consent of the swap counterparty, the parties may not amend the pooling and servicing agreement or the indenture so as to affect the rights and obligations of the swap counterparty under the swap agreement (including, but not limited to the priority of payments from the owner trust to the swap counterparty under the swap agreement).

    Also, any amendment of the cash collateral account loan agreement or the swap agreement will not be effective unless each rating agency confirms that the amendment will not result in a reduction, qualification or withdrawal of the ratings on the relevant notes.

                              RATINGS OF THE NOTES

    It is a condition of issuance that each of Standard & Poor's Ratings Services and Moody's Investors Service, Inc.

        rate the Class A-1 Notes, A-1+ and P-1, respectively,

        rate the Class A-2a Notes, A-1 and P-1, respectively,

        rate the Class A-3 and Class A-4 Notes, AAA and Aaa, respectively,

        rate the Class B Notes at least AA and Aa3, respectively,

        rate the Class C Notes at least A and A2, respectively, and rate the Class D Notes at least BBB and Baa3, respectively.

    The ratings address the likelihood of the timely receipt of interest and payment of principal on each class of notes on or before the stated maturity date for the class. The ratings will be based primarily upon the Available Pledged Revenues, the cash collateral account and the subordination provided by the Subordinate Classes, in the case of the Class A Notes,

        the Class C and Class D Notes, in the case of the Class B Notes; and

        the Class D Notes, in the case of the Class C Notes.

    There is no assurance that any rating will not be lowered or withdrawn by the assigning rating agency. In the event that ratings with respect to the notes are qualified, reduced or withdrawn, no person or entity will be obligated to provide any additional credit enhancement with respect to the notes.

    The ratings should be evaluated independently from similar ratings on other types of securities. A rating is not a recommendation to buy, sell or hold notes, inasmuch as these ratings do not comment as to market price or suitability for a particular investor. The ratings do not address the likelihood of payment of principal on any class of notes prior to the stated maturity date or the possibility of the imposition of United States withholding tax with respect to non-United States Persons.

    The term 'United States Person' means

       (1) a citizen or resident of the United States,

       (2) a corporation or partnership organized in or under the laws of the United States or any political subdivision thereof,

       (3) an estate the income of which is includable in gross income for United States federal income tax purposes, regardless of its source, or

       (4) a trust, (A) with respect to which a court within the United States is able to exercise primary supervision over its administration, and one or more United States fiduciaries have the authority to control all of its substantial decisions, or (B) otherwise, the income of which is subject to U.S. federal income tax regardless of its source.

                                USE OF PROCEEDS

    The owner trust will use the proceeds from the sale of notes, after paying funds into the cash collateral account and the Class A-2a funding account and paying expenses, to pay the purchase price for the contracts to the depositor. The depositor will use a portion of the proceeds to pay amounts owed to another trust for the acquisition of contracts from the trust. The trust from which the owner trust acquired some of the contracts will use the proceeds it receives to pay down a warehouse receivables securitization facility.

                               LEGAL PROCEEDINGS

    None of

        the depositor,

        the servicer,

        the originators,

        the seller, or

        the owner trust

are parties to any legal proceedings which could have a material adverse impact on noteholders' interests in notes or the owner trust's assets.

                              PLAN OF DISTRIBUTION

    Under the terms of an underwriting agreement dated May 3, 2000, the underwriters have severally agreed to purchase the following respective initial principal amounts of notes at the respective public offering prices less the respective underwriting discounts shown on the cover page of this prospectus supplement:

                                              INITIAL      INITIAL      INITIAL
                                             PRINCIPAL    PRINCIPAL    PRINCIPAL
                                             AMOUNT OF    AMOUNT OF    AMOUNT OF
                                             CLASS A-1    CLASS A-3    CLASS A-4
UNDERWRITER                                    NOTES        NOTES        NOTES
-----------                                    -----        -----        -----
First Union Securities, Inc................  86,575,080   56,387,717   27,909,072
Banc One Capital Markets, Inc..............  63,488,392   41,350,992   20,466,653
Credit Suisse First Boston Corporation.....  75,031,736   48,869,354   24,187,862
J.P. Morgan Securities Inc.................  63,488,392   41,350,992   20,466,653

                                   INITIAL      INITIAL      INITIAL      INITIAL
                                  PRINCIPAL    PRINCIPAL    PRINCIPAL    PRINCIPAL
                                  AMOUNT OF    AMOUNT OF    AMOUNT OF    AMOUNT OF
                                 CLASS A-2A     CLASS B      CLASS C      CLASS D
UNDERWRITER                         NOTES        NOTES        NOTES        NOTES
-----------                         -----        -----        -----        -----
First Union Securities,
  Inc. ........................  144,291,800   11,391,458   15,188,611   18,985,762

    The Class A-2b Notes will not be purchased by the underwriters under the underwriting agreement. The Class A-2b notes will be purchased by VFCC privately at 100% of par with no underwriters discount pursuant to a note purchase agreement.

    In the underwriting agreement, the underwriters have agreed to purchase all of the notes being offered, if any of the notes are purchased. The underwriters have advised the depositor that they propose initially to offer the notes to the public at the respective public offering prices shown on the cover page of this prospectus supplement, and to certain dealers at that price, less a concession not in excess of the amount noted in the table below. The underwriters may allow and the dealers may reallow to other dealers a discount not in excess of the amount noted in the table below.

                 DEALER      DEALER
               CONCESSION   DISCOUNT
                 NOT TO      NOT TO
CLASS OF NOTE    EXCEED      EXCEED
-------------    ------      ------
     A-1         0.060%      0.030%
     A-2a        0.060%      0.030%
     A-3         0.120%      0.060%
     A-4         0.144%      0.072%
      B          0.150%      0.075%
      C          0.180%      0.090%
      D          0.240%      0.120%

    After the notes are released for sale to the public, the offering prices and other selling terms may be varied by the underwriters.

    In connection with the offering of the notes, First Union Securities, Inc., on behalf of the underwriters, may engage in overallotment, stabilizing transactions and syndicate covering transactions in accordance with Regulation M under the Securities Exchange Act of 1934. Overallotment involves sales in excess of the offering size, which creates a short position for the underwriters. Stabilizing transactions involve bids to purchase the notes in the open markets for the purpose of pegging, fixing or maintaining the price of the notes. Syndicate covering transactions involve purchases of notes in the open market after the distribution has been completed in order to cover short positions. Stabilizing and syndicate covering transactions may cause the price of the notes to be higher than it would otherwise be in the absence of those transactions. If First Union Securities, Inc., on behalf of the underwriters, engages in stabilizing or syndicate covering transactions, it may discontinue them at any time.

    The depositor and some of its affiliates have agreed to indemnify the underwriters against some liabilities in connection with the sale of notes, including liabilities under the Securities Act of 1933, as amended.

    The notes are new issues of securities with no established trading market. The underwriters have advised the depositor that the underwriters intend to make a market in the notes but are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the notes.

    The depositor has estimated that it will spend approximately $1,094,000 for printing, rating agency, trustee and legal fees and other expenses related to the offering.

                                  TAX MATTERS

    Schulte Roth & Zabel LLP will deliver an opinion confirming the accuracy of the statements regarding material United States federal income tax consequences as set forth in the prospectus. See 'Material Federal Income Tax Consequences' in the prospectus.

                                 LEGAL MATTERS

    Schulte Roth & Zabel LLP, New York, New York, has provided a legal opinion relating to the notes in its capacity as special counsel to the owner trust, the depositor, the originators, the servicer and the administrator. Other legal matters for the underwriters will be passed upon by Winston & Strawn, Chicago, Illinois. The indenture, the pooling and servicing agreement and the notes will be governed by the laws of the State of New York. The trust agreement will be governed by the laws of the State of Delaware.

                                    EXPERTS

    The balance sheet of CIT Equipment Collateral 2000-1 as of March 31, 2000 has been included herein and in the registration statement in reliance upon the report of KPMG LLP, independent certified public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

                        CIT EQUIPMENT COLLATERAL 2000-1
                       BALANCE SHEET AS OF MARCH 31, 2000

Assets -- Cash.................................  $ 0
                                                 ---
                                                 ---
Liabilities....................................  $ 0
Beneficial Equity..............................  $ 0
                                                 ---
Total Liabilities and Beneficial Equity........  $ 0
                                                 ---
                                                 ---

See accompanying notes to balance sheet.

                           NOTES TO THE BALANCE SHEET

    CIT Equipment Collateral 2000-1 (the 'Owner Trust') is a limited purpose business trust established under the laws of the State of Delaware. It was formed on March 31, 2000 by NCT Funding Company, L.L.C. (the 'Trust Depositor') and Allfirst Financial Center National Association (the 'Owner Trustee') under a trust agreement dated as of March 31, 2000 between the Trust Depositor and the Owner Trustee. The activities of the Owner Trust are limited by the terms of the trust agreement to acquiring, owning and managing lease and loan contracts and related assets, issuing and making payments on notes and subordinate securities and other related activities. Prior to and including March 31, 2000, the Owner Trust did not conduct any activities.

    The Trust Depositor will pay all fees and expenses related to the organization and operations of the Owner Trust, other than withholding taxes, imposed by the United States or any other domestic taxing authority. The Trust Depositor has also agreed to indemnify the indenture trustee and Owner Trustee and certain other persons involved in the sale of notes.

                         REPORT OF INDEPENDENT AUDITORS

To the Owner Trustee of
CIT EQUIPMENT COLLATERAL 2000-1

    We have audited the accompanying balance sheet of CIT Equipment Collateral 2000-1 (the 'Trust'), as of March 31, 2000. This financial statement is the responsibility of the Trust's management. Our responsibility is to express an opinion on this financial statement based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit of a balance sheet includes examining, on a test basis, evidence supporting the amounts and disclosures in that balance sheet. An audit of a balance sheet also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit of the balance sheet provides a reasonable basis for our opinion.

    In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of CIT Equipment Collateral 2000-1 as of March 31, 2000 in conformity with generally accepted accounting principles.

                                          KPMG LLP

Short Hills, New Jersey
April 7, 2000

                             INDEX OF DEFINED TERMS

                                                                 PAGE
                                                              -----------
Available Pledged Revenues..................................         S-55
Call Report.................................................         S-68
Call Reports................................................         S-68
CIT.........................................................         S-46
Class A Notes...............................................         S-54
Class A Percentage..........................................         S-63
Class A Principal Payment Amount............................         S-62
Class A Target Principal Amount.............................         S-63
Class A-1 Scheduled Principal Balance.......................         S-63
Class A-2 Notes.............................................         S-54
Class B Floor...............................................         S-63
Class B Percentage..........................................         S-64
Class B Principal Payment Amount............................         S-64
Class B Target Principal Amount.............................         S-64
Class C Floor...............................................         S-64
Class C Percentage..........................................         S-64
Class C Principal Payment Amount............................         S-64
Class C Target Principal Amount.............................         S-64
Class D Floor...............................................         S-64
Class D Percentage..........................................         S-65
Class D Principal Payment Amount............................         S-65
Class D Target Principal Amount.............................         S-65
collection period...........................................         S-65
contract pool principal balance.............................         S-13
contract principal balance..................................         S-13
Defaulted Contract..........................................         S-65
deposit date................................................         S-76
Discount Rate...............................................   S-13, S-65
FDIC........................................................         S-68
FUNB........................................................         S-68
LIBOR Determination Date....................................         S-58
Newcourt....................................................         S-46
One-Month LIBOR.............................................         S-57
Owner Trust.................................................         S-82
Owner Trustee...............................................         S-82
Pledged Revenues............................................         S-65
Principal Amount............................................         S-66
principal deficiency amount.................................         S-73
Reallocated Principal.......................................         S-66
Reference Banks.............................................         S-58
Related Collection Period Pledged Revenue...................         S-66
Statistical Discount Rate...................................         S-15

                                                                 PAGE
                                                              -----------
Subordinate Classes.........................................         S-54
Swap Counterparty...........................................         S-72
Telerate Page 3750..........................................         S-58
Total Principal Payment Amount..............................         S-66
Trust.......................................................         S-83
Trust Depositor.............................................         S-82
Unfunded Loss Amount........................................         S-66
United States Person........................................         S-78
VFCC........................................................          S-8
VTF.........................................................         S-47
WestLB......................................................         S-72
WestLB New York.............................................         S-72

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

PROSPECTUS

                          NCT FUNDING COMPANY, L.L.C.
                            RECEIVABLE-BACKED NOTES
                              (ISSUABLE IN SERIES)

                          NCT FUNDING COMPANY, L.L.C.
                                   DEPOSITOR

    The depositor will form an owner trust for each series of notes. Each owner trust will offer receivable-backed notes under this prospectus and a prospectus supplement. The prospectus supplement will be prepared separately for each series of notes. Each series may include one or more classes of notes.

    Each owner trust will use the note sale proceeds to acquire a pool of contracts which the depositor will simultaneously transfer to the owner trust.

    The right of each class of notes to receive payments may be senior or subordinate to the rights of one or more of the other classes of notes. The rate of payment on the notes of any class will depend on the priority of payment of the class and the rate and timing of payments of the related contracts.

    THE NOTES OF EACH SERIES WILL BE OBLIGATIONS OF THE RELATED OWNER TRUST
ONLY.

                              -------------------

CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE 11 OF THIS PROSPECTUS AND
  THE OTHER RISK FACTORS INCLUDED IN THE ACCOMPANYING PROSPECTUS SUPPLEMENT.

                          ---------------------------

  NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF
  THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE
                     CONTRARY IS A CRIMINAL OFFENSE.

                        -------------------------------

    This prospectus may not be used to consummate sales of notes unless accompanied by the prospectus supplement relating to the notes.

                        Prospectus dated July 19, 1999.

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
  PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT.....     4
PROSPECTUS SUMMARY..........................................     5
RISK FACTORS................................................    11
    The Absence of an Existing Market for the Notes May
      Limit Your Ability to Resell the Notes................    11
    Contract Prepayment, Ineligibility or Default May Cause
      Earlier Repayments of the Notes than You Expect and
      You May Not Be Able To Find Investments with the Same
      Yield as the Notes at the Time of the Repayment.......    11
    The Price at Which You Can Resell Your Notes May
      Decrease if the Ratings of Your Notes Change..........    12
    The Subordination of Some Classes of Notes is Only a
      Limited Form of Credit Enhancement and Does Not Ensure
      Payment of the More Senior Classes....................    12
    Limited Assets are Available for Payment of the Notes;
      Noteholders Will Have No Recourse to the Originators,
      Depositor, Servicer or their Affiliates in the Event
      Delinquencies and Losses Reduce the Trust's Assets....    12
    Even if an Owner Trust Repossesses and Sells the
      Equipment Relating to a Contract After an Obligor
      Defaults, Shortfalls in Amounts Available To Pay the
      Notes May Occur if the Market Value of the Equipment
      Has Declined..........................................    13
    Not Having Possession of Contract Files May Hinder an
      Owner Trust's Ability to Realize the Value of
      Equipment Securing the Contracts......................    13
    Failure to Take all Steps Necessary to Perfect Security
      Interests in Equipment, to Record Assignment of
      Security Interests to the Owner Trust or to Record
      Security Interests in Titled Equipment May Hinder the
      Owner Trust's Ability to Realize the Value of
      Equipment Securing the Contracts......................    13
    Repurchase Obligation of the Seller Provides You Only
      Limited Protection Against Prior Liens on the
      Contracts or Equipment................................    14
    If a Bankruptcy Court Rules that the Transfer of
      Contracts from a Vendor to an Originator was not a
      True Sale then Payments on the Contracts may be
      Reduced or Delayed....................................    15
    A Bankruptcy Court Determination that the Transfer of
      Contracts from Originators to the Seller, from the
      Seller to the Depositor or from the Depositor to the
      Owner Trust was not a True Sale then Payments on the
      Contracts Could be Reduced or Delayed.................    15
    Insolvency of the Vendors Could Delay or Reduce Payments
      to You................................................    16

    End-User Bankruptcy May Reduce or Delay Collections on
      the Contracts and Disposition of Equipment Relating to
      These or Other Defaulting End-Users May be Delayed or
      May not Result in Complete Recovery of Amounts Due....    16
    Commingling of Collections Could Result in Reduced
      Payments to You.......................................    16
    Bankruptcy of Depositor or the Owner Trust May Cause
      Delays in or Reduce Collections Under the Contracts...    17
    The Seller's Obligation to Repurchase Contacts Could be
      Impaired by Bankruptcy................................    17
    Contracts Relating to Software or Related Support and
      Consulting Services are not Secured by the Software or
      Related Services......................................    17
    Year 2000 Issues May Impact the Servicer's Ability to
      Service the Contracts.................................    18
    The Year 2000 Problem May Also Affect The Depository
      Trust Company's Record-Keeping and Distributions......    18
    Limitations on Enforceability of Security Interests in
      the Equipment May Hinder the Owner Trust's Ability to
      Realize the Value of Equipment Securing the
      Contracts.............................................    19
    Bankruptcy Court Rejection of 'True Leases' May Reduce
      Funds Available to Pay Notes..........................    19
THE DEPOSITOR...............................................    19
THE OWNER TRUSTS............................................    21
NEWCOURT CREDIT GROUP INC...................................    22
THE SERVICER................................................    23
THE SELLER AND ORIGINATORS..................................    24
THE CONTRACTS...............................................    33
DESCRIPTION OF THE NOTES AND INDENTURE......................    52
DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS.........    65
MATERIAL FEDERAL INCOME TAX CONSEQUENCES....................    70
ERISA CONSIDERATIONS........................................    77
RATINGS OF THE NOTES........................................    79
USE OF PROCEEDS.............................................    79
PLAN OF DISTRIBUTION........................................    80
LEGAL MATTERS...............................................    80
WHERE YOU CAN FIND MORE INFORMATION.........................    80
INDEX OF TERMS..............................................    82

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              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
             PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT

    The depositor tells you about the notes in two separate documents:

     this prospectus, which provides general information, some of which may not apply to a particular series of notes, including your series of notes; and

     the prospectus supplement related to the particular terms of your series of notes.

    SOME PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR IN SOME WAY AFFECT THE PRICE OF THE NOTES. THESE TYPES OF TRANSACTIONS MAY INCLUDE STABILIZING, THE PURCHASE OF NOTES TO COVER SYNDICATE SHORT POSITIONS AND THE IMPOSITION OF PENALTY BIDS. FOR A DESCRIPTION OF THESE ACTIVITIES, PLEASE READ THE SECTION ENTITLED 'PLAN OF DISTRIBUTION' IN YOUR PROSPECTUS SUPPLEMENT.

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

                               PROSPECTUS SUMMARY

    The following is only a summary of the terms of the notes. It does not contain all information that may be important to you. You should read this entire prospectus and any accompanying prospectus supplement. In addition, you may wish to read the documents governing the sale of the contracts, the formation of the trust and the issuance of notes. Those documents have been filed as exhibits to the registration statement of which this prospectus is a part.

    There are material risks associated with an investment in the notes. See 'Risk Factors' beginning on page 11 for a discussion of factors you should consider before investing in notes.

Issuer and Owner Trust....................  For each series of notes, the depositor will form an owner trust and prepare a prospectus
                                            supplement. Each owner trust will own a pool
                                            of contracts and other assets. The depositor
                                            will identify the owner trust and trustee in
                                            your prospectus supplement.

Servicer..................................  AT&T Capital Corporation, an indirect subsidiary of Newcourt Credit Group Inc.,
                                            unless otherwise specified in your prospectus
                                            supplement.

Indenture Trustee.........................  For your series of notes, the depositor will identify the indenture trustee in your
                                            prospectus supplement.

The Notes.................................  Each owner trust will issue one or more classes of notes.

Terms of the Notes........................  See 'Description of the Notes and Indenture'
                                            in this prospectus and your prospectus
                                            supplement.

   Payment Dates..........................  Each owner trust will pay interest and principal on notes on the dates specified in a
                                            prospectus supplement.

   Interest...............................  The prospectus supplement will state the interest rates for the notes described in the
                                            prospectus supplement.

   Principal..............................  The principal payments to be made by the owner trust on notes will be as described in the
                                            prospectus supplement for the notes.

   Subordination..........................  A class of notes may not be entitled to receive payments of principal and interest
                                            until after the owner trust pays one or more
                                            other classes of notes. This makes it more
                                            likely that senior notes will be paid all
                                            interest and principal due on

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

                                            them, and less likely that subordinate notes
                                            will be paid all interest and principal due on
                                            them.

   Ratings................................  An owner trust will not issue a series of notes unless one or more nationally recognized
                                            rating agencies have assigned investment grade
                                            ratings to the notes. For a more complete
                                            description of note ratings, see 'Ratings of
                                            the Notes' in this prospectus and in your
                                            prospectus supplement.

Trust Assets..............................  Each owner trust will make payments on notes it issues, primarily from funds from the
                                            following assets:

                                              equipment lease contracts,

                                              installment payment contracts,

                                              promissory notes,

                                              conditional sale agreements,

                                              financing agreements, and

                                              deposits in bank accounts.

The Contracts.............................  Your prospectus supplement provides the particular terms of your series of notes and
                                            information about:

                                              the initial principal balance of the contracts
                                              transferred to the owner trust issuing the
                                              notes;

                                              the number of contracts;

                                              the average contract principal balance;

                                              the various types of contracts;

                                              the geographical distribution of the
                                              contracts;

                                              the remaining term of the contracts; and

                                              the weighted average remaining term of the
                                              contracts.

                                            All of the contracts will be commercial
                                            contracts. Most of the contracts are end-user
                                            contracts. End-user contracts relate to the
                                            financing by end-users of equipment or
                                            software and related support and consulting
                                            services. The obligors on the end-user
                                            contracts are the actual end-users. The other
                                            contracts are limited recourse loans to
                                            equipment manufacturers, dealers or
                                            distributors or to computer software
                                            distributors, all of which are secured by one
                                            or more end-user contracts.

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

                                            As of the cut-off date for each pool of
                                            contracts, no contract in that pool will be
                                            delinquent.

                                            The 'contract principal balance' of any
                                            contract is the present value of the unpaid
                                            scheduled payments on that contract,
                                            discounted at a discount rate that will be
                                            stated in your prospectus supplement. This
                                            prospectus and the prospectus supplement refer
                                            to the aggregate of the contract principal
                                            balances as the 'contract pool principal
                                            balance.'

Seller and Originators....................  Newcourt Financial USA Inc., a subsidiary of
                                            Newcourt Credit Group Inc., will be the seller
                                            of the contracts to the depositor for deposit
                                            into the owner trust. The seller will itself
                                            originate or acquire contracts. The seller
                                            will also acquire contracts originated or
                                            acquired by other subsidiaries of Newcourt
                                            Credit Group Inc. Prior to the offering of a
                                            series of notes, the seller may have sold
                                            contracts to the depositor for deposit into a
                                            trust used in connection with temporary
                                            financing arrangements. The depositor may
                                            acquire some or all of these contracts for
                                            deposit into the owner trust in connection
                                            with the offering and sale of a particular
                                            series of notes. See 'Newcourt Credit Group
                                            Inc.' and 'The Seller and Originators' in this
                                            prospectus.

Contract Prepayments......................  Some contracts may:

                                              not permit the obligor to prepay or terminate
                                              the contract prior to its expiration date,

                                              allow for a prepayment or early termination
                                              upon payment of at least the contract
                                              principal balance,

                                              allow for a prepayment or early termination
                                              without the payment of the contract
                                              principal balance, or

                                              permit the obligor to prepay the contract at
                                              any time by paying the unpaid principal plus
                                              accrued interest.

Liquidated Contracts......................  Your prospectus supplement will describe how liquidation proceeds from a defaulted contract
                                            will be allocated.
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

Mandatory Purchase or Replacement of
  Contracts...............................  Newcourt Financial USA, as the seller, directly or indirectly, of contracts to the
                                            depositor, will make representations regarding
                                            the contracts. In the event of an uncured
                                            material breach of any of these
                                            representations, Newcourt Financial USA must
                                            purchase or replace any contract.

                                            See 'The Contracts -- Representations and
                                            Warranties made by the Seller' in this
                                            prospectus and 'Weighted Average Life of the
                                            Notes' in your prospectus supplement.

Leased Equipment..........................  The depositor will not transfer to any owner trust the depositor's interest in equipment
                                            covered by lease contracts. Amounts
                                            representing payment of the residual value of
                                            leased equipment are not available to pay
                                            principal or interest on notes, except to the
                                            extent that a vendor or obligor has guaranteed
                                            the residual value of leased equipment.

Credit Enhancement........................  The depositor may arrange for credit enhancement for some notes. Credit enhancement
                                            may include:

                                              a cash collateral account;

                                              a financial guaranty insurance policy;
                                              subordination of one or more other classes of
                                              notes;

                                              a reserve account;

                                              overcollateralization;

                                              letters of credit or liquidity facilities;

                                              repurchase obligations;

                                              third party payments or other support;
                                              cash deposits; or

                                              other arrangements which may become suitable
                                              in light of credit enhancement practices or
                                              developments in the future.

                                            Your prospectus supplement will describe any
                                            credit enhancement applicable to your notes.

Priority of Payments......................  The indenture trustee for your notes will apply contract payments as described in the
                                            prospectus supplement for your notes.
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

Optional Purchase of Contracts............  Once the principal balance of a note series is less than 10% of the initial contract pool
                                            principal balance, the depositor may
                                            repurchase all the contracts held by the owner
                                            trust. That would result in a redemption of
                                            the outstanding notes. See 'Description of the
                                            Notes and Indenture -- Optional Purchase of
                                            Contracts and Redemption of Notes' in this
                                            prospectus and in your prospectus supplement.

Substitution..............................  Newcourt Financial USA and the depositor may substitute into the owner trust one or more
                                            similar contracts for prepaid contracts or
                                            contracts in default. They may not make
                                            substitutions for defaulted contracts if all
                                            substitutions together would exceed 10% of the
                                            contract pool principal balance in the owner
                                            trust at any time. They are not required to
                                            replace any contract. See 'The
                                            Contracts -- Substitution of Contracts.'

U.S. Taxation.............................  In the opinion of the depositor's counsel,
                                            Winston & Strawn, the notes will be
                                            characterized as debt and the owner trusts
                                            will not be characterized as 'associations' or
                                            'publicly traded partnerships' taxable as
                                            corporations for federal income tax purposes.
                                            By purchasing a note, you agree to treat your
                                            note as debt for federal, state and local
                                            income tax purposes.
                                            The depositor suggests that you consult your
                                            own tax advisor about the federal income tax
                                            consequences of purchasing, owning and
                                            disposing of notes, and the tax consequences
                                            in any state or other taxing jurisdiction. See
                                            'Material Federal Income Tax Consequences'
                                            below.

ERISA Considerations......................  Subject to the considerations described in
                                            'ERISA Considerations' in this prospectus,
                                            employee benefit plans that are subject to the
                                            Employee Retirement Income Security Act of
                                            1974, as amended, may purchase notes.
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

Registration, Clearance and Settlement of
  Notes...................................  Each of the notes will be registered in the name of Cede & Co., as the nominee of The
                                            Depository Trust Company. You may purchase the
                                            notes only in book-entry form on the records
                                            of The Depository Trust Company and
                                            participating members. The owner trust will
                                            issue the notes in definitive form only under
                                            the limited circumstances described in this
                                            prospectus under 'Description of the Notes and
                                            Indenture -- Issuance of Certificated Notes at
                                            a Later Date.'

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

                                  RISK FACTORS

    You should carefully consider the following risk factors and additional risk factors listed in your prospectus supplement before you invest in the notes.

THE ABSENCE OF AN EXISTING MARKET FOR THE NOTES MAY LIMIT YOUR ABILITY TO RESELL THE NOTES

    There is currently no public market for the notes and the depositor cannot assure you that one will develop. Thus, you may not be able to resell your notes at all, or may be able to do so only at a substantial discount. The underwriters may assist in resales of the notes but they are not obligated to do so. The depositor does not intend to apply for listing of the notes on any securities exchange or for the inclusion of the notes on any automated quotation system. Even if a secondary market does develop, it may not continue.

CONTRACT PREPAYMENT, INELIGIBILITY OR DEFAULT MAY CAUSE EARLIER REPAYMENTS OF THE NOTES THAN YOU EXPECT AND YOU MAY NOT BE ABLE TO FIND INVESTMENTS WITH THE SAME YIELD AS THE NOTES AT THE TIME OF THE REPAYMENT.

    A higher than anticipated level of prepayments or liquidation of contracts that become defaulted may cause an owner trust to pay principal on the notes sooner than you expected. Also, an owner trust may pay principal sooner than you expected if Newcourt Financial USA repurchases ineligible contracts. Similarly, upon the occurrence of an event of default under the indenture, you may receive principal of the notes sooner than you expected. See 'Description of the Notes and Indenture -- Events of Default; Rights Upon Event of Default.' You may not be able to reinvest those distributions of principal at yields equivalent to the yield on the notes; therefore, the ultimate return you receive on your investment in the notes may be less than the return you expected on the notes.

    The rate of early terminations or repurchases of contracts due to prepayments ineligibility, or defaults is influenced by various factors including:

        technological change;

        changes in customer requirements;

        the level of interest rates;

        the level of casualty losses; and

        the overall economic environment.

    Most contracts do not permit prepayment or early termination. Nevertheless, AT&T Capital, as servicer, historically has permitted lessees to terminate leases early either in connection with the execution of a new lease of replacement equipment or upon payment of a negotiated prepayment premium or both. Under the pooling and servicing agreement, the servicer may allow an obligor to prepay a contract at any time if the payment, alone, or together with the contract's remaining contract principal balance and any scheduled payment owed and not yet received, is equal to the entire contract principal balance of the contract. The principal balance of a contract is the present value of the future scheduled payments under the contract, discounted at a discount rate that will be specified in the prospectus supplement for your notes.

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
    The depositor cannot assure you that prepayments on the contracts held by the trust will conform to any historical experience. The depositor cannot predict the actual rate of prepayments which will be experienced on the contracts. However, your prospectus supplement will present information as to the principal balances of the notes remaining at various times under several hypothetical prepayment rates. See 'Weighted Average Life of the Notes' in your prospectus supplement.

THE PRICE AT WHICH YOU CAN RESELL YOUR NOTES MAY DECREASE IF THE RATINGS OF YOUR NOTES CHANGE

    At any time, the rating agencies may lower their respective ratings of the notes or withdraw their ratings entirely. In the event that a rating assigned to any note is subsequently lowered or withdrawn for any reason, you may not be able to resell your notes or to resell them without a substantial discount. For more detailed information regarding the ratings assigned to any class of the notes, see 'Ratings of the Notes' in this prospectus and the prospectus supplement.

THE SUBORDINATION OF SOME CLASSES OF NOTES IS ONLY A LIMITED FORM OF CREDIT ENHANCEMENT AND DOES NOT ENSURE PAYMENT OF THE MORE SENIOR CLASSES

    An owner trust will pay interest and principal on some classes of notes prior to paying interest and principal on other classes of notes. The subordination of some classes of notes to others means that the subordinated classes of notes are more likely to suffer the consequences of delinquent payments and defaults on the contracts than the more senior classes of notes.

    The more senior classes of notes could lose the credit enhancement provided by the more subordinate classes if delinquencies and defaults on the contracts increase and if the collections on the contracts and any credit enhancement described in your prospectus supplement are insufficient to pay even the more senior classes of notes.

    Your prospectus supplement will describe any subordination provisions applicable to your notes.

LIMITED ASSETS ARE AVAILABLE FOR PAYMENT OF THE NOTES; NOTEHOLDERS WILL HAVE NO RECOURSE TO THE ORIGINATORS, DEPOSITOR, SERVICER OR THEIR AFFILIATES IN THE EVENT DELINQUENCIES AND LOSSES REDUCE THE TRUST'S ASSETS

    Each owner trust will be a limited purpose trust with limited assets. Moreover, you have no recourse to the general credit of the servicer, depositor, originator or their affiliates. Therefore, you must rely solely upon the contracts and any credit enhancement described in your prospectus supplement for payment of principal and interest on the notes.

    An increase in delinquent or defaulted payments on contracts could result in your being paid less than you expect on the notes or in delays in payment.

    If a contract is a vendor loan, you must rely solely upon the end-user contracts securing the vendor loan for payments in respect of that contract. Most vendor loans are non-recourse to the vendors. In non-recourse loans you are limited to recovering amounts due solely from the end-user contracts and related security.

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
EVEN IF AN OWNER TRUST REPOSSESSES AND SELLS THE EQUIPMENT RELATING TO A CONTRACT AFTER AN OBLIGOR DEFAULTS, SHORTFALLS IN AMOUNTS AVAILABLE TO PAY THE NOTES MAY OCCUR IF THE MARKET VALUE OF THE EQUIPMENT HAS DECLINED.

    If a contract held by the trust becomes a defaulted contract, the only sources of payment for amounts owed on that contract will be the income and proceeds from the sale of any related equipment and a deficiency judgment, if any, against the obligor under the defaulted contract. Since the market value of the equipment may decline faster than the discounted contract balance, the owner trust may not recover the entire amount due on the contract and might not receive any recoveries on the equipment. The prospectus supplement for your notes may describe some forms of credit enhancement which are intended to make up for deficiencies in the proceeds and recoveries on the contracts. However, this protection is limited and could be depleted if those deficiencies are larger than the depositor anticipates.

NOT HAVING POSSESSION OF CONTRACT FILES MAY HINDER AN OWNER TRUST'S ABILITY TO REALIZE THE VALUE OF EQUIPMENT SECURING THE CONTRACTS.

    To facilitate servicing and reduce administrative costs, the servicer or a sub-servicer will retain possession of the documents evidencing the contracts held by the owner trust. As a result, a subsequent purchaser of contracts could take physical possession of the documents without knowledge of their assignment. That subsequent purchaser could then have a security interest in the contracts senior to the owner trust's security interest. In the event that the owner trust must rely upon repossession and sale of the equipment securing defaulted contracts to recover amounts due on the defaulted contracts, the owner trust's ability to realize upon the equipment would be limited by the existence of the third party's senior security interest in those contracts. In this event, there may be a delay or reduction in distributions to you.

    Similarly, with respect to contracts securing vendor loans, the vendor will retain the original documents associated with some contracts. The applicable originator will file Uniform Commercial Code financing statements reflecting the pledge of those contracts to the applicable originator as security for the vendor loans. However, the related documents will remain in the vendor's possession. If a subsequent purchaser were able to take physical possession of the related documents without knowledge of the pledge to the originator, the owner trust's security interest in those contracts could be defeated. In this event, there may be a delay or reduction in distributions to you.

FAILURE TO TAKE ALL STEPS NECESSARY TO PERFECT SECURITY INTERESTS IN EQUIPMENT, TO RECORD ASSIGNMENT OF SECURITY INTERESTS TO THE OWNER TRUST OR TO RECORD SECURITY INTERESTS IN TITLED EQUIPMENT MAY HINDER THE OWNER TRUST'S ABILITY TO REALIZE THE VALUE OF EQUIPMENT SECURING THE CONTRACTS

    The depositor will receive security interests in financed equipment securing contracts from Newcourt Financial USA, which will obtain security interests in financed equipment from the other originators or through its own origination activities. The depositor will assign the security interests to the owner trust. However, in some instances, the originators may not file financing statements for equipment relating to a single obligor in a single jurisdiction when the value of the equipment is less than the amounts described in the following paragraph. As a result, the originator

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
will not acquire, and the depositor and owner trust will not have, a perfected security interest in the equipment. As a result, creditors of the end-user may acquire superior interests in the equipment.

    As originators, none of

        Newcourt Commercial Finance Corporation,

        Newcourt Leasing Corporation,

        Newcourt Communications Finance Corporation or

        Newcourt Technologies Corporation.

file financing statements against an obligor in the appropriate 'filing' jurisdiction unless the fair market value of the equipment relating to a contract is at least $20,000. However, if the contract is a lease with a 'fair market value' purchase option, then the threshold fair market value of the equipment is $50,000. As originator, Newcourt Financial USA Inc., does not file financing statements against an obligor in the appropriate 'filing' jurisdiction unless the fair market value of the related equipment relating to a contract is at least $25,000.

    Additionally, regardless of equipment value, the depositor's practice is to require the originators to annotate their records to note the depositor's security interest but not to require the filing of assignments of financing statements for the equipment to reflect the depositor's, the owner trust's or the indenture trustee's interests. Because of this, an originator or the servicer could inadvertently release the security interest in the equipment securing a contract. The owner trust would then not have a security interest in the equipment.

    Also, any transfer to the depositor of an originator's security interest in motor vehicles securing the contracts is subject to state vehicle registration laws. The depositor's transfer of a security interest in motor vehicles to the owner trust is also subject to these registration laws. These registration laws require that the secured party's name appear on the certificate of title or similar registration of title to a motor vehicle in order for the secured party's security interest to be perfected. The applicable originator will be identified on the certificates or similar registrations of title. However, the certificates of title or similar registrations of title will not identify the depositor or owner trust as secured party. In addition, some equipment related to the contracts may constitute fixtures under the real estate or Uniform Commercial Code provisions of the state in which the equipment is located. The relevant originator will not file assignments of fixture filings in favor of the depositor or owner trusts. Therefore, a third party could acquire an interest in the motor vehicles or real estate fixtures superior to that of the owner trusts.

REPURCHASE OBLIGATION OF THE SELLER PROVIDES YOU ONLY LIMITED PROTECTION AGAINST PRIOR LIENS ON THE CONTRACTS OR EQUIPMENT

    Federal or state law may grant liens on contracts or equipment that have priority over the owner trust's interest. If the creditor associated with any prior lien exercises its remedies it is unlikely that sufficient cash proceeds from the contract and related equipment will be available to pay the contract balance to the trust. In that event, there may be a delay or reduction in distributions to you. An example of a lien arising

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
under federal or state law is a tax lien on property of the originator or the depositor arising prior to the time a contract is conveyed to the owner trust. The tax lien has priority over the interest of the owner trust in the contracts.

    In most cases where vendors have assigned contracts to originators, the vendors have warranted to the originators that there are no prior liens on the contracts. Additionally, where vendors have assigned contracts to originators, the vendors have agreed not to grant any lien on any contracts transferred to the originators. In all cases, the seller will warrant to the depositor and the owner trust that there are no prior liens on the contracts. The seller also will warrant to the depositor and the owner trust that it will not grant any lien on the contracts. In the event that those warranties are not true as to any contract, the seller is required under the pooling and servicing agreement to repurchase the contract. There can be no assurance that the seller will be able to repurchase a contract at the time when it is asked to do so.

IF A BANKRUPTCY COURT RULES THAT THE TRANSFER OF CONTRACTS FROM A VENDOR TO AN ORIGINATOR WAS NOT A TRUE SALE THEN PAYMENTS ON THE CONTRACTS MAY BE REDUCED OR DELAYED

    Vendors sell contracts to the originators, which contracts will be transferred directly or indirectly to the depositor and then the owner trust. If a bankruptcy court decides that the acquisition of a contract by an originator is not a sale of the contract from the vendor to the originator, the contract would be part of the vendor's bankruptcy estate. Accordingly, the contract would be available to the vendor's creditors. In that case, it is unlikely the trust will receive all of the scheduled payments on the contracts, and there may be a delay or reduction in distributions to you. In order to treat the transfer of contracts to the trust as not being a true sale, the bankruptcy court would recharacterize the transfer as a pledge of the contracts to secure borrowings by the vendor. Additionally, if the transfer of contracts to an originator from a vendor is recharacterized as a pledge, then a tax or government lien on the property of the pledging vendor arising before the contracts came into existence may have priority over the owner trust's interest in the contracts.

A BANKRUPTCY COURT DETERMINATION THAT THE TRANSFER OF CONTRACTS FROM ORIGINATORS TO THE SELLER, FROM THE SELLER TO THE DEPOSITOR OR FROM THE DEPOSITOR TO THE OWNER TRUST WAS NOT A TRUE SALE THEN PAYMENTS ON THE CONTRACTS COULD BE REDUCED OR DELAYED

    If an originator, the seller or the depositor became a debtor in a bankruptcy case, creditors of that party, or that party acting as a debtor-in-possession, may assert that the transfer of the contracts was ineffective to remove the contracts from that party's estate. In that case, the distribution of contract payments to the trust might be subject to the automatic stay provisions of the United States Bankruptcy Code. This would delay the distribution of those payments to the noteholders for an uncertain period of time. Furthermore, if the bankruptcy court rules in favor of the creditors or the debtor in possession, the result may be reductions in payments under the contracts to the trust. In either case, you may experience delays or reduction in distributions to you. In addition, a bankruptcy trustee would have the power to sell the contracts if the

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
proceeds of the sale could satisfy the amount of the debt deemed owed by the originator, the seller or the depositor, as the case may be. The bankruptcy trustee could also substitute other collateral in lieu of the contracts to secure the debt. Additionally, the bankruptcy court could adjust the debt if the originator, the seller or the depositor were to file for reorganization under Chapter 11 of the Bankruptcy Code. Each of these parties will represent and warrant that the conveyance of the contracts by it is in each case a valid sale and transfer of the contracts. In addition, in agreements conveying the contracts, the originators, the seller and the depositor have agreed that they will each treat the transactions described in this prospectus as a sale of the contracts.

INSOLVENCY OF THE VENDORS COULD DELAY OR REDUCE PAYMENTS TO YOU

    In the event a vendor under a vendor loan becomes subject to insolvency proceedings, the end-user contracts and equipment securing the vendor loan as well as the vendor's oligation to make payments would also become subject to the insolvency proceedings. In that event, payments to the owner trust in respect of those vendor contracts may be reduced or delayed. Payments to you may be reduced if collections from the remaining unaffected contracts are insufficient to cover losses to the owner trust. In those cases in which transfers of end-user contracts by vendors to originator provide that the originator have recourse to the vendor for all or a portion of the losses the originator may incur as a result of a default under those end-user contracts, the vendor's bankruptcy, may similarly result in reductions or payment delays in amounts due from the vendor.

END-USER BANKRUPTCY MAY REDUCE OR DELAY COLLECTIONS ON THE CONTRACTS, AND DISPOSITION OF EQUIPMENT RELATING TO THESE OR OTHER DEFAULTING END-USERS MAY BE DELAYED OR MAY NOT RESULT IN COMPLETE RECOVERY OF AMOUNTS DUE

    Bankruptcy and insolvency laws could affect your interests in contracts with end-user obligors who become subject to bankruptcy proceedings. Those laws could result in contracts of a bankrupt end-user being written off as uncollectible or result in delay in payments due on the contracts. As a result, you may be subject to delays in receiving payments, and you may also suffer losses if collections from the remaining unaffected contracts are insufficient to cover losses to the trust. Foreclosure sales of equipment and obtaining deficiency judgments following foreclosure sales may not yield sufficient proceeds to pay off the balance owed on a contract. If you must rely on repossession and disposition of equipment to recover amounts due on defaulted contracts, those amounts may be insufficient. Factors that may affect whether you receive the full amount due on a contract include the failure to file financing statements to perfect the originator's or owner trust's security interest in the equipment securing the contract. The depreciation, obsolescence, damage, or loss of any item of equipment will also affect whether you receive the full amount due on a contract.

COMMINGLING OF COLLECTIONS COULD RESULT IN REDUCED PAYMENTS TO YOU

    Cash held by the servicer may be commingled and used for the benefit of the servicer prior to the date on which the collections are required to be deposited in a collection account as described under 'Description of the Pooling and Servicing

Agreements -- Collections on Contracts.' In the event of the insolvency or receivership of the servicer, an owner trust may not have a perfected ownership or security interest in these collections. In that case, you may suffer losses on your investment as a result.

BANKRUPTCY OF DEPOSITOR OR THE OWNER TRUST MAY CAUSE DELAYS IN OR REDUCE COLLECTIONS UNDER THE CONTRACTS

    If an owner trust or the depositor becomes insolvent under any federal bankruptcy or similar state laws, the right of an indenture trustee to foreclose upon and sell the assets of an owner trust is likely to be significantly impaired by applicable bankruptcy laws. This would be the case before or possibly even after an indenture trustee has foreclosed upon and sold the assets of an owner trust. Under the bankruptcy laws, payments on debts are not made, and secured creditors are prohibited from repossessing their security from a debtor in a bankruptcy case or from disposing of security repossessed from the debtor, without bankruptcy court approval. Moreover, the bankruptcy laws may permit the debtor to continue to retain and to use collateral even though the debtor is in default under the applicable debt instruments, if the secured creditor is provided adequate protection. The meaning of the term adequate protection may vary according to circumstances, but it is intended in general to protect the value of the security from any diminution in the value of the collateral as a result of its use by the debtor during the pendency of the bankruptcy case. Because there is no precise definition of the term adequate protection and because the bankruptcy court has broad discretionary powers, it is impossible to predict if or how you would be compensated for any diminution in value of the owner trust assets.

THE SELLER'S OBLIGATION TO REPURCHASE CONTACTS COULD BE IMPAIRED BY BANKRUPTCY

    Newcourt Financial USA Inc., as the direct or indirect seller of contracts to the depositor, will make representations and warranties regarding the contracts, the equipment and other matters. See 'The
Contracts -- Representations and Warranties Made by the Seller.' If any representation or warranty with regard to a specific contract is breached, is not cured within a specified period of time, and the value of the contract is materially and adversely affected by the breach, the seller must purchase the contract from the applicable owner trust at a price equal to the amount required to pay off the contract. If the seller becomes bankrupt or insolvent, each indenture trustee's right to compel a purchase would both be impaired and have to be satisfied out of any available 'assets' of the seller's bankruptcy estate. In that case, you may suffer a loss on your investment in a note as a result.

CONTRACTS RELATING TO SOFTWARE OR RELATED SUPPORT AND CONSULTING SERVICES ARE NOT SECURED BY THE SOFTWARE OR RELATED SERVICES

    Some of the contracts held by the owner trust will relate to software that is not owned by an originator or related support and consulting services. In these cases, the vendor or a licensor traditionally owns the software, and the software and related support and consulting services do not serve as collateral for the contracts. Thus, the owner trust will not have an interest in the software or related support and consulting services. The owner trust will own solely the associated contracts' cash flow. Accordingly, if any of these contracts becomes a defaulted contract, the owner trust

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
will not be able to foreclose on the software or related support and consulting services. Because there will be no proceeds from the software or related support and consulting services which could be used to make payments to you, the owner trust must look solely to the obligor to collect amounts due on the contract. There can be no assurance that the obligor will be able to pay in full amounts due under the contract.

YEAR 2000 ISSUES MAY IMPACT THE SERVICER'S ABILITY TO SERVICE THE CONTRACTS

    If a servicer does not have computerized systems that are Year 2000 compliant by the Year 2000, its ability to service the contracts may be materially and adversely affected. Similarly, if the indenture trustee does not have computerized systems that are Year 2000 compliant by the Year 2000, its ability to make distributions to you may be materially and adversely affected. The 'Year 2000' issue concerns that potential exposures related to the automated generation of business and financial misinformation resulting from the application of computer programs which have been written using two digits to identify a year in the date field rather than four. These programs could fail or produce erroneous results during the transition from the Year 1999 to the Year 2000.

    The originators' and servicer's indirect parent, Newcourt Credit Group Inc., has established procedures for evaluating and managing the risks and costs associated with this problem. However, there can be no assurance that all of Newcourt Credit Group Inc.'s internal computer systems will be able to handle all Year 2000 problems. Furthermore, Newcourt Credit Group Inc. does not guarantee that the systems and software of other companies on which its systems and operations rely will be able to handle all Year 2000 problems.

THE YEAR 2000 PROBLEM MAY ALSO AFFECT THE DEPOSITORY TRUST COMPANY'S RECORD-KEEPING AND DISTRIBUTIONS

    The Depository Trust Company has reported that it has developed and is implementing a program so that its systems, as the same relate to the timely payment of distributions to securityholders,

        book-entry deliveries, and

        settlement of trades within The Depository Trust Company,

continue to function appropriately on and after January 1, 2000. However, The Depository Trust Company's ability to perform properly its services is dependent upon other parties, such as its participating organizations through which you may hold your notes, and third party service providers of computer systems. The Depository Trust Company has reported that it is contacting and will continue to contact third party vendors from whom The Depository Trust Company acquires services to determine the extent of their efforts for Year 2000 remediation and, as appropriate, testing of their services. In addition, The Depository Trust Company has stated that it is in the process of developing contingency plans. If problems associated with the Year 2000 issue were to occur with respect to The Depository Trust Company and the services described above, distributions to you could be delayed or otherwise adversely affected.

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
LIMITATIONS ON ENFORCEABILITY OF SECURITY INTERESTS IN THE EQUIPMENT MAY HINDER THE OWNER TRUST'S ABILITY TO REALIZE THE VALUE OF EQUIPMENT SECURING THE CONTRACTS

    State law limitations on the enforceability of security interests and the manner in which a secured party may dispose of collateral may limit the owner trust's ability to obtain or dispose of collateral in a timely fashion. This could reduce or delay the availability of funds to pay the notes. Under these state law limitations:

        if the obligor becomes bankrupt or insolvent, the owner trust may need the permission of a bankruptcy court to obtain and sell its collateral;

        some jurisdictions require that the obligor be notified of the default and be given a time period within which it may cure the default prior to repossession; and

        the obligor may have the right to redeem collateral for its obligations prior to actual sale by paying the lessor or secured party the unpaid balance of the obligation plus the secured party's expenses for repossessing, holding and preparing the collateral for disposition.

BANKRUPTCY COURT REJECTION OF 'TRUE LEASES' MAY REDUCE FUNDS AVAILABLE TO PAY NOTES

    A bankruptcy trustee or debtor-in-possession under federal bankruptcy or similar state laws has the right to assume or reject any executory contract or unexpired lease which is considered to be a 'true lease' under applicable law. A 'true lease' is a contract under which the applicable originator or vendor holds a residual interest in equipment of more than a nominal amount. Some contracts will be true leases and thus subject to rejection by the lessor under federal bankruptcy or similar state laws. For this reason, the originator, as debtor-in-possession or the originator's bankruptcy trustee may reject the leases of which that originator is the lessor. Upon any rejection, payments to the applicable originator under the rejected contract may terminate and your investment may be subject to losses. In addition, any contract which is a true lease that a vendor originated and transferred to an originator in a transaction whereby the vendor continues to be the lessor, will be subject to rejection by the vendor, as debtor in possession, or by the vendor's bankruptcy trustee. An example of this transaction is a transfer by a vendor to an originator of a security interest in the lease contract or a transfer by a vendor to an originator of an interest in the right to payments only under the lease contract. Upon any rejection, payments to the applicable originator under the rejected contract may terminate and your investment may be subject to losses.

                                 THE DEPOSITOR

    The depositor is NCT Funding Company, L.L.C., a limited liability company organized under the laws of the State of Delaware. Newcourt Financial USA Inc. owns all of the depositor's membership interests. On or before the closing date for a series of notes the depositor will arrange for Newcourt Financial USA to transfer contracts and interests of the originators in the related equipment to the depositor in exchange

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
for cash proceeds. The transfer of a contract and related equipment to the depositor will be from either or both of:

        Newcourt Financial USA Inc.; or

        The Newcourt Equipment Trust -- VFC Series, a trust the depositor established to finance contracts and related equipment interests through a warehouse receivable securitization facility.

    In each case Newcourt Financial USA Inc. will have obtained contracts and equipment interests from the originators or shall itself have been the originator or shall have acquired contracts from third parties not affiliated with Newcourt Financial USA.

    The depositor will pay to Newcourt Financial USA Inc., as seller, or the receivables securitization facility trust noted above, as the case may be, the net proceeds received from the sale of the notes of each series.

    Newcourt Financial USA Inc. formed NCT Funding Company, L.L.C., the depositor, solely for the transactions described in this prospectus and other similar transactions. Under the depositor's formation documents and the pooling and servicing agreement executed in connection with each owner trust, the depositor is permitted to engage only in the following activities:

        acquiring contracts, interests in pools of contracts and interests of originators in equipment and other real or personal property;

        transferring and conveying the contracts and security interests in the related equipment to owner trusts and other similar trusts;

        issuing and selling notes, certificates or other securities secured by representing interests in pools of contracts and other property;

        executing and performing obligations under the relevant trust agreements, sale and contribution agreements, and pooling and servicing agreements covering the transfer and servicing of a pool of contracts;

        holding or transferring other securities issued by each owner trust;

        investing proceeds from the sale of securities representing interests in pools of contracts;

        engaging in other transactions, including entering into agreements that are necessary, suitable or convenient to accomplish the foregoing or are incidental or connected to the foregoing; and

        other transactions of the type described in this prospectus.

The depositor is prohibited from incurring any debt, issuing any obligations or incurring any liabilities, except in connection with the formation of any owner trust and the issuance of the related series of securities issued by the owner trust. The depositor is not responsible for payment of any principal, interest or any other amount in respect of any series of notes.

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
                                THE OWNER TRUSTS

    The depositor will form each owner trust under a trust agreement between the depositor and the owner trustee, as described in your prospectus supplement. Each owner trust may issue one or more classes of securities, representing debt of or beneficial ownership interests in the owner trust. The trust will not offer the beneficial ownership interests under this prospectus.

    The assets of each owner trust, as further specified in your prospectus supplement, will consist of:

    (1) a pool primarily of the following types of contracts:

         equipment lease contracts,

         conditional sale/financing agreements,

         installment payment agreements,

         promissory notes, and

         loan and security agreements;

    (2) amounts on deposit in, and any eligible investments allocated to, accounts established under the related indenture and the pooling and servicing agreement;

    (3) the depositor's rights under the related purchase and sale agreement or other instrument by which it acquired contracts, if any; and

    (4) the depositor's rights with respect to any cash collateral account or other form of credit enhancement for the notes.

    The owner trust will have the right to:

         all funds payable under the contracts after the cut-off date, the date on which the owner trust's right to contract payments commences. This includes all scheduled but unpaid amounts due prior to the cut-off date, but excludes any scheduled payments due on or after, but received prior to, the date the depositor transfers the contracts to an owner trust. This does not include contract payments in respect of taxes, insurance premiums, security deposits, late charges, administrative fees or charges;

         prepayments, except for any portion allocated to the depositor in respect of equipment leases;

         liquidation proceeds received with respect to defaulted contracts, except for any portion allocable to the depositor under an equipment lease;

         earnings from the investment of funds in the collection account and note distribution account maintained by the servicer; and

         security interests in the equipment related to the contracts, but excluding ownership rights.

    No owner trust will engage in any business activity other than issuing notes and ownership interests in the owner trust;

        purchasing contracts and related assets;

        holding and dealing with the assets of owner trust;

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
        making payments on the notes and other securities it issued;

        entering into and performing the duties, responsibilities and functions required under any of the related pooling and servicing agreement, indenture, contracts, and related documents; and

        matters incidental to the above.

    The assets of an owner trust will be separate from the assets of all other owner trusts the depositor creates. Accordingly, the assets of one owner trust will not be available to make payments on the securities issued by any other owner trust.

    The depositor will specify the owner trustee of the owner trust for notes being offered in your prospectus supplement. The owner trustee's liability in connection with the sale of notes will be limited to the express obligations of the owner trustee in the related trust agreement and indenture. An owner trustee may resign at any time, in which event the depositor or its designee must appoint a successor owner trustee. The depositor or its designee may also remove an owner trustee if the owner trustee ceases to be eligible to continue as such under the related trust agreement or if the owner trustee becomes insolvent. Any resignation or removal of an owner trustee will not become effective until acceptance of the appointment of a successor owner trustee.

                           NEWCOURT CREDIT GROUP INC.

GENERAL

    Newcourt Credit Group Inc. was formed in 1984 as an investment bank. It originated and structured asset-based financings for the corporate and institutional asset finance market and syndicated the financings to Canadian financial institutions. In 1988, Newcourt Credit Group Inc. broadened its activities to include vendor and direct equipment financing. Today, Newcourt Credit Group Inc. is one of the world's largest providers of vendor finance and one of the world's largest non-bank commercial asset finance companies. Newcourt Credit Group Inc. has approximately U.S. $23.4 billion (Canadian $36.2 billion) of owned and managed assets and U.S. $3.0 billion (Canadian $4.7 billion) shareholders' equity at December 31, 1998.

    Newcourt Credit Group Inc.'s international origination and servicing capabilities span 26 countries around the globe. Newcourt Credit Group Inc. serves clients in Canada, the United States, the United Kingdom, the Asia/Pacific region, Europe, Mexico and South America.

    Newcourt Credit Group Inc.'s United States asset-based operations are conducted through indirect subsidiaries owned by Newcourt Credit Group USA Inc., a wholly owned subsidiary.

    Newcourt Credit Group has entered into a business combination agreement with The CIT Group Inc. The proposed business combination is subject to a number of conditions. There can be no assurance that the parties will be able to satisfy these conditions to the completion of the transaction or that they will complete the transaction in accordance with agreements between them.

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
    Newcourt Credit Group Inc.'s principal executive offices are located at Queens Quay Terminal, 207 Queens Quay West, Floors 6 & 7, Toronto, Ontario M5J 1A7, (416) 507-2400.

ACQUISITIONS

    In January 1998, Newcourt Credit Group Inc. consummated the acquisition of all of the outstanding shares of AT&T Capital Corporation. The aggregate purchase price paid by Newcourt Credit Group Inc. on the acquisition closing was approximately Canadian $2.4 billion (U.S. $1.7 billion). As a result, AT&T Capital Corporation became a wholly owned subsidiary of Newcourt Credit Group USA Inc.

                                  THE SERVICER

    AT&T Capital Corporation is currently expected to be the servicer. However, if the depositor selects a different servicer for any particular series of notes, the relevant prospectus supplement will provide information about that servicer.

    AT&T Capital Corporation is a full-service, diversified, equipment leasing and finance company that operates principally in the United States and also has operations in the Asia/Pacific region, Mexico and South America. AT&T Capital Corporation is one of the largest equipment leasing and finance companies in the United States and is the largest lessor of telecommunications equipment in the United States, in each case, based on the aggregate value of equipment leased or financed.

    AT&T Capital Corporation, a Delaware corporation, is a wholly owned subsidiary of Newcourt Credit Group USA Inc., which in turn is a wholly owned subsidiary of Newcourt Credit Group Inc. AT&T Capital Corporation's chief executive offices are currently located at 2 Gatehall Drive, Parsippany, New Jersey 07054 and its telephone number is (973) 606-3500.

    AT&T Capital Corporation, through some of the originators, leases and finances a wide variety of equipment, including telecommunications equipment, such as private branch exchanges, telephone systems and voice processing units,

        information technology equipment, such as personal computers, retail point of sale systems and automated teller machines,

        general office, manufacturing and medical equipment, and

        transportation and construction equipment.

In addition, the group provides franchise financing for franchises and financing collateralized by real estate.

    AT&T Capital Corporation markets its leasing and financing services to customers of equipment manufacturers, distributors and dealers with which AT&T Capital Corporation has a marketing relationship for financing services and directly to end-users of equipment. AT&T Capital Corporation's approximately 500,000 customers include large global companies, small and mid-sized businesses and federal, state and local governments and their agencies.

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
    As of December 31, 1998, AT&T Capital Corporation had, on a consolidated basis, total assets of $10.8 billion, total liabilities of $9.9 billion and net income for the year ended December 31, 1998 of $97.5 million.

    AT&T Corp. founded AT&T Capital Corporation in 1985 as a captive finance company to assist AT&T Corp.'s equipment marketing and sales efforts by providing its customers with sophisticated financing.

                           THE SELLER AND ORIGINATORS

    The information in this section describes several companies which may be originators in respect of a particular pool of contracts. Your prospectus supplement may provide information on other originators. Each of the seller and originators will be an indirect wholly owned subsidiary of Newcourt Credit Group Inc.

NEWCOURT FINANCIAL USA INC.

    Newcourt Financial USA Inc., an originator and the direct or indirect seller of contracts of the depositor, was incorporated on January 8, 1992 in Delaware and is a wholly owned subsidiary of Newcourt Credit Group USA Inc. Newcourt Credit Group USA Inc. is a wholly owned subsidiary of Newcourt Credit Group Inc. Newcourt Financial USA originates and acquires conditional sales/financing agreements,

        equipment lease contracts,

        promissory notes,

        installment payment agreements and

        loan and security agreements.

These contracts finance equipment of the following types:

        transportation,

        construction,

        information technology (including software),

        communications,

        commercial and

        industrial and resource.

    Newcourt Financial USA typically structures its vendor financing arrangements as direct originations with customers and end-users of a vendor's products, either with or without recourse, or assignments of contracts, either with or without recourse, by a vendor to Newcourt Financial USA.

    Newcourt Financial USA will sell to the depositor contracts which the seller will have originated or acquired from other originators. The seller will sell its contracts to the depositor under a purchase and sale agreement containing seller representations and warranties as to the contracts. Prior to the offering of your series of notes, the seller may have sold contracts to the depositor for deposit into a trust used in

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
connection with a warehouse receivables securitization facility. The depositor may reacquire some or all of these contracts for deposit into the owner trust in connection with the offering and sale of a particular series of notes.

    Newcourt Financial USA's principal executive offices are located at 2 Gatehall Drive, Parsippany, New Jersey 07054 and its telephone number is (973) 606-3500.

NEWCOURT LEASING CORPORATION

    Newcourt Leasing Corporation, an originator formerly known as AT&T Capital Leasing Services, Inc., provides leasing and financing programs for certain targeted manufacturers and distributors as well as leasing and financing to existing customers. Newcourt Credit Group Inc. acquired Newcourt Leasing Corporation as part of the acquisition of AT&T Capital Corporation. Newcourt Leasing Corporation is a wholly owned subsidiary of AT&T Capital Corporation.

    Newcourt Leasing Corporation is headquartered in Westborough, Massachusetts. The Newcourt Leasing Corporation portfolio, which includes both contracts owned by Newcourt Leasing Corporation and contracts serviced on behalf of others, is primarily comprised of leases of and loans on the following equipment types:

        computer,

        machine tool manufacturing,

        copier,

        medical/dental,

        printing and

        automobile test/repair.

NEWCOURT COMMUNICATIONS FINANCE CORPORATION

    Newcourt Communications Finance Corporation, an originator formerly known as AT&T Credit Corporation, supports the sales of Lucent Technologies Inc. and NCR Corporation equipment by providing leasing and financing options to customers who have selected equipment manufactured or supplied by these vendors. AT&T Corp. established Newcourt Communications Finance Corporation's predecessor as a captive finance company in 1985. Newcourt Credit Group Inc. acquired Newcourt Communications Finance Corporation as a result of the acquisition of AT&T Capital Corporation. Newcourt Communications Finance Corporation is a wholly owned subsidiary of AT&T Capital Corporation.

    Lucent Technologies and NCR Corporation generate substantially all of Newcourt Communications Finance Corporation's transactions. Lucent Technologies manufactures and distributes telecommunications and related equipment. NCR Corporation manufactures and distributes information technology, including retail point-of-sale systems, automated teller machines and computers. The Newcourt Communications Finance Corporation portfolio of contracts is primarily comprised of both leases and loans on the following equipment types:

        telecommunication,

        retail point-of-sale system,

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
        automatic teller machine and

        computer.

NEWCOURT COMMERCIAL FINANCE CORPORATION

    The Portland Division of Newcourt Commercial Finance Corporation, formerly known as AT&T Commercial Finance Corporation, an originator, provides financing and leasing programs for manufacturers and distributors of material handling and construction equipment. Newcourt Commercial Finance Corporation is a wholly owned subsidiary of AT&T Capital Corporation. Newcourt Commercial Finance Corporation was formed in December 1989 in connection with the acquisition of substantially all the assets of two divisions of Pacificorp Credit, Inc.

    Newcourt Commercial Finance Corporation is headquartered in Parsippany, New Jersey. The Newcourt Commercial Finance Corporation portfolio, which includes both contracts owned by Newcourt Commercial Finance Corporation and contracts serviced on behalf of others, is comprised entirely of leases of, loans on and conditional sales and installment payment agreements covering construction and material handling equipment.

NEWCOURT TECHNOLOGIES CORPORATION

    Newcourt Technologies Corporation, formerly known as AT&T Systems Leasing Corporation, provides leasing, financing and remarketing of computer equipment, electronics, manufacturing and other capital equipment. Newcourt Technologies Corporation's predecessor was established in 1987 and acquired by AT&T Capital in 1990. Newcourt Credit Group Inc. acquired Newcourt Technologies as a result of the acquisition of AT&T Capital. Newcourt Technologies Corporation is a wholly owned subsidiary of AT&T Capital and is headquartered in Bloomfield Hills, Michigan.

UNDERWRITING AND SERVICING

  CREDIT MANAGEMENT PHILOSOPHY

    Each originator strives to manage risks in connection with its business, including credit risk and residual value risk associated with acquiring and holding contracts. The management of these risks is critical to the success of each originator. Each originator has in place policies, controls, systems and procedures intended to manage and limit these risks and promote early problem recognition and corrective action, as well as facilitate consistent portfolio performance measurements. Newcourt Credit Group Inc.'s risk management department, which includes credit and asset management personnel, Newcourt Credit Group Inc.'s internal and external auditors and Newcourt Credit Group Inc.'s audit committee periodically reviews these policies, controls, systems and procedures. In addition, the investment committee of Newcourt Credit Group Inc. monitors overall risk profile.

    Each originator seeks to minimize its credit risk through diversification of its portfolio by customer, industry segment, equipment type, geographic location and transaction maturity. The originators' financing activities cover a wide range of equipment types, including, general equipment, telecommunications equipment, office equipment, information technology and transportation equipment, and a large number of end-users located throughout the United States and, to a lesser extent, abroad.

  CREDIT APPROVAL

    Each originator has a chief credit officer who is responsible for overseeing the quality, integrity and performance of the originator's credit portfolios. Before any transaction can be committed to, it must first qualify for credit approval under one of Newcourt Credit Group Inc.'s proprietary credit scoring models. Alternatively, a duly authorized credit officer must approve the transaction in accordance with clearly defined authorities, policies and procedures. Each originator's chief credit officer has the responsibility of establishing credit policies appropriate for the originator's business and periodically reviewing its credit personnel's exercise of credit authority for adherence to the established credit policies.

    Credit authorities are an important tool that each originator uses to manage and control its portfolio risk. The originators set credit authorities in order to enable individual credit officers to handle approximately 80-85% of the transactions flowing to them. This approach results in higher credit authorities reviewing approximately 15-20% of the transactions. This ensures oversight of an individual's judgment, credit skills and compliance with credit policy by more senior credit officials. Each originator's chief credit officer is empowered to establish credit authorities for qualified members of their credit staff for up to $500,000. Approval of new credit authorities up to $5,000,000 requires the approval of Newcourt Credit Group Inc.'s chief investment officer in addition to the approval of the originator's chief credit officer. Approval of new credit authorities in excess of $5,000,000 also requires the approval of the president of Newcourt Credit Group Inc. services business unit or Newcourt Credit Group Inc.'s chief executive officer. The existing credit authorities allow each originator's chief credit officer to approve transactions:

        up to $7,500,000 in the case of Newcourt Communications Finance Corporation,

        up to $5,000,000 in the case of Newcourt Leasing Corporation,

        up to $1,500,000 in the case of Newcourt Commercial Finance Corporation and up to $5,000,000 in the case of Newcourt Technologies Corporation and Newcourt Financial USA.

Approval of Newcourt Credit Group Inc.'s chief investment officer is required for transactions in excess of an originator's credit authority. Each originator reports all investment decisions involving amounts in excess of $10,000,000 to the Investment Committee of Newcourt Credit Group, Inc.'s Board of Directors each month. The Investment Committee must approve amounts in excess of $20,000,000 for transactions risk rated below investment grade, while each originator's authority for transactions risk rated low investment grade or higher is $35,000,000.

    The credit authority granted to approve transactions may not be delegated.

    Each originator monitors portfolio quality regularly to assess the overall condition of the portfolio and identify the major exposures within the portfolio. Each originator

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
utilizes the 'one obligor concept' in computing total credit exposure; this means that the level of credit authority required to approve an incremental transaction must be sufficient to approve the customer's total credit exposure. Newcourt Credit Group Inc. tracks credit exposure in an automated fashion aggregating all originators' exposure to each customer including its subsidiaries, affiliates and commonly controlled companies. Unless otherwise specifically approved, credit approvals are valid for up to 180 days.

  UNDERWRITING -- GENERAL

    The purpose of each originator's underwriting standards is to evaluate a prospective customer's credit standing and repayment ability. Each originator makes credit decisions based upon the credit characteristics of the applicant, loss experience with comparable customers, the amount and terms and conditions of the proposed transaction and the type of equipment to be leased or financed. For almost all transactions under $50,000, the originators, other than Newcourt Commercial Finance Corporation and Newcourt Technologies Corporation, utilize credit scoring systems to make credit decisions. In a credit scoring system, a computer makes the initial credit decision after inputting credit application data and credit bureau information into a statistical model of such originator's prior loss experience. Newcourt Credit Group Inc. intends the proprietary credit scoring systems to improve credit decisions on new lease applications, expedite response times to customers and increase business volume and portfolio profitability while maintaining credit quality.

    With respect to credit decisions for those transactions which are not based on credit scoring, each originator's credit officers conduct various credit investigations, including reference calling and the procurement and analysis of data from credit reporting agencies such as Dun & Bradstreet and other credit bureaus. In the case of larger sized transactions (generally over $100,000), each originator's credit officers will obtain and analyze financial statements from the customer. The analysis is to determine the reliability of the financial statements and to ascertain the financial condition and operating performance of the potential customer. Each originator carefully reviews asset quality and compares stated liabilities to the information obtained from reference checking and credit reports. Each originator checks cash flow for reliability and adequacy to service funded debt maturities and other fixed charges. The financial analysis typically involves a review of the potential customer's leverage, profitability, liquidity and cash flow utilizing a variety of financial ratios and comparing the company to other companies its size in similar businesses. In this connection, the analysis utilizes various reference sources, such as Robert Morris Associates Annual Statement Studies. Additionally, the originator may obtain information from rating agencies, securities firms, Bloomberg and numerous other sources. The credit officer then prepares a written analysis summarizing the amount and terms of the credit request and setting forth the credit officer's recommendation including detailed supporting rationale. Each originator also considers alternative exit strategies, including an analysis of the value of the equipment as well as its essentiality of use, in the event the customer fails to honor its payment obligations, No originator imposes either rigid loan-to-value ratios in its underwriting processes or a maximum loan-to-value ratio.

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
    The credit approval will also set forth any conditions of approval such as personal or corporate guarantees, shorter lease terms, more advance payments or other credit enhancements, and it will dictate the necessary documentation. One of Newcourt Credit Group Inc.'s authorized credit officers must re-approve any subsequent modification of approval terms or required documentation. Newcourt Credit Group Inc. also requires the credit personnel of each originator to rate the creditworthiness of each of unit's customer accounts over $100,000. In the process, the credit personnel are also required to take into account other factors affecting the credit risk of a particular transaction, such as collateral value, credit enhancement and duration of the credit.

  UNDERWRITING -- ADVANCED CREDIT SCORING SYSTEMS

    In 1992, AT&T Capital Corporation commissioned the Bell Laboratories Operations Research Department to design decision support systems and associated strategies for credit risk management throughout the customer's financing life cycle. This life cycle approach, while commonplace in the consumer credit field, is not common in commercial leasing. This process developed and implemented three sets of decision support systems, covering each stage of the small ticket leasing life cycle:

        front-end credit decisions,

        credit line management, and

        delinquent account collections.

    See ' -- Collections' below. Each system includes

        a suite of statistically derived risk prediction models,

        a sequential decision strategy which determines the model to be used in each instance, and a risk based strategy which determines the optimal decision based upon the model results.

    The current front-end credit decisioning systems follow a series of steps including:

        the selection and electronic retrieval of credit bureau information,

        the quantification of credit risk and

        the decision to accept, reject or manually review the credit applicant.

    While both Newcourt Leasing Corporation and Newcourt Communications Finance Corporation have been using credit application scoring models based on more traditional credit scorecards since 1991 and 1989, respectively, Newcourt Leasing Corporation implemented an improved decisioning system in March 1993, while Newcourt Communications Finance Corporation implemented this system in May 1995.

    Additionally, Newcourt Communications Finance Corporation has developed and implemented credit line management models since May 1995. This originator monitors the credit scoring systems using various reporting mechanisms and has upgraded the system over time to incorporate the value of more recent data and to take advantage of improved statistical techniques. Authorized credit officers may override credit

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
scoring decisions, but are discouraged from doing so unless the originator uncovers additional information which materially strengthens the transaction or if sufficient credit enhancements can be obtained to mitigate the risk. Operating units track overrides each month. Overrides are more common at Newcourt Communications Finance Corporation than they are at Newcourt Leasing Corporation. Newcourt Commercial Finance Corporation and Newcourt Technologies Corporation do not use these advanced scoring systems because the contracts originated by them have larger original balances.

    The originators also underwrite contracts representing smaller ticket commercial assets originated through some of Newcourt Financial USA's vendor programs utilizing computerized credit scoring models. The computer makes the initial credit decision after consideration of the credit application data and credit bureau information based on statistical historical loss analysis and developed in conjunction with Fair Isaac. Fair Isaac is a major credit scoring company and has a long history of consumer, small business and related credit data. This empirical data is used to develop specific parameters within a designated group and to predict future delinquency and default rates. By setting approval cutoff levels on total scores at levels associated with predetermined default rates, Newcourt Financial USA is able to provide a program level credit score according to its internal policies.

    In the third quarter of 1998, Newcourt Credit Group Inc. hired four full time Phd's formerly employed by AT&T Labs and who constituted the principal development team behind AT&T Capital's credit automation program. This program, which is briefly described above, involves dozens of individual credit models as well as behavioral collections programs. Newcourt Credit Group Inc. refers to this group as the Management Science Team and is based in Shrewsbury, NJ. In addition to monitoring and periodically refreshing the existing credit models, this group will also expand the scope of credit automation within Newcourt Credit Group, Inc.'s portfolio.

  UNDERWRITING -- VENDOR PROGRAMS

    In initially establishing a program agreement or other form of financing arrangement with a vendor, Newcourt Financial USA completes a formal underwriting review of the vendor to ensure that the vendor can perform the financial and other obligations contained in any vendor agreement. This review typically encompasses a financial review, a product review (including an analysis of market acceptance of the vendor's products) and a general operational and managerial review of the vendor. Vendors must generally be established in their field and must market industry accepted equipment or other products. The vendor must have sufficient financial resources to support the financing relationship contemplated by the respective originator. Program agreements are continually monitored by the respective originator. Each originator performs a formal annual review of a vendor's financial condition for a vendor which generates a substantial amount of contracts.

  DOCUMENTATION

    Contract documentation may include:

        a credit application,

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
        a signed lease/installment sale or financing agreement,

        a vendor invoice, initial lease/advance payment,

        proof of insurance, where relevant,

        delivery and acceptance acknowledgments and

        financing statements.

    The originators typically require filing of financing statements as follows:

        in the case of originations by Newcourt Commercial Finance Corporation, Newcourt Leasing Corporation, Newcourt Communications Finance Corporation and Newcourt Technologies Corporation, in the appropriate 'filing' jurisdiction if the fair market value of the equipment is at least $20,000 or, in the alternative, at least $50,000 if the equipment relates to a lease with a 'fair market value' purchase option, and in the case of originations by Newcourt Financial USA Inc., in the appropriate 'filing' jurisdiction if the fair market value of the related equipment is at least $25,000.

  BILLING

    Third parties handle billing for the originators. The third parties prepare and mail monthly invoices. All customers have a billing cycle, and the billing party generates invoices automatically and mails them out before the due date, with the exception of end-users as to whom payment coupon books evidence their payment obligations or from whose accounts the billing party automatically debits their payments. From time to time to facilitate customer needs, the originators will provide manual invoices. Monthly invoices include the scheduled payment, taxes, insurance and late charges, if any. The vast majority of contracts provide for level payments throughout their term. Substantially all customers forward payments to lockboxes with certain financial institutions.

  PORTFOLIO MONITORING

    The originators track and calculate delinquency monthly for each major portfolio segment, including segmentation by classification of days past due. They monitor credit losses each month and compare them with credit losses for previous months and the corresponding month in a number of prior years. Each originator also employs other techniques in evaluating the performance of its portfolio. These techniques include:

        roll rate analysis -- a type of portfolio analysis examining the rate at which accounts in various stages of delinquency become, or 'roll' into, losses, and a type of vintage analysis -- another type of portfolio analysis in which each originator's assets are classified by age and then compared across different years, e.g., comparing loss experience for two-year-old portfolio in 1996 with that in 1995.

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
    For transactions over $1,000,000, each originator conducts annual reviews of customer financial condition and risk rating. The originators conduct these annual reviews on transactions over $500,000 which have high risk ratings. They monitor all other transactions via the normal collection process, meaning that they would receive individual attention only if they became delinquent or for some other reason came to the attention of the company's credit and collections personnel. For example, a material adverse change in the financial condition of the obligor in the transaction would trigger an individual review.

    In addition to providing an initial credit review, ongoing credit review procedures exist to identify at an early stage those customers that may be experiencing financial difficulty. Credit personnel monitor these customers once they are identified. The credit personnel periodically make recommendations to the originator's chief credit officer as to what remedial actions the originator should take;

        what portion, if any, of total credit exposures the originator should write off; or

        whether the originator should make a specific allocation of the originator's loss reserves.

    In establishing allowances for credit losses, each originator's management reviews:

        the aging of the originator's portfolio,

        all non-performing leases and receivables,

        prior collection experience, and

        originator's overall exposure and changes in credit risk.

  COLLECTIONS

    Each originator collects overdue payments using several different methods. Newcourt Communications Finance Corporation and Newcourt Leasing Corporation have deployed computerized collection management systems. Newcourt Leasing Corporation has used outbound call management systems and behavioral scoring systems in prioritizing collection activities in its collection process since March 1994. Newcourt Communications Finance Corporation has utilized similar technology in its collection activities since 1989 with the exception of behavioral scoring, which it implemented in September 1996 following a testing period in several of Newcourt Communications Finance Corporation's units. The collection management systems prioritize delinquent accounts into automated queues using delinquent account scoring systems, also referred to as behavioral scoring. Telephone calls to delinquent accounts are automatically dialed by the system eliminating no answer and busy line calls, which the system automatically reschedules.

    Newcourt Financial USA, Newcourt Technologies Corporation and Newcourt Communication Finance Corporation rank accounts using a suite of statistically-derived risk prediction indicators for handling in order of risk weighted exposure. The collection management systems utilize different account collection strategies as a function of risk level and account balance. Accounts with low balances or low risk or

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
both get a low impact collection strategy which involves greater reliance upon letters in the early stages of delinquency and less reliance on telephone calls until the later stages of delinquency. Also, the number of days between actions is greater for a low risk account than in the case of a high risk account. A high impact collection strategy applies to accounts with high balances and/or high risk scores. In this case, telephone calls commence sooner in the collection process, and the originators space collection actions more closely.

    During 1999, the originators will continue to move some of their small to mid-ticket collection activities into a centralized call center located in Memphis, Tennessee. The call center employs approximately 200 people, primarily collectors and customer service representatives, and utilizes a Davox call management system and other collection technologies such as behavioral scoring to efficiently collect on past due accounts.

    The originators frequently use outside collection agencies and attorneys to supplement collection activity. Typically, the originators place an account with an outside collection agency or attorney when it is 180 days or more past due. However, they may place accounts past due less than 180 days with a collection agency or attorney depending upon the circumstances of its delinquency. They may repossess equipment at any time after the contractual default but typically do not do so until the account is past due between 90 and 180 days, or earlier if they determine the equipment to be at risk.

  NON-ACCRUAL AND WRITE-OFF POLICY

    Each originator maintains non-accrual and write-off policies. The policies require that all accounts which are 90 days past due, or less in the event of a bankruptcy, be categorized as non-performing. The majority of delinquent accounts will be written off or specifically reserved for no later than 180 days past due. While smaller accounts, generally $50,000 or less, will be written off at that time, larger accounts will have specific reserves recorded which appropriately reduce the carrying value of the contracts to an amount roughly equivalent to the estimated market value. However, the servicer will evaluate some delinquent accounts and if the obligor appears likely to make payment in full despite the delinquency, the servicer may decide not to write-off or reserve at that time.

                                 THE CONTRACTS

    With respect to any series of notes, this prospectus and any prospectus supplement refer to the aggregate of the contracts in an owner trust, as of any particular date, as the contract pool. This prospectus and any prospectus supplement refer to the contract pool, as of the cut-off date specified in the prospectus supplement for your notes, as the cut-off date or initial contract pool. Changes in the characteristics of the contracts between the cut-off date and the closing date will not affect more than 5% of the cut-off date contract pool principal balance. This prospectus and any prospectus supplement refer to equipment, software and services collectively as financed items.

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
DESCRIPTION OF THE CONTRACTS

    All of the contracts in each owner trust will be commercial, rather than consumer, leases or loans. The following description of the contracts describes the material terms of the contracts to be included in each contract pool, although an immaterial number of contracts in a contract pool may differ in one or more provisions from the description below.

END-USER CONTRACTS

    Each owner trust will include contracts to which the end-user of the equipment is a party. The depositor lists the types of contracts under 'The Owner Trusts' above.

    There will be no limit on the number of contracts in a particular contract pool which may consist of any of those types. Each contract is required, however, to be an 'eligible contract,' as of the date the depositor transfers the contracts to the respective owner trusts. An eligible contract is a contract as to which the representations and warranties listed below under ' -- Representations and Warranties Made by the Seller' are true as of the transfer date.

  CONDITIONAL SALE AGREEMENTS

    Each originator will offer financing for equipment under conditional sale agreements assigned to the applicable originator by the vendor of the equipment. Each originator will generally use its standard pre-printed form to document the conditional sale agreements in a contract pool. In some instances, the originator will use a vendor's standard, pre-printed form. The conditional sale agreement sets forth the description of each financed item and the schedule of installment payments. Typically, loans under conditional sale agreements are fixed rate and are for a term of one to seven years. Payments under conditional sale agreements typically are due monthly. Conditional sale agreements typically:

        provide for a grant by the end-user of the equipment of a security interest in the equipment, which security interest is assigned by the vendor to the originator;

        may allow prepayment of the obligation upon payment, where allowed by applicable state law, of an additional prepayment fee;

        require the end-user to maintain the equipment, keep it free and clear of liens and encumbrances and pay all taxes related to the equipment;

        restrict the modification or disposal of the equipment without the vendor's, or its assignee's, consent;

        include a disclaimer of warranties;

        include the end-user's indemnity against liabilities arising from the use, possession or ownership of the equipment;

        include the end-user's absolute and unconditional obligation to pay the installment payments on the loan; and

        include specific events of default and remedies for default.

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
A conditional sale agreement typically requires each end-user to maintain insurance, the terms of which may vary. The terms of a conditional sale agreement may be modified at its inception at the end-user's request. The originator's legal department must approve material modifications before the originator will agree to accept an assignment of the conditional sale agreements from a vendor unless the vendor has indemnified the originator against any losses or damages it may suffer as a result of modifications.

  LEASES

    The originators, either directly or by assignment from vendors, will offer financing of equipment, software and services under leases. Leases may consist of individual lease agreements relating to a single, separate transaction and financed item. Alternatively, the individual leases may be governed by a master lease agreement which contains the general terms and conditions of the transaction. Specific terms and conditions, such as descriptions of the specific equipment, software and services being leased or financed and the schedule of related rental payments, are typically contained in a supplement or schedule to the master lease agreement, which is signed by the end-user as lessee, and either the vendor or the originator, as lessor. The supplement to the master lease agreement incorporates the master lease agreement by reference, and is treated by the originator as a separate lease. The originator or the vendor originates each lease in the ordinary course of business. Vendors who originate leases assign them to the originator. An originator also may purchase leases on a portfolio basis.

    The initial terms of the leases in the contract pool typically range from one to seven years. Each lease provides for the periodic payment by the end-user of rent in advance or arrears, generally monthly or quarterly. The periodic payments represent the amortization, generally on a level basis, of the total amount that an end-user is required to pay throughout the term of a lease.

    A contract pool will include 'net leases' under which the end-user assumes responsibility for the financed items, including operation, maintenance, repair, and insurance or self-insurance,

        return of the equipment at the expiration or termination of the lease, and the payment of all sales, use and property taxes relating to the financed items during the lease term.

    The end-user further agrees to indemnify the lessor for any liabilities arising out of the use or operation of the financed items. In most cases, the end-user also authorized the lessor to perform the end-user's obligations under the lease at the end-user's expense, if it so elects, in cases where the end-user has failed to perform. In addition, the leases often contain 'hell or high water' clauses unconditionally obligating the end-user to make periodic payments, without setoff, at the times and in the amounts specified in the lease. If an originator is the lessor, the lease will contain no express or implied warranties with respect to the financed items other than a warranty of quiet enjoyment. If a vendor is the lessor, the lease or a related agreement may contain representations and warranties with respect to the financed items in

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
addition to a warranty of quiet enjoyment. However, the end-user typically agrees not to assert any warranty claims against any assignee, including the originator, of the vendor by way of setoff, counterclaim or otherwise, and further agrees that it may only bring that type of claim against the vendor. Leases of equipment often require the end-user to maintain, at its expense, casualty insurance covering damage to or loss of the equipment during the lease term or to self-insure against these risks, if approved in advance by the originator or vendor, as applicable.

    The leases will include both 'true leases' and leases intended for security as defined in Section 1-201(37) of the Uniform Commercial Code. Under a 'true lease', the lessor bears the risk of ownership, except for the risk of loss of the equipment, which is passed to the end-user under the leases. The lessor also takes any tax benefits associated with the ownership of depreciable property under applicable law. No title is conferred upon the lessee. The lessee under a 'true lease' has the right to the temporary use of property for a term shorter than the economic life of the property in exchange for payments at scheduled intervals during the lease term. Additionally, the lessor retains a significant 'residual' economic interest in the leased property. End of lease options for 'true leases' include purchase or renewal at fair market value.

    Under leases intended for security, the lessor in effect finances the 'purchase' of the leased property by the lessee and retains a security interest in the leased property. The lessee retains the leased property for substantially all its economic life and the lessor retains no significant residual interest. Such leases are considered conditional sales type leases for federal income tax purposes and, accordingly, the lessor does not take any federal tax benefits associated with the ownership of depreciable property. End of lease options for these leases depend on the terms of the related individual lease agreement or master lease agreement supplement, but often these terms provide for the purchase of the equipment at a prestated price, which may be nominal. The inclusion of 'true leases' in a contract pool should have no federal income tax impact on holders of notes since the notes are treated as debt for federal income tax purposes. However, the inclusion of 'true leases' may result in the imposition of state and local taxes which would reduce cash available for payment on the notes.

    A lease will either prohibit the end-user from altering or modifying the equipment or permit the end-user to alter or modify the equipment only to the extent the alterations or modifications are readily removable without damage to the equipment. Under some master lease agreements, the end-user may assign its rights and obligations under the lease, but only upon receiving the prior written consent of the lessor. Under some leases, the lessee may relocate the equipment upon giving the lessor prompt written notice of the relocation. The right to grant or deny consent or to receive written notice will be exercised by the servicer under the authority delegated to it in the related pooling and servicing agreement. Some leases will permit the end-user to substitute substantially identical leased equipment for leased equipment scheduled to be returned to the lessor under the lease.

    While the terms and conditions of the leases will not usually permit cancellation by the end-user, the lessor and the end-user may modify or terminate some leases before the end of the lease term. The originator, or a vendor, with the consent of the originator, may permit the modifications to a lease term or early lease terminations.

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
The modifications typically arise in connection with additional financing opportunities from the same end-user. End-users may also negotiate with the originator, at the originator's discretion, an early termination arrangement allowing the end-user to purchase the equipment during the term of a lease. The early-termination purchase price is often equal to or in excess of the present value of the remaining rental payments under the lease plus the anticipated market value of the related equipment as of the end of the lease term. The originator may permit early termination of a lease in connection with the acquisition of new technology requiring replacement of the equipment. In these cases, the end-user returns the related equipment to the vendor or originator and pays an amount generally equal to the present value of the remaining rental payments under the lease plus an early termination fee to the originator. Modifications usually involve repricing a lease or modification of the lease term. Occasionally the lessor and the end-user may modify a lease in connection with an increase in the capacity or performance of equipment by adding additional equipment that includes new technology. Coincident with the financing of an upgrade to the equipment, the originator may reprice and extend the related base lease term to be coterminous with the desired term of the lease relating to the upgrade. In some cases, subject to conditions described under 'Description of the Pooling and Servicing Agreements -- Servicing,' base lease extensions may remain in a contract pool. The depositor expects that the servicer will continue to permit these modifications and terminations with respect to leases included in a contract pool under the authority delegated to it in the related pooling and servicing agreement. The servicer's ability to modify leases is limited by the conditions and covenants of the servicer described under 'Description of the Pooling and Servicing
Agreements -- Servicing.'

    The originator may modify the standard terms and conditions of the lease agreement at the inception of a lease at the request of the end-user. The originator's legal department must approve material modifications before the originator will agree to enter into the lease or accept an assignment of the lease from a vendor unless the vendor indemnifies the originator against any losses or damages it may suffer as a result of the modifications. Common permitted modifications include, but are not limited to:

        prearranged mid-lease purchase options, early termination options and lease extension options as described above;

        modifications to the lessor's equipment inspection rights;

        modifications to the end-user's insurance requirements permitting the end-user to self-insure against casualty to the equipment;

        the end-user's right to assign the lease or sub-lease the financed items to an affiliated entity, so long as the end-user remains liable under the lease and promptly notifies the lessor or its assignee of the assignment or sublease; and

        extended grace periods for late payments of rent.

    In some cases, after a lease term expires the originator may permit the end-user to continue to use the related equipment for so long as the end-user continues to make lease payments. After the expiration of the term of a lease, any continued lease payments will belong to the depositor, not the owner trust.

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
  SECURED NOTES

    Each originator will also provide direct initial financing or refinancing of equipment and software under secured promissory notes, which consist of an installment note and a separate security agreement. In an initial financing transaction, the originator pays to the vendor the purchase price for the equipment or software. In a refinancing transaction, the originator pays off an end-user's existing financing source, and the initial financing or refinancing is documented as a direct loan by the originator to the end-user of the equipment or software using a secured note. In the case of a refinancing transaction, upon payment to the existing financing source, the originator obtains a release of the original financing party's lien on the financed equipment. In either case, the originator records its own lien against the financed equipment or software and takes possession of the secured note. Except for the lack of references to 'sale' or 'purchase' of equipment, a secured note contains terms and conditions substantially similar to those contained in conditional sale agreements.

  INSTALLMENT PAYMENT/FINANCING AGREEMENTS

    Each originator will provide financing for software license fees and related support and consulting services under installment payment supplements to software license agreements,

        separate installment payment agreements, and

        other forms of financing agreements assigned to the originator by vendors of software.

    Each financing agreement of this type:

        is an unsecured obligation of the end-user;

        generally provides for a fixed schedule of payments with no end-user right of prepayment;

        is noncancellable for its term;

        generally contains a 'hell or high water' clause unconditionally obligating the end-user to make periodic payments, without setoff, at the times and in the amounts specified. If a financing agreement does not provide for noncancellability or a 'hell or high water' clause, the financing agreement will have the benefit of a vendor guarantee. See 'The Contracts -- Program Agreements with Vendors;'

        permits the assignment of the payment agreement to a third party, including the originator, and includes the end-user's agreement not to assert against assignee any claims or defenses the end-user may have against the vendor; and

        contains default and remedy provisions that usually include acceleration of amounts due and to become due and, in some cases, the right of the vendor, or the originator by assignment, to terminate the underlying software license and all related support and consulting activities.

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
EQUIPMENT

    The end-user contracts will cover a wide variety of new and used:

        information technology equipment, including:

            computer work stations,

            personal computers,

            data storage devices,

            mainframe and mini-computers and

            computer related peripheral equipment,

        communications equipment, such as telephone switching and networking systems,

        commercial business and industrial equipment, such as:

            printing presses,

            machine tools and other manufacturing equipment,

            photocopiers, facsimile machines and other office equipment,

            energy savings and control equipment,

            automotive diagnostic and

            automated testing equipment,

        medical equipment, such as diagnostic and therapeutic examination equipment for radiology, nuclear medicine and ultrasound and laboratory analysis equipment,

        resources equipment, such as feller-bunchers and grapplers,

        transportation and construction equipment, such as:

            heavy and medium duty trucks and highway trailers,

            school buses,

            bulldozers,

            loaders,

            graders,

            excavators,

            forklifts,

            other materials handling equipment,

            golf carts,

            other road and off-road machinery and

            electronics manufacturing equipment.

    In each case, the depositor will transfer the security interests of the originator in the equipment subject to each related end-user contract, but not ownership interests in the case of leased equipment, to the relevant owner trust.

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
SOFTWARE AND SERVICES

    Some end-user contracts will cover license fees and other fees owed by the end-user under either perpetual or term software license agreements and other related agreements in connection with the end-user's use of computer software programs. The end-user contracts may also cover related support and consulting services which are provided by the vendor, an affiliate of the vendor or a third party contract party and which facilitate the obligor's use of the software. Neither the vendors or licensors of the software nor the end-users under the related end-user contracts will convey to the originator any interest in the software or the software license agreement, other than the right to collect the payment of software license fees. However, in some cases, the vendors may convey to the originator the right to exercise rights and remedies under the relevant software license agreement or related agreements. Consequently, an owner trust will not have title to or a security interest in the software, nor will it own the related services, and would not be able to realize any value from the software or related servicer under a related end-user contract upon a default by the end-user.

VENDOR LOANS

    The contracts may include limited recourse loan or repayment obligations of a vendor. These may take the form of promissory notes with related security interests documented by security agreements or specific provisions in related program agreements. Each of the obligations is secured by all of the vendor's interest in an individual end-user contract originated by the vendor and by the equipment related to the end-user contract.

    The originator may originate vendor loans through, and the vendor loans may incorporate terms and conditions of, a program agreement. See 'Program Agreements with Vendors.' Vendor loans generally are non-recourse to the vendor, meaning that the originator may obtain repayment solely from the proceeds of the end-user contracts and related equipment securing the vendor loan. In a few instances, however, the originator may have recourse to a vendor for nonpayment of a vendor loan through a limited recourse arrangement in the related program agreement or other related agreement. The repayment terms under a vendor loan, including periodic amounts payable and schedule of payments, will correspond to the payment terms of the end-user under the end-user contract collaterally assigned under the vendor loan. Each vendor loan will either include most, if not all, of the representations and warranties regarding the end-user contract and related equipment typically included in a vendor agreement, or incorporate these representations and warranties included in any related program agreement by reference.

PROGRAM AGREEMENTS WITH VENDORS

    An originator's program agreement is typically an agreement with equipment manufacturers, dealers and distributors, or software licensors or distributors, located in the United States. The program agreement provides an originator with the opportunity to finance transactions relating to the acquisition or use by an end-user of a vendor's equipment, software, services or other products. Vendor program arrangements provide an originator with a steady, sustainable flow of new business, often with lower costs of origination than asset-based financings marketed directly to

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
end-users. Some of the program agreements take the form of a referral relationship, which is less formal, and may or may not include credit or remarketing support to the originator from the vendor.

    Each program agreement under which vendors or another party originate and document contracts and assign them to the originator typically includes vendor representations, warranties and covenants regarding each contract assigned to an originator, including that:

        the obligations of the end-user under the assigned contract are absolute, unconditional, noncancellable, enforceable in accordance with their terms and free from any rights of offset, counterclaim or defense;

        the originator holds the sole original of the contract and has either title to or a first priority perfected security interest in the equipment, except with respect to situations where no financing statement is filed due to the minimum value involved;

        the equipment and the contract are free and clear of all liens, claims or encumbrances except for permitted liens;

        the end-user has irrevocably accepted the equipment or the software; and

        the end-user duly authorized and signed the assigned contract;

    Each program agreement under which the originators document and originate contracts typically include vendor representations, warranties and covenants regarding each contract, including that the equipment has been delivered to and accepted by the end-user;

        the vendor has not received any advance payments;

        the vendor has good title to the equipment; and

        the vendor has not made any misrepresentations to the end-user.

    In each of the two above described program structures, relevant agreements also typically provide for remedies for misrepresentations or breaches of warranties or covenants by the vendor regarding an assigned contract. These remedies usually require the vendor to repurchase the affected end-user contract for the originator's investment balance in the contract plus costs incurred by the originator in breaking any underlying funding arrangement; and

        the right of an originator to further assign its interests in assigned contracts, all related payments and any related interest in equipment.

    In addition, the originators may enter into profit sharing arrangements with some vendors. These arrangements typically will provide for sharing of revenues generated under the program and for joint participation in management. Under the terms of these arrangements, the originators maintain direct or indirect control over all credit decision-making activities.

    Also, a program agreement or profit sharing arrangement may include recourse against a vendor with respect to end-user defaults under some end-user contracts,

        by specifying that the assignment of the contract from the vendor to the originator is with full recourse against the vendor;

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
        by specifying that the vendor will absorb a limited fixed dollar or percentage amount of 'first losses' on the contract;

        by inclusion of the contract in an ultimate net loss pool created under the program agreement as well as guarantees by the applicable vendor with respect to certain contracts which are cancelable or which do not contain 'hell or high water' provisions; or

        by providing for vendor repurchase of the contract or vendor indemnification payments for breaches of certain representations and warranties made by the vendor with respect to the contract.

If an end-user defaults under a contract subject to a net loss pool, the originator may be permitted to draw against the net loss pool up to the amount of the originator's remaining unpaid investment balance in the defaulted contract. The originator may also be permitted to draw against the net loss pool with respect to contracts that are not included in the pool of contracts in a particular owner trust and, accordingly, there can be no assurance that any amounts contributed by a vendor to a net loss pool will be available with respect to a defaulted contract included in the pool of contracts owned by a particular owner trust.

    The manner in which the vendor assigns contracts to the originator varies from one program agreement to another, depending upon the nature of the items financed,

        the form of the contract,

        the accounting treatment sought by the vendor and the end-user, and tax considerations.

    For example, an originator might:

        accept a vendor loan and collateral assignment of the contract and related equipment or security interest therein from the vendor; or

        accept a full assignment of the contract and a collateral assignment of the related equipment or security interest from the vendor, which collateral assignment secures the end-user's obligations under the contract or lease.

The originator also may receive, from a vendor with respect to software, a full assignment of leases, installment payment agreements, installment payment supplements to license agreements, and other types of financing agreements used in financing software license payments and related support and consulting services. These assignments may include an assignment of the software vendor's or licensor's right, or the agreement of the vendor or licensor, at the originator's instructions, to terminate the software license covered by the contract and suspend related support in the event of an end-user default under the contract. In some cases, the software vendor also agrees not to relicense the same or similar software to a defaulted end-user for some period of time, e.g., one year, unless the end-user cures its default.

    Some portion of the contracts included in the pool of contracts, especially in the case of conditional sale agreements, are likely to consist of contracts originated by vendors and assigned to the originator in vendor assignments, each of which relates to an individual contract, rather than under a program agreement. Each vendor assignment will either be with or without recourse against the vendor for end-user

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
defaults. Each vendor assignment will typically contain many, if not all, of the representations, warranties and covenants typically contained in program agreements, as well as a vendor repurchase requirement in the event of a breach by the vendor of the representations, warranties or covenants. Vendor assignments may or may not provide for any vendor remarketing support in the event of an end-user default.

RESIDUAL INVESTMENTS

    Any of the originators may finance all or a portion of the residual interest in the equipment under program agreements and under direct transactions between an obligor and the applicable originator. Any investment by the originator in a residual interest shall be referred to as a residual investment. Program agreements may provide that the originator may, at its sole discretion and in connection with the funding of a lease of equipment, make a residual investment in that equipment by advancing additional funds against a portion of the anticipated residual value of the equipment, and not just against the discounted present value of the rental payments due under the contract. Residual investments may take the form of an advance of the present value of some specified percentage of the anticipated residual value of the equipment or a specified percentage, typically not greater than 10%, of the amount to be paid by the originator in funding the present value of the rental payments due under the contract.

    With respect to vendor assignments, the originator may advance the entire purchase price of the equipment subject to a true lease, take title to the equipment, and accept an assignment of the true lease contract from a vendor. With respect to the leases originated by the originator the originator may advance the entire purchase price of the equipment to the vendor, take title to the equipment from the vendor, and enter into a true lease contract with an obligor. In either of the two foregoing types of transactions, the originator will have advanced more than the discounted present value of the rents payable under the true lease contracts by paying the purchase price for the equipment, and so will have made a residual investment in the equipment.

    In some program agreements, the originator may make the residual investment in the form of a full recourse loan of additional funds to the vendor. That loan is repayable by the vendor at the expiration or termination of the contract with interest and is secured by a security interest in the financed equipment. In some transactions involving vendor assignments or direct transactions with obligors under true lease contracts, the originator may obtain the obligation of either the vendor or the obligor to purchase the equipment at the end of the lease term for the full amount of the originator's residual investment in the equipment with accrued interest. Any transaction in which the originator may look to either the vendor or the obligor, and not just the value of equipment itself, to recover its residual investment with interest shall be referred to as a 'guaranteed residual investment'. Other than guaranteed residual investments, a residual investment will not be included in the discounted contract balance of any contract and, therefore, would not be financed with the proceeds of the notes. This type residual investment is referred to herein as the 'excluded residual investment.'

    The seller or an affiliate of the seller will transfer the excluded residual investment associated with any contract included in a pool of contracts to the depositor or another affiliate under the terms of a purchase and sale agreement or

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
other transfer agreement. The depositor will not transfer the excluded residual investment to an owner trust under the related pooling and servicing agreement. The related owner trust's interest in contracts with associated residual investments, other than with guaranteed residual investments, will be limited to the discounted present value of the rental payments due under the contract and a security interest in the related equipment. The originator may assign its excluded residual investment to a third party, including the security interest in the equipment in respect of the residual investment.

CONTRACT FILES

    Each originator will indicate in the appropriate computer files relating to the contracts being transferred to an owner trust that the originator has transferred the contracts for the benefit of the holders of the notes. Each originator will also deliver to the indenture trustee a computer file, microfiche or written list containing a true and complete list of all contracts which it has transferred, identified by account number and by the discounted contract balance of the contracts as of the transfer date.

COLLECTIONS ON CONTRACTS

    Your prospectus supplement will describe how all collections received with respect to the contracts will be allocated.

PAYMENTS GENERALLY

    The contracts usually require that an obligor make periodic payments on a monthly basis. Some contracts, however, provide for quarterly, semi-annual or annual payments. Obligors must make the payments under all of the contracts in United States dollars. Payment requirements usually are fixed and specified, rather than being tied to a formula or are otherwise at a floating rate. Payments under the contracts are ordinarily payable in advance, although a small percentage provide for payments in arrears.

EXPENSES RELATING TO EQUIPMENT

    The contracts require the obligors to assume the responsibility for payment of all expenses of the related equipment including, without limitation,

        any expenses in connection with the maintenance and repair of the related equipment,

        the payment of any and all premiums for casualty and liability insurance, and the payment of all taxes relating to the equipment.

INSURANCE; REPAIR AND REPLACEMENT

    Most lease contracts require that the obligors will maintain liability insurance which must name the lessor as additional insured. Contracts which are subject to leases,

        installment sales contracts,

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
        promissory notes or

        loan and security agreements

require obligors to procure property insurance against the loss, theft or destruction of, or damage to, the equipment for its full replacement value, naming the lessor, or lender, as loss payee. An originator will waive this requirement from time to time for a small number of transactions. For some lease contracts, the obligor's already existing self-insurance program permits the obligor to self-insure the equipment. The originators do not track or verify insurance coverage as to the equipment related to a contract after the commencement of the contract.

    For lease contracts that Newcourt Communications Finance Corporation originates relating to equipment with a cost of $100,000 or less, and for lease contracts which Newcourt Leasing Corporation, Newcourt Technologies Corporation, Newcourt Financial USA Inc. or Newcourt Commercial Finance Corporation originates relating to equipment with a cost of $250,000 or less, the originator often provides the obligor with written information concerning its property insurance obligations under the contract. The obligor is given a specified time period in which to provide evidence of insurance coverage. A third party independently verifies proper evidence of coverage at the commencement of the contract. If the obligor does not provide satisfactory evidence of insurance coverage then the originator will provide insurance to protect its interest in the equipment. If the originator provides the insurance coverage, the originator charges the obligor a monthly fee covering the insurance charges and other related administrative charges. If, at any time, the obligor provides evidence of its own coverage, these monthly charges cease. The obligor has the ability to opt out of the program by providing evidence of its own coverage.

    For transactions involving equipment with a cost of more than $100,000, in the case of lease contracts that Newcourt Communications Finance Corporation originates, or more than $250,000, in the case of lease contracts that Newcourt Leasing Corporation, Newcourt Technologies Corporation, Newcourt Financial USA Inc. or Newcourt Commercial Finance Corporation originates, insurance coverage generally is verified at the commencement of the contract by the respective originator. The failure to maintain this insurance constitutes an event of default under the applicable contract. Usually, the obligor also agrees to indemnify the originator for all liability and expenses arising from the use, condition or ownership of the equipment.

    If the equipment is damaged or destroyed, each lease contract requires that the obligor:

        repair the equipment;

        make a termination payment to the lessor in an amount not less than the amount required to pay off the contract; or

        in some cases, replace the damaged or destroyed equipment with other equipment of comparable use and value.

The related pooling and servicing agreement permits the servicer, in the case of the destruction of the equipment related to a particular lease contract, either to:

        allow the lessee to replace this equipment, provided that the replacement equipment is, in the judgment of the servicer, of comparable use and at

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
        least equivalent value to the value of the equipment which was destroyed, or accept the termination payment referred to above.

ASSIGNMENT OF CONTRACTS

    The contracts will permit the assignment of the contract by the lessor or secured party without the consent of the obligor. However, a small number of contracts require notification of the assignment to, or the consent of, the obligor. The seller will represent and warrant in the purchase and sale agreement that these notices have been given, or approvals will have been received, not more than ten days following the date of the transfer of the contract to the depositor. The contracts do not permit assignment of the contracts, or the related equipment, by the obligor without the prior consent of the lessor or secured party, except the contracts may permit:

        assignments to a parent, subsidiary or affiliate;

        the assignment to a third party, provided the obligor remains liable under the contract; or

        assignment to a third party with a credit standing, which the originator determines in accordance with its underwriting policy and practice at the time for an equivalent contract type, term and amount, to be equal to or better than the original obligor.

Under the related pooling and servicing agreement, the servicer may permit an assignment of a particular contract from an obligor to a third party only if the servicer, utilizing the current underwriting criteria for its contract origination activities, determines that the third party is of sufficient credit quality that the servicer would permit the third party to become an obligor with respect to a contract that the servicer originates.

EVENTS OF DEFAULT AND REMEDIES

    Events of default under the contracts ordinarily include:

        the failure to pay all amounts required by the contract when due;

        the failure of the obligor to perform its agreements and covenants under the applicable contract;

        material misrepresentations made by the obligor;

        the bankruptcy or insolvency of the obligor or the appointment of a receiver for the obligor; and

        in some cases, default by the obligor under other contracts or agreements.

Some of these default provisions are, in some instances, subject to notice provisions and cure periods. Remedies available to the lessor or secured party upon the occurrence of an event of default by the obligor include the right to cancel or terminate in the case of a contract subject to a true lease,

        to accelerate payments in the case of a contract subject to financing,

        to recover possession of the related equipment and to receive an amount intended to make the lessor or secured party, as the case may be, whole plus costs and expenses, including legal fees, which the lessor or secured party incurs as a result of the default.

Notwithstanding these events of default and remedies, the pooling and servicing agreement, permits the servicer to take the actions, with respect to delinquent and defaulted contracts, a reasonably prudent creditor would take under similar circumstances. See 'Description of the Pooling and Servicing
Agreements -- Servicing'. The originators may occasionally provide payment extensions, typically of three months or less. Longer extensions are occasionally granted to customers experiencing delays in payment due to cash flow shortages or other reasons. However, originators do not intend extensions to be used to provide a temporary solution for a delinquent account. Rather, extensions are intended to be used when, in the judgment of the relevant credit authority, the extension is necessary to avoid a termination and liquidation of the contract and will maximize the amount to be received by the related owner trust with respect to the contract.

PREPAYMENTS AND EARLY TERMINATION

    Any contract may either:

        not permit the obligor to prepay the amounts due under the contract or otherwise terminate the contract prior to its scheduled expiration date;

        allow for a prepayment or early termination upon payment of an amount that is at least equal to the contract principal balance, determined using a discount rate specified in your prospectus supplement; or

        allow for a prepayment or early termination without the payment of the contract principal balance.

Some contracts, often written as installment sales contracts, promissory notes or loan and security agreements, permit the obligor to prepay the contract, in whole or in part, at any time at par plus accrued interest.

    Under each pooling and servicing agreement, the servicer may allow the prepayment of any contract, but only if the amount paid, or, in the case of a partial prepayment, the sum of that amount and the remaining principal balance of the contract after application of that amount, is at least equal to the amount required to pay off the contract. The required payoff amount, with respect to any collection period for any contract, is equal to the sum of:

        the scheduled payment due in that collection period and not yet received, together with any scheduled payments due in prior collection periods and not yet received; plus the discounted contract principal balance of the contract as of the last day of that collection period, after taking into account the scheduled payment due in that collection period.

    In no event will revenues pledged for a series of notes include, nor will the notes otherwise be payable from, any portion of a prepayment on a contract that exceeds the required payoff amount for that contract.

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
    Under the pooling and servicing agreement, the depositor may replace any prepaid contract with a substitute contract. See ' -- Substitution of Contracts' below.

DISCLAIMER OF WARRANTIES

    The contracts which are subject to a true lease contain provisions whereby the lessor, or the originator, as assignee of the lessor, disclaims all warranties with respect to the equipment. In the majority of cases, the lessor assigns the manufacturer's warranties to the obligor for the term of the lease. Under true leases, the obligor accepts the equipment under the applicable contract following delivery and an opportunity to inspect the related equipment.

ADDITIONAL EQUIPMENT

    Some of the contracts which are subject to a true lease constitute leases of additional equipment, generally costing $25,000 or less, with existing obligors. Pursuant to the terms of the original contract between the lessor and the obligor, the parties document leases for additional equipment on a written form that the lessor prepares and delivers to the obligor, but the obligor does not execute, which written form describes all of the terms of the lease. Under the terms of the contract, the obligor agrees that unless it objects in writing within a specified period of time, it is deemed to have accepted the lease of this additional equipment.

REPRESENTATIONS AND WARRANTIES MADE BY THE SELLER

    Newcourt Financial USA Inc., as the direct or indirect seller of contracts to the depositor, will make the following representations and warranties regarding the contracts and the related equipment included in each pool of contracts transferred to an owner trust as of the related transfer date. The representations and warranties will also apply to contracts that the depositor reacquires from a trust to which the depositor previously transferred the contracts in connection with a warehouse receivables securitization facility.

     (1) the information with respect to the contracts is true and correct in all material respects;

     (2) immediately prior to the transfer of a contract, the contract was owned by the transfering party free and clear of any adverse claim except for permitted claims;

     (3) the contract is not a defaulted or delinquent contract;

     (4) no provisions of the contract has been waived, altered or modified in any material respect, except by instruments or documents contained in the files relating to the contract;

     (5) the contract is a valid and binding payment obligation of the obligor and its terms are enforceable, except the enforcement may be limited by insolvency, bankruptcy, moratorium, reorganization, or other similar laws affecting enforceability of creditors' rights and the availability of equitable remedies;

     (6) the contract is not and will not be subject to rights of rescission, setoff, counterclaim or defense;

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
     (7) the contract, at the time it was made, did not violate the laws of the United States or any state in any material respect;

     (8) (a) the contract and any related equipment have not been sold, transferred, assigned or pledged by the originator to any person other than the end-user, the seller, the depositor or any related financing trust; and

         (b) either

              (i) the contract is secured by a perfected lien, subject to permitted liens and subject to minimum filing value exceptions, on the related equipment or, in the case of any vendor loan, related end-user contract or equipment or

             (ii) in the case of a contract secured by a vehicle, within 90 calendar days of the origination or a acquisition of the contract by the originator all required state registration or recording procedures were initiated, and the originator's interest will be so noted or recorded within 180 days of the acquisition or origination;

     (9) if the contract constitutes either an 'instrument' or 'chattel paper' for purposes of the Uniform Commercial Code, there is not more than one 'secured party's original' counterpart of the contract;

    (10) all filings necessary to evidence the conveyance or transfer of the contract to the depositor have been made or provided for in all appropriate jurisdictions, except that the parties have not made filings to note the seller, the depositor or the trust as an assignee of the interests of originators other than the seller, and except that only filings in the State of New Jersey have been made or provided for in favor of the owner trust describing security interests in equipment;

    (11) the obligor is not, to the seller's knowledge, subject to bankruptcy or other insolvency proceedings;

    (12) the contract is a U.S. dollar-denominated obligation and the obligor's billing address is located in the United States or Puerto Rico;

    (13) the contract does not require the prior written notifications to a consent of an obligor or contain any other restriction on the transfer or assignment of the contract other than notifications that will have been given and consents or waivers of restrictions that will have been obtained within ten days after the date of the contract was sold to the trust;

    (14) the obligations of the related obligor under the contract are irrevocable and unconditional and non-cancelable or, if not irrevocable and unconditional, are guaranteed by the vendor; or in the case of leases with governments, upon a cancellation of the lease, either the vendor is obligated to repurchase the lease or the seller will indemnify the trust depositor in respect of the cancellation;

    (15) no adverse selection procedure was used in selecting the contract for transfer;

    (16) the obligor under the contract is required to maintain casualty insurance with respect to the related equipment or to self-insure against casualty with

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
         respect to the related equipment in an amount that is consistent with the servicer's normal servicing requirements;

    (17) the contract constitutes chattel paper, an account, an instrument or a general intangible as defined under the Uniform Commercial Code;

    (18) no lease is a 'consumer lease' as defined in Section 2A-103(1)(e) of the Uniform Commercial Code;

    (19) to the best knowledge of the relevant originator each lessee has accepted the related equipment and has had a reasonable opportunity to inspect the equipment;

    (20) except as provided in (14) above, the contract is not guaranteed by any originator nor has the originator established any specific credit reserve with respect to the related obligor;

    (21) each lease is a 'triple net lease' under which the obligor is responsible for the maintenance of the related equipment in a manner that conforms with general industry standards;

    (22) each vendor loan is secured by an eligible end-user contract(s) having an aggregate contract principal balance(s) equal to the outstanding principal amount of the vendor loan. In this context, an eligible end-user contract is one that satisfies all of these representations and warranties except number (2) above and number (8) above, in respect of ownership by the applicable originator;

              in which the relevant originator or financing trust has a perfected lien; and

              in which the transfer of the relevant originator's or financing trust's security interest in the contract to the owner trust creates a duly perfected lien;

    (23) the obligor is not the United States of America or any agency, department, subdivision or instrumentality of the United States of America;

    (24) the contract contains customary provisions for this type of financing, and the provisions are sufficient and enforceable, except as listed as noted in (5) above, to enable the relevant originator or its assignees to realize against the financed items securing the contract; and

    (25) if the obligor is a state or local government entity, the transfer of the contract does not violate any applicable state or local laws restricting or prohibiting transfer.

    The owner trust may modify the above representations and warranties and will describe any modification in the relevant prospectus supplement.

    In the event of a breach of any representation or warranty with respect to a contract that materially and adversely affects the owner trust's or any noteholder's or equity certificateholder's interest in the contract or the collectibility of the contract, the owner trust will have a warranty claim against the seller. The seller will then be obligated to repurchase the contract. However, the seller need not do so if the seller cures the breach by the second deposit date after the date on which the servicer

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
becomes aware and gives notice to the seller of the breach. Any purchase shall be made on the deposit date immediately following the end of the second collection period at a price equal to the required payoff amount of the contract. The purchase price will be allocated to the related owner trust plus, if applicable, the book value of the related equipment which will be allocated to the depositor. The related indenture trustee may enforce this purchase obligation on your behalf, and will constitute your sole remedy available against the seller the depositor, the trust or the originators for any uncured breach, except that the seller will indemnify the related indenture trustee,

        the related owner trustee,

        the related owner trust and

        you

against losses, damages, liabilities and claims which may be asserted against any of them as a result of third-party claims arising out of the facts giving rise to that breach. The seller may, in lieu of repurchasing the contract, cause the depositor to deliver a substitute contract as provided in the next-following section of this prospectus.

    Upon the purchase by the seller of a contract, the depositor will release the contract and related equipment to the seller.

SUBSTITUTION OF CONTRACTS

    The depositor will have the option to substitute one or more contracts having similar characteristics for contracts which are in default or have been prepaid or which have undergone material modification. In addition, in the case of a contract subject to a warranty claim, as described in ' -- Representations and Warranties Made by the Seller' above, the seller may choose to replace the contract with a substitute contract.

    Some contracts may permit the obligor to prepay the amounts due under the contract or otherwise to terminate the contract prior to its scheduled expiration date. The depositor may replace any prepaid contract with a substitute contract in lieu of applying the proceeds of the prepaid contract to the pledged revenues as described in this section.

    Material modification of a contract means a termination, release, amendment, modification or waiver of a contract that is not otherwise permitted under the pooling and servicing agreement. The depositor may provide substitute contracts for any that have been so materially modified. The depositor may also replace any defaulted contract with a substitute contract. The aggregate contract principal balances of the defaulted contracts for which the depositor may cause substitution is limited to 10% of the cut-off contract pool principal balance. The depositor may replace a prepaid contract with a substitute contract and the seller may choose to replace contracts subject to a warranty claim or a material modification with substitute contracts, in either case without regard to the 10% limitation described above.

    The same credit criteria and eligibility standards for the contracts in the contract pool on the closing date will also apply to substitute contracts added to the assets of the owner trust. The servicer will include information with respect to these substitute contracts, to the extent the servicer deems them material, in required periodic reports

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
under the Securities Exchange Act of 1934 filed with the Securities and Exchange Commission on behalf of the owner trust. The substitute contracts will have contract principal balances equal to or greater than the contracts being replaced. The representations and warranties the seller makes with respect to the contracts in ' -- Representations and Warranties Made by the Seller' above will be equally applicable to substitute contracts.

DELINQUENCY AND NET LOSS EXPERIENCE

    Your prospectus supplement will set forth statistics relating to the delinquency and net loss experience on contracts within the originators' owned and managed portfolios of receivables similar to the contracts in a contract pool.

                     DESCRIPTION OF THE NOTES AND INDENTURE

GENERAL

    The issuance of each series of notes will be under an indenture, a form of which was filed with the Securities and Exchange Commission as an exhibit to the registration statement of which this prospectus is a part. In addition, a copy of the indenture for a series of notes will be filed with the Securities and Exchange Commission following the issuance of each series. The following summary describes certain material terms which may be common to each indenture and the related notes, but does not purport to be complete and is subject to all of the provisions of the indenture, the related notes and the description set forth in your prospectus supplement.

    The notes of each series will be issued in fully registered form only and will represent the obligations of a separate owner trust.

    Payments on the notes will be made by the indenture trustee on each payment date to persons in whose names the notes are registered as of the related record date. Unless otherwise specified in your prospectus supplement, the payment date for the notes will be the 20th day of each month, or if the 20th is not a business day, the next succeeding business day. For so long as the notes are in book-entry form, the record date for any payment date will be the business day immediately preceding the payment date. If the owner trust issues certificated notes, the record date will be the last business day of the month immediately preceding the payment date.

    A business day is any day other than a Saturday, Sunday or legal holiday on which commercial banks in New York City are open for regular business.

DISTRIBUTIONS

    Your prospectus supplement will describe as to your series of notes the timing and priority of distributions,

        the amount or method of determining distributions,

        allocations of loss and

        the interest rates.

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CREDIT ENHANCEMENT

    As further specified in the your prospectus supplement, a

        cash collateral account,

        a financial guaranty insurance policy,

        subordination of one or more classes of notes,

        overcollateralizations,

        letters of credit or liquidity facilities,

        repurchase obligations,

        third party payments or other support,

        cash deposits,

        reserve fund or

        other form of credit enhancement which may become suitable in light of credit enhancement practices or developments in the future may be established on or prior to the date the contracts are transferred. The credit enhancement would be available to the related indenture trustee to pay interest and principal on the notes in the manner and to the extent specified in your prospectus supplement.

LIQUIDATION AND INSURANCE PROCEEDS

    The allocation of liquidation proceeds which will consist generally of all amounts the servicer receives in connection with the liquidation of a contract and disposition of the related equipment, net of any related out-of-pocket liquidation expenses, and the allocation of insurance proceeds for physical damage to or loss of equipment covered by contracts, will be as follows:

        with respect to any contract subject to financing, the proceeds will be allocated to the owner trust; and

        with respect to any contract subject to a lease, the proceeds will, unless otherwise specified in your prospectus supplement, be allocated on a pro rata basis between the depositor, on the one hand, and the owner trust, on the other, based respectively on

             (a) the book value of the related equipment and

             (b) the required payoff amount for the contract.

             However, if the proceeds in respect of any contract subject to a lease and the related equipment exceed the sum of the required payoff amount for the contract and the book value of the equipment, the excess shall be allocated solely to the depositor.

For example, if the servicer, in connection with a defaulted contract subject to a lease, derived liquidation proceeds in the amount of $100 from the liquidation of the contract and disposition of the related equipment, and if the required payoff amount of the contract was, as of the collection period during which the contract became a liquidated contract, $120 and the book value of the equipment was $30, the liquidation proceeds would be allocated to the owner trust in the amount of $80 and to the

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
depositor in the amount of $20. All liquidation proceeds which are so allocable to the owner trust will be deposited in a collection account and constitute pledged revenues to be applied to the payment of interest and principal on the notes in accordance with the priorities described under ' -- Distributions' above.

OPTIONAL PURCHASE OF CONTRACTS AND REDEMPTION OF NOTES

    The seller may purchase all of the contracts owned by an owner trust on any payment date following the date on which the unpaid principal balance of the related notes is less than 10% of the initial contract pool principal balance. Except as otherwise described in the prospectus supplement for your notes, the purchase price to be paid in connection with the purchase shall be at least equal to the sum of the unpaid principal balance of the related notes as of that payment date,

        accrued but unpaid interest,

        unreimbursed servicer advances, and

        accrued but unpaid servicer fees.

If the seller does purchase the contracts, the related notes shall be redeemed on the payment date on which the purchase occurs. The redemption price will be the principal amount of the notes plus accrued and unpaid interest to but excluding the redemption date.

TRUST ACCOUNTS

    Except as otherwise specified in your prospectus supplement, the applicable indenture trustee will establish and maintain under each indenture segregated trust accounts which need not be deposit accounts, but which must be with a qualified institution. These accounts will include, among others, the 'Collection Account' and the 'Distribution Account.' The accounts may, as described in the prospectus supplement for your notes, also include a cash collateral or reserve fund account as credit enhancement. All of these accounts are referred to collectively as the 'Trust Accounts.'

    'Qualified institution' means the corporate trust department of the indenture trustee or any other depository institution organized under the laws of the United States or any state or any domestic branch of a foreign bank,

        the deposits of which are insured by the Federal Deposit Insurance Corporation and which has, or whose parent corporation has, short-term or long-term debt ratings acceptable to Moody's Investors Service, Inc., Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. and Duff & Phelps Credit Rating Co.

    The servicer, as agent for the indenture trustee of any series, may designate, or otherwise arrange for the purchase by the indenture trustee of, investments to be made with funds in the trust accounts. All investments shall be eligible investments as defined in the related indenture that will mature not later than the business day

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
preceding the applicable monthly payment date or any other date approved by the rating agencies. Eligible investments include, among other investments:

        obligations of the United States or of any agency thereof backed by the full faith and credit of the United States;

        demand deposits, certificates of deposit, time deposits demand notes or bankers acceptance of eligible financial institutions;

        highly rated commercial paper or money market funds;

        repurchase agreements in respect of United States government securities or securities guaranteed or otherwise backed by the full faith and credit of the United States Government with eligible institutions; and

        other investments which have been approved by each rating agency.

REPORTS TO NOTEHOLDERS

    With respect to each series of notes, the servicer will furnish to the applicable indenture trustee, and the indenture trustee will include with each distribution to you, a statement, as specified in your prospectus supplement, in respect of the related payment date.

    If you purchase a note, you may receive these reports by making a written request to The Depository Trust Company. These reports do not constitute financial statements prepared in accordance with generally accepted accounting principles. Neither the depositor nor the servicer intends to send any of their respective financial reports to owners of notes. The servicer, on behalf of an owner trust, will file with the Securities and Exchange Commission legally required periodic reports concerning the owner trust.

    With respect to any series, the notes will be registered in the name of a nominee of The Depository Trust Company and will not be registered in the names of the beneficial owners or their nominees. As a result, unless and until definitive notes are issued in the limited circumstances described under ' -- Issuance of Certificated Notes at a Later Date' below, the indenture trustee will not recognize you as a noteholder, as that term is used in the related indenture. Hence, until that time, you will receive reports and other information provided for under the related indenture only if, when and to the extent The Depository Trust Company and its participating organizations provide this information. The servicer will file a copy of each report with the Securities and Exchange Commission on Form 8-K to the extent the Securities Exchange Act of 1934 and the rules and regulations of the Securities and Exchange Commission thereunder require it.

BOOK-ENTRY REGISTRATION

    Unless your prospectus supplement states otherwise, you may hold your notes through The Depository Trust Company, referred to as 'DTC,' in the United States, or Cedel Bank or Euroclear System in Europe, if you are a participant of those systems, or indirectly through organizations that are participants in those systems.

    DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a 'clearing corporation' within

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
the meaning of the New York Uniform Commercial Code and a 'clearing agency' registered under to Section 17A of the Exchange Act. DTC was created to hold securities for its direct participants and to facilitate the clearance and settlement of securities transactions between its direct participants through electronic book-entries, thereby eliminating the need for physical movement of certificates. DTC's direct participants include the underwriters offering the notes to you,

        securities brokers and dealers,

        banks,

        trust companies and

        clearing corporations, and may include other organizations.

Indirect access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly.

    To facilitate subsequent transfers, DTC will register all deposited notes in the name of DTC's nominee, Cede & Co. You will maintain beneficial ownership of the notes despite the deposit of notes with DTC and their registration in the name of Cede. DTC has no knowledge of the actual noteholders; DTC's records reflect only the identity of its direct participants to whose accounts the notes are credited, which may or may not be the noteholders. DTC's direct and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

    You have no entitlement to receive a certificate representing your interest in a class of notes. As long as the notes are registered in the name of Cede & Co., any action to be taken by you or any other noteholders will be taken by DTC upon instructions from DTC's participants. All distributions, notices, reports and statements to noteholders will be delivered to Cede, as the registered holder of the notes, for distribution to noteholders in compliance with DTC procedures.

    You will receive all payments of principal and interest on the notes through direct participants or indirect participants. DTC will forward the payments to its direct participants which will forward them to indirect participants or noteholders. Under a book-entry format, you may experience some delay in their receipt of payments, since payments will be forwarded to Cede as nominee of DTC. The indenture trustee will not recognize you as a noteholder, as that term is used in the indenture. You may exercise the rights of noteholders only indirectly through DTC and its direct participants and indirect participants. Because DTC can act only on behalf of direct participants, who in turn act on behalf of indirect participants, and on behalf of banks, trust companies and other persons approved by it, there may be limits on your ability to pledge the notes to persons or entities that do not participate in the DTC system, or to otherwise act with respect to notes, due to the absence of physical notes for the notes.

    Arrangements among the various parties govern conveyance of notices and other communications by

        DTC to direct participants,

        by direct participants to indirect participants and

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
        by direct participants and indirect participants to noteholders, subject to any statutory or regulatory requirements as may be in effect from time to time.

Standing instructions and customary practices govern payments by DTC participants to noteholders, as is the case with securities held for the accounts of customers in bearer form or registered in 'street name' and will be the responsibility of the DTC participant and not of DTC, the indenture trustee, the owner trustee, the originators or the originator, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal and interest to DTC is the responsibility of the indenture trustee, disbursement of the payments to direct participants shall be the responsibility of DTC and disbursement of payments to noteholders shall be the responsibility of direct participants and indirect participants.

    Purchases of notes under the DTC system must be made by or through direct participants, which will receive a credit for the notes on DTC's records. The ownership interest of each actual noteholder is in turn to be recorded on the direct participants' and indirect participants' records. Noteholders will not receive written confirmation from DTC of their purchase, but noteholders are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holders, from the direct participant or indirect participant through which the noteholder entered into the transaction. Entries made on the books of DTC's participants acting on behalf of noteholders evidence transfers of ownership interests in the notes.

    DTC will not comment or vote with respect to the notes. DTC has advised that it will take any action permitted to be taken by a noteholder under the indenture only at the direction of one or more direct participants to whose accounts with DTC the notes are credited. Additionally, DTC has advised that to the extent that the indenture requires that any action may be taken only by noteholders representing a specified percentage of the aggregate outstanding principal amount of the notes, DTC will take the action only at the direction of and on behalf of direct participants, whose holdings include undivided interests that satisfy the specified percentage.

    DTC may discontinue providing its services as securities depositary with respect to the notes at any time by giving reasonable notice to the indenture trustee. Under these circumstances, in the event that a successor securities depositary is not obtained, fully registered, certificated notes are required to be printed and delivered. The originator may decide to discontinue use of the system of book-entry transfers through DTC or a successor securities depositary. In that event, fully registered, certificated notes will be delivered to noteholders. See ' -- Issuance of Definitive Notes at a Later Date.'

    The information in this section concerning DTC and DTC's book-entry system are from sources that the depositor believes to be reliable, but neither the depositor nor the owner trustee take any responsibility for the accuracy of this information.

    Cedel and Euroclear will hold omnibus positions on behalf of the participants in the Cedel and Euroclear systems, respectively, through customers' securities accounts in Cedel's and Euroclear's names on the books of their respective depositaries which in

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
turn will hold these positions in customers' securities accounts in the depositaries' names on the books of DTC.

    Cedel is incorporated under the laws of Luxembourg as a professional depositary. Cedel holds securities for its participants and facilitates the clearance and settlement of securities transactions between its participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates.

    Indirect access to Cedel is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Cedel participant, either directly or indirectly.

    Euroclear was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear's participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. The Brussels, Belgium office of Morgan Guaranty Trust Company of New York operates Euroclear, under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation. Euroclear's operator conducts all operations and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with Euroclear's operator. Euroclear Clearance Systems S.C. establishes policy for Euroclear on behalf of Euroclear's participants, including banks, securities brokers and dealers, and other professional financial intermediaries.

    Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

    Morgan Guaranty Trust Company of New York is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, the Board of Governors of the Federal Reserve System and the New York Banking Department, as well as the Belgian Banking Commission, regulates and examines it.

    Euroclear holds all securities on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear operator acts under the Euroclear Terms and Conditions only on behalf of Euroclear's participants, and has no record of or relationship with persons holding through Euroclear's participants.

    Transfers between direct participants will comply with DTC rules. Transfers between Cedel's participants and Euroclear's participants will comply with their rules and operating procedures.

    DTC will effect, under DTC rules, cross-market transfers between persons holding directly or indirectly through DTC in the United States, on the one hand, and directly or indirectly through Cedel or Euroclear, on the other, through the relevant European international clearing system through its Depositary; however, these cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in this system as required by its rules and procedures and within its established deadlines, European time. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final

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
settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment using its normal procedures for same-day funds settlement applicable to DTC. Cedel participants and Euroclear participants may not deliver instructions directly to the depositaries.

    Because of time-zone differences, credits of securities in Cedel or Euroclear as a result of a transaction with a DTC participant will be made during the subsequent securities settlement processing day, dated the business day following the DTC settlement date, and the credits or any transactions in the securities settled during the processing day will be reported to the relevant Cedel participant or Euroclear participant on that business day. Cash received in Cedel or Euroclear as a result of sales of securities by or through a Cedel participant or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Cedel or Euroclear cash account only as of the business day following settlement in DTC.

    Although DTC, Cedel and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of notes among participants of DTC, Cedel and Euroclear, they are under no obligation to perform or continue to perform these procedures and these procedures may be discontinued at any time.

    Except as required by law, none of the seller, any originator, the owner trustee, the depositor or the indenture trustee will have any liability for any aspect of the records relating to, actions taken or implemented by, or payments made on account of, beneficial ownership interests in the notes held through DTC, or for maintaining, supervising or reviewing any records or actions relating to beneficial ownership interests.

ISSUANCE OF CERTIFICATED NOTES AT A LATER DATE

    The owner trust will issue notes in fully registered, certificated form to beneficial owners or their nominees rather than to DTC or its nominee, only if:

       (1) the owner trustee advises the indenture trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the notes, and the owner trustee or the indenture trustee is unable to locate a qualified successor,

       (2) the owner trustee elects to terminate the book-entry system, or

       (3) after the occurrence of an event of default under the indenture, the holder of at least 66 2/3% of the principal amount of its outstanding notes advises the indenture trustee that the continuation of the book-entry system is met in their best interests.

    Upon the occurrence of any of the events described in the immediately preceding paragraph, the indenture trustee must notify all beneficial owners for each class of notes held through DTC of the availability of notes in fully registered, certificated form. Upon surrender by DTC of the global note representing the notes and instructions for reregistration, the indenture trustee will issue these fully registered, certificated notes, and the indenture trustee will recognize the holders of fully registered, certificated notes as noteholders under the indenture.

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
    Additionally, upon the occurrence of any event described above, the indenture trustee will distribute principal of and interest on the notes directly to you as required by the indenture. Distributions will be made by check, mailed to your address as it appears on the note register. Upon at least five days' notice to noteholders for the class, however, the indenture trustee will make the final payment on any note only upon presentation and surrender of the note at the office or agency specified in the notice of final distribution to noteholders. The indenture trustee will make the final payment in this manner whether the notes are fully registered, certificated notes or the note for the class registered in the name of Cede & Co. representing the notes of the class.

    You may transfer any fully registered, certificated notes of any class at the offices of the indenture trustee or its agent in New York, New York, which the indenture trustee shall designate on or prior to the issuance of any fully registered, certificated notes with respect to that class. There is no service charge for any registration of transfer or exchange, but the indenture trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection with the transfer or exchange.

MODIFICATION OF INDENTURE WITHOUT NOTEHOLDER CONSENT

    Unless your prospectus supplement states otherwise, the owner trust and the indenture trustee for a note series may, without your consent, enter into one or more supplemental indentures for any of the following purposes:

        to change the collateral description;

        to provide for a successor to the owner trust to assume the notes and the indenture obligations;

        to add additional covenants for your benefit, or to surrender any rights or power of the owner trust;

        to transfer or pledge any property to the indenture trustee;

        if not adverse to the interests of noteholders, to correct or supplement any provision in the indenture that is ambiguous or inconsistent with any other provision of the indenture or to make any other provision in respect of matters under the indenture;

        to accept a successor indenture trustee or to change the provisions of the indenture to facilitate the administration by more than one trustee;

        to comply with the Trust Indenture Act of 1939, as amended; or

        to elect to come under the FASIT provision of the Internal Revenue Code, if the owner trust provides an opinion of counsel as to no adverse impact on noteholders.

MODIFICATION OF INDENTURE WITH NOTEHOLDER CONSENT

    Unless your prospectus supplement states otherwise, with the consent of the required majority of the noteholders determined as described in the prospectus supplement for your notes, prior notice to each rating agency and an opinion of

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
counsel, the owner trustee and the indenture trustee may modify the indenture and your rights under it.

    Without the consent of the holder of each outstanding note affected, however, no modification of the indenture may:

        reduce the note principal amount, interest rate or redemption price or change the timing of payments;

        modify the manner of application of payments in respect to contracts to the notes;

        impair your right to sue to enforce payment provisions of the indenture;

        reduce the percentage needed for consents of noteholders;

        permit the creation of any lien on collateral under the indenture ranking prior to or on a parity with the lien of the indenture;

        adversely affect the manner of determining notes outstanding or the requisite note for liquidating the trust estate; or

        modify the provisions of the indenture relating to these types of indenture modification without the consent of all noteholders.

EVENTS OF DEFAULT; RIGHTS UPON EVENT OF DEFAULT

    Except as otherwise provided in the prospectus supplement for your notes, events of default under each indenture will consist of:

        a default for five calendar days or more in the payment of interest due on any note;

        failure to pay the unpaid principal amount of any class of notes on the maturity date for the notes;

        failure of the owner trust or the depositor to observe any provisions set forth in the pooling and servicing agreement or the indenture, which failure has a material adverse effect on the noteholders and continues for 60 calendar days after written notice;

        any representation or warranty made by the owner trust or the depositor in the pooling and servicing agreement or indenture was incorrect as of the time made, and continues to be incorrect for a period of 60 calendar days after notice is given and as a result of which the noteholders are materially and adversely affected. A breach of a representation or warranty as to a contract will be considered not to have occurred if the seller purchases the contract or effects a substitution for it, as provided in 'The Contracts -- Representations and Warranties Made by the Seller' and ' -- Substitution of Contracts' above;

        events of bankruptcy, insolvency, receivership or liquidation of the owner trust or the depositor; or

        the owner trust becomes an investment company.

    If an event of default should occur and be continuing with respect to the notes of a series, the required holders may, except as to a bankruptcy or insolvency event of default, deem the event not to have occurred.

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
    If the indenture trustee declares the notes of a series due and payable following an event of default, the applicable indenture trustee may:

        institute proceedings to collect amounts due or foreclose on the indenture collateral,

        exercise remedies as a secured party, or

        sell the indenture collateral, or elect to have the owner trust maintain possession of the pledged revenues.

    The indenture trustee, however, may not sell the indenture collateral following an event of default, except an event arising from the owner trust's failure to pay interest or principal, unless:

        the holders of all the outstanding notes consent to the sale;

        the proceeds of the sale distributable to holders of the notes are sufficient to pay in full the principal and accrued interest on all the outstanding notes at the date of the sale; or

        the indenture trustee determines, in complete reliance on investment banking or accounting firm certifications, that the trust estate would not be sufficient on an ongoing basis to make all payments on the notes as the payments would have become due if the obligations had not been declared due and payable, and the indenture trustee obtains the consent of the required holders.

Following a declaration upon an event of default that the notes are immediately due and payable, the application of any proceeds of liquidation of the pledged revenues will be in the order of priority described in the prospectus supplement for your class of notes.

    If an event of default occurs and is continuing, the indenture trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the holders of the notes, if the indenture trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which it may incur in complying with that request. A majority of the noteholders will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the indenture trustee. Additionally, a majority of the noteholders may, in some cases, waive any default, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the indenture that cannot be modified without the waiver or consent of all of the holders of the outstanding notes.

    No holder of a note will have the right to institute any proceeding with respect to the indenture, unless:

        the holder previously has given to the indenture trustee written notice of a continuing event of default;

        the holders of not less than 25% in principal amount of the outstanding notes make written request of the indenture trustee to institute the proceeding in its own name as indenture trustee;

        the holder or holders offer the indenture trustee reasonable indemnity;

        the indenture trustee has for 60 days failed to institute the proceeding; and

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
        no direction inconsistent with that written request has been given to the indenture trustee during the 60-day period by the holders of a majority in principal amount of the outstanding notes.

    In addition, the indenture trustee and you, by accepting the notes, will covenant that they will not at any time institute against the seller, the depositor or the owner trust any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

    Neither the indenture trustee nor the owner trustee in its individual capacity, nor the seller, the depositor, nor any of their respective owners, beneficiaries, agents, officers, directors, employees, affiliates, successors or assigns will be personally liable for the payment of the notes or for any agreement or covenant of the owner trust contained in the indenture.

OWNER TRUST COVENANTS

    Each indenture will provide that the related owner trust may not consolidate with or merge into any other entity, unless:

        the entity formed by or surviving the consolidation or merger is organized under the laws of the United States or any state;

        the entity expressly assumes the owner trust's obligation to make due and punctual payments upon the notes and the performance or observance of every agreement and covenant of the owner trust under the indenture;

        no event of default shall have occurred and be continuing immediately after the merger or consolidation;

        the rating agencies advise the owner trustee that the rating of the notes then in effect would not be reduced or withdrawn as a result of the merger or consolidation;

        the owner trustee has received an opinion of counsel to the effect that the consolidation or merger would have no material adverse tax consequence to the owner trust or to any noteholder or equity certificate holder; and

        the owner trust or the person, if other than the owner trust, formed by or surviving the consolidation or merger has a net worth, immediately after the consolidation or merger, that is (a) greater than zero and (b) not less than the net worth of the owner trust immediately prior to giving effect to the consolidation or merger.

    Each owner trust will not, among other things:

        except as expressly permitted by the related indenture or trust agreement, transfer any of the assets of the owner trust;

        claim any credit on or make any deduction from, the principal and interest payable in respect of the related notes, other than amounts withheld under the bankruptcy code or applicable state law, or assert any claim against any present or former holder of notes because of the payment of taxes levied or assessed upon the owner trust;

        dissolve or liquidate in whole or in part;

        permit the validity or effectiveness of the indenture to be impaired or permit the release of any person from any covenants or obligations relating

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
        to the notes under the indenture except as expressly permitted in the indenture; or

        except as expressly permitted in the indenture, the pooling and servicing agreement or the trust agreement, permit any lien or claim to burden any assets of the owner trust.

    No owner trust may engage in any activity other than as specified above under 'The Owner Trusts.' Each owner trust will not incur, assume or guarantee any indebtedness other than indebtedness incurred under the related notes and the related indenture or otherwise in accordance with the related indenture, trust agreement and pooling and servicing agreement.

ANNUAL COMPLIANCE STATEMENT

    Each owner trust will be required to file annually with the applicable indenture trustee a written statement as to the fulfillment of its obligations under the indenture.

INDENTURE TRUSTEE'S ANNUAL REPORT

    Each indenture trustee will be required to mail each year to all noteholders of the related series a brief report relating to:

        its eligibility and qualification to continue as indenture trustee under the related indenture,

        any amounts advanced by it under the indenture,

        the amount, interest rate and maturity date of certain indebtedness owing by the owner trust to the indenture trustee in its individual capacity,

        the property and funds physically held by the indenture trustee and any action taken by it that materially affects the notes and that has not been previously reported.

SATISFACTION AND DISCHARGE OF INDENTURE

    The discharge of an indenture will occur with respect to the collateral securing the notes of a series upon the delivery to the related indenture trustee for cancellation of all the notes or, with certain limitations, upon deposit with the indenture trustee of funds sufficient for the payment in full of all of the notes.

THE INDENTURE TRUSTEE

    The indenture trustee for any series will be specified in your prospectus supplement. An indenture trustee may resign at any time, in which event the depositor will be obligated to appoint a successor trustee. The owner trust may also remove an indenture trustee if the indenture trustee ceases to be eligible to continue to serve under the indenture,

        if the indenture trustee becomes subject to bankruptcy proceedings, or if the indenture trustee becomes incapable of acting.

In these circumstances, the owner trust will be obligated to appoint a successor trustee. Any resignation or removal of an indenture trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by a successor trustee.

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              DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS

    The following summarizes the material terms of each pooling and servicing agreement, a form of which was filed with the registration statement of which this prospectus is a part. In addition, a copy of the pooling and servicing agreement relating to a series of notes will be filed with the Securities and Exchange Commission following the sale of those notes. This summary describes terms expected to be common to each pooling and servicing agreement, but the depositor does not intend this summary to be complete. This summary is subject to the provisions of the pooling and servicing agreement relating to a particular series and the description set forth in your prospectus supplement. You should read the form of the pooling and servicing agreement filed as noted above.

TRANSFER OF CONTRACTS AND EQUIPMENT

    Newcourt Financial USA Inc., a subsidiary of Newcourt Credit Group Inc., will be the seller of contracts to the depositor for deposit into the owner trust. The seller will originate contracts and acquire contracts originated by other subsidiaries of Newcourt Credit Group Inc. Prior to the offering of a series of notes, the seller may have sold contracts to the depositor for deposit into a trust used in connection with temporary financing arrangements. The depositor may reacquire some or all of these contracts for deposit into the owner trust in connection with the offering and sale of a particular series of notes. On or before the applicable closing date, the seller will transfer to the depositor under one or more purchase agreements all of its interest in the following:

        the contracts and the related equipment,

        the right to receive all scheduled payments and prepayments received on the contracts on or after the date of transfer, but excluding any scheduled payments due on or after, but received prior to, the transfer date, all rights under insurance policies maintained on the equipment under the contracts,

        all documents contained in the files and

        all proceeds derived from any of the above.

    Under the pooling and servicing agreement, on the applicable closing date, the depositor will transfer to the owner trust:

        all of its rights in the contracts and rights in the equipment and other rights listed above, except that in the case of leased equipment, the depositor will retain ownership of the equipment, any rights to payments made or attributable to the leased equipment upon expiration of the related lease contract, of contract prepayments and liquidation proceeds allocable to the depositor under the pooling and servicing agreement and of any portion of the purchase amount attributable to the book value of the leased equipment, other than any guaranteed residual investment;

        all funds on deposit from time to time in the trust accounts; and

        all its rights under the purchase and sale agreement.

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    Each pooling and servicing agreement will designate the servicer as custodian to maintain possession, as the owner trust's agent, of the contracts and all related documents. To facilitate servicing and save administrative costs, the documents will not be physically segregated from other similar documents that are in the servicer's possession. Financing statements will be filed on the transfer date in the applicable jurisdictions reflecting:

     the transfer of the contracts and the equipment by the originators, other than the seller, to the seller,

     the transfer of the contracts and the equipment by the seller to the depositor and, as applicable by any temporary financing trust to the depositor,

     the transfer by the depositor to the owner trust, and

     the pledge by the owner trust to the indenture trustee.

    The originators' accounting records and computer systems will also reflect these assignments and this pledge.

COLLECTIONS ON CONTRACTS

    The applicable indenture trustee will maintain a collection account, into which the servicer will deposit the following amounts no later than the second business day after their processing:

     all scheduled payments made under the contracts;

     all prepayments, excluding any portion which your prospectus supplement states is allocable to the depositor;

     amounts constituting liquidation proceeds on liquidated contracts, to the extent specified in your prospectus supplement;

     all payments made by the seller under the pooling and servicing agreement to repurchase any contract as a result of a breach of a representation or warranty, as described under 'The Contracts -- Representations and Warranties Made by the Seller,' excluding, in the case of a lease contract, any portion which your prospectus supplement states is allocable to the depositor; and

     the amount paid by the depositor to purchase the contracts, as described under 'Description of the Notes and Indenture.'

    So long as no event of termination shall have occurred and be continuing with respect to the servicer, the servicer may make the required remittances to the collection account net of its servicing fees.

    The servicer may withdraw from the collection account any amounts deposited in error or required to be repaid to an obligor, based on the servicer's good-faith determination that the amount was deposited in error or must be returned to the obligor.

    The servicer will pay to the depositor all proceeds from the disposition of equipment subject to a true lease, to the extent allocable to the depositor.

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SERVICING

    Your prospectus supplement will identify the servicer for your trust. The servicer will be obligated under each pooling and servicing agreement to service the contracts with reasonable care, using that degree of skill and attention that the servicer generally exercises with respect to all comparable contracts and related assets that it services for itself or others in accordance with its credit and collections policy and applicable law. In performing these duties, it shall comply in all material respects with its credit and collection policies and procedures described under 'The Originators -- Underwriting and Servicing,' as modified from time to time. The servicer may delegate servicing responsibilities to third parties or affiliates, provided that the servicer will remain obligated to the related owner trust and the depositor for the proper performance of the servicing responsibilities.

    The servicer is obligated to act in a commercially reasonable manner with respect to the repossession and disposition of equipment following a contract default with a view to realizing proceeds at least equal to the equipment's fair market value. The servicer may choose to dispose of equipment through a new lease or in some other manner which provides for payment for the equipment over time. In these cases, the servicer will be required to pay from its own funds an amount which, in its reasonable judgment, is equal to the fair market value of the equipment, less liquidation expenses, and the servicer will be entitled to all subsequent payments in respect of the equipment. Any amounts the servicer pays will constitute additional liquidation proceeds with respect to the related contract and equipment and will be allocated as described under 'Description of the Notes and Indenture -- Liquidation and Insurance Proceeds.'

    The servicer is responsible for:

        reviewing and certifying that the contract files are complete;

        monitoring and tracking any property and sales taxes to be paid by obligors;

        billing, collecting, and recording payments from obligors;

        communicating with and providing billing records to obligors;

        deposit of funds into the collection account;

        receiving payments as the owner trust's agent on the insurance policies maintained by the obligors and communicating with insurers;

        issuance of reports to the indenture trustee specified in the indenture and in the pooling and servicing agreement;

        repossession and remarketing of equipment following obligor defaults;
        and

        paying the fees and ordinary expenses of the indenture trustee and the owner trustee.

    The servicer shall be entitled to recover all reasonable out-of-pocket expenses incurred by it in liquidating a contract and disposing of the related equipment. The servicer is entitled to retain, from liquidation proceeds, a reserve for out-of-pocket liquidation expenses in an amount equal to the expenses, in addition to those previously incurred, as it reasonably estimates will be incurred. The servicer is

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permitted to grant payment extensions on a contract in accordance with its credit and collection policies and procedures if the servicer believes in good faith that an extension is necessary to avoid a termination and liquidation of the contract and will maximize the amount to be received by the owner trust under the contract. The servicer is permitted to agree to modifications or amendments to a contract in accordance with its credit and collection policies and procedures.

    PREPAYMENTS

    The servicer may allow a prepayment of any lease contract, but only if the amount paid or, in the case of a partial prepayment, the sum of its prepayment and the remaining contract principal balance, is at least equal to the required payoff amount of the contract.

    EVIDENCE AS TO COMPLIANCE

    Annually, the servicer must deliver to the indenture trustee a report from a nationally recognized accounting firm stating that the accounting firm has audited the financial statements of the servicer or its parent and issued an opinion on those financial statements and that the accounting firm has examined and provided a report as to statements of the servicer concerning the servicer's controls over the servicing of:

        equipment contracts,

        installment sales contracts,

        promissory notes, and

        loan and security agreements.

    MATTERS REGARDING THE SERVICER

    The servicer may not resign from its obligations under a pooling and servicing agreement except if its duties are no longer permissible under applicable law. No resignation will become effective until a successor servicer has assumed the servicer's obligations and duties under the pooling and servicing agreement. Removal of the servicer is permissible only upon the occurrence of an event of termination as discussed below.

    The servicer must maintain an insurance policy or financial guarantee bond in customary form covering errors and omissions by the servicer.

    SERVICING COMPENSATION AND PAYMENT OF EXPENSES

    Compensation to the servicer will include a monthly fee equal:

        to the product of one-twelfth of a percentage per annum specified in your prospectus supplement multiplied by the contract pool principal balance as of the last day of the second preceding collection period, or

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        in the case of the servicing fee with respect to the collection period commencing on the date of transfer of the contracts, the contract pool principal balance as of the cut-off date,

       plus any

            late fees,

            late payment interest,

            documentation fees,

            insurance administration charges, other administrative fees and any extension fees collected with respect to the contracts during the prior collection period and investment earnings on collections prior to deposit thereof in the collection account.

The servicer will pay all expenses incurred by it in connection with its activities under the pooling and servicing agreement and the annual fees and expenses of the owner trustee as indenture trustee in connection with the notes. The servicer is authorized to waive any administrative fees or extension fees that may be collected in the ordinary course of servicing any contract.

    EVENTS OF TERMINATION

    An event of termination under a pooling and servicing agreement will occur if:

     the servicer fails to make any required payment or deposit and the failure continues for five business days after notice from the indenture trustee or discovery by the servicer;

     the servicer fails to observe in any material respect any agreements of the servicer set forth in the pooling and servicing agreement and the failure
     (1) materially and adversely affects the rights of the owner trust, the equity certificate holder or you, and (2) continues unremedied for 30 days after written notice to the servicer;

     events of bankruptcy or insolvency occur with respect to the servicer; or

     any representation, warranty or statement of the servicer made under the pooling and servicing agreement is incorrect in any material respect, and
     (1) has a material adverse effect on the owner trust or holders of the notes, and (2) continues uncured for 30 days after the acquiring of written notice.

    RIGHTS UPON EVENT OF TERMINATION

    If an event of termination remains unremedied, the indenture trustee may, and at the written direction of the required majority of the noteholders, which shall be the same as that required for amendment of the pooling and servicing agreement, see 'Amendment' below, shall, terminate all of the rights and obligations of the servicer under the pooling and servicing agreement. A successor servicer will succeed to all the responsibilities, duties and liabilities of the servicer under the pooling and servicing agreement. The successor servicer will be entitled to similar compensation arrangements, except that any successor servicer will not be liable for any acts or omissions of the prior servicer occurring prior to a transfer of the servicer's servicing and related

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
functions or for any breach by the prior servicer of any of its obligations. A majority of the noteholders may waive any default by the servicer under the pooling and servicing agreement and its consequences.

AMENDMENT

    The parties may amend any pooling and servicing agreement:

        to cure any ambiguity,

        to correct or supplement any provision therein that may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under the pooling and servicing agreement but only if the amendment will not adversely affect in any material respect the interests of the noteholders.

    Any pooling and servicing agreement may also be amended in any respect by the parties with the consent of the required majority of the noteholders determined as described in the prospectus supplement for your notes, except that no amendment that reduces the amount or changes the timing of any contract collections on any contracts or payments required to be distributed on any note,

        that changes the interest rate on any note, that adversely affects the priority of payment of principal or interest to noteholders or that reduces the noteholder percentage required to consent to these amendments or any waiver under the pooling and servicing agreement,

may be effective without the consent of the holder of each note. Also, an amendment under the foregoing sentence will not be effective unless each rating agency confirms that the amendment will not result in a reduction, qualification or withdrawal of the ratings on the notes.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

GENERAL

    The following is a general and brief discussion of the material United States federal income tax consequences of the purchase, ownership and disposition of the notes. The discussion that follows constitutes the opinion of Winston & Strawn, special tax counsel to the trust depositor, and is based upon current provisions of the Internal Revenue Code of 1986, as amended, existing and proposed Treasury Regulations, current administrative rulings, judicial decisions and other applicable authorities in effect as of the date hereof, all of which are subject to change, possibly with retroactive effect. There are no cases, regulations, or Internal Revenue Service rulings on comparable transactions or instruments to those described in this prospectus. As a result, there can be no assurance that the Internal Revenue Service will not challenge the conclusions reached in this description of Material Federal Income Tax Consequences, and no ruling from the Internal Revenue Service has been or will be sought on any of the issues discussed below. Furthermore, legislative, judicial or administrative changes may occur, perhaps with retroactive effect, which could affect the accuracy of the statements set forth below.

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    The following does not attempt to explain fully every relevant technical aspect of the applicable tax provisions. Additionally, this summary does not include some of the complex technical rules which would not be applicable to most investors but may apply to some specific types of investors, such as dealers in securities. Also, the descriptions of the relevant tax rules are intended to explain the general application of the rules. BECAUSE THIS SUMMARY OF MATERIAL FEDERAL INCOME TAX CONSEQUENCES IS INTENDED TO BE GENERAL IN NATURE, THE DEPOSITOR SUGGESTS THAT YOU CONSULT WITH YOUR OWN TAX ADVISORS AS TO THE FEDERAL, STATE, LOCAL, FOREIGN AND ANY OTHER TAX CONSEQUENCES TO YOU OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE NOTES.

    This summary of material federal income tax matters is divided into two parts. The first part describes the classification of the notes as debt and the treatment of the trust as a pass-through entity rather than as a corporation or other entity subject to tax at the entity level. The second part describes the taxation of an investor in the notes. Under the caption 'General Tax Treatment of Noteholders' is a description of the tax consequences for what is expected to be the typical investment situation. The description of 'General Tax Treatment of Noteholders' provides a summary of federal income tax consequences for investors who are citizens or residents of the United States who purchase U.S. dollar denominated notes for investment at a purchase price equal to the principal amount of the notes plus accrued interest, if any. There are a variety of technical tax rules which can be expected to apply only to particular types of investors or in particular special circumstances. Those rules and the investors and circumstances to which they apply are separately described under the caption 'Special Tax Rules.' THE DEPOSITOR SUGGESTS THAT YOU CONSULT A TAX ADVISOR TO DETERMINE WHETHER ANY OF THE SPECIAL TAX RULES ARE APPLICABLE.

CLASSIFICATION OF THE NOTES AND THE TRUST

    Under existing federal income tax law each trust will not be treated as an association or publicly traded partnership taxable as a corporation and the notes will be treated as indebtedness. In rendering these opinions Winston & Strawn has assumed that the terms of the various documents relating to the issuance of the notes will be complied with by all of the parties to the transaction. Those terms include a requirement, which each investor agrees to by virtue of acquiring ownership of any beneficial interest in a note, that the trust and the investors in the notes treat the notes as indebtedness for federal income tax purposes. The opinion of Winston & Strawn does not foreclose the possibility of a contrary determination by the Internal Revenue Service or by a court or of a contrary position by the Internal Revenue Service or Treasury Department in regulations or rulings issued in the future.

    Although it is the opinion of Winston & Strawn that the trust will not be treated as an association or publicly traded partnership taxable as a corporation and the notes will be characterized as indebtedness for federal income tax purposes, no assurance can be given that this characterization of the trust or the notes will prevail. If, contrary to the opinion of Winston & Strawn, the Internal Revenue Service successfully asserted that one or more of the notes did not represent debt for federal income tax purposes, the notes might be treated as equity interests in the trust. As a result, the trust might be classified as a publicly traded partnership taxable as a corporation. If the trust were classified as a publicly traded partnership taxable as a corporation, the

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
trust would be subject to United States federal income tax on its net income. An imposition of a corporate-level income tax could materially reduce the amount of cash that would be available to make payments of principal and interest on the notes. Alternatively, if the trust were classified as a partnership, other than a publicly traded partnership taxable as a corporation, the trust itself would not be subject to United States federal income tax. Instead, holders of notes that were determined to be equity interests in the partnership would be required to take into account their allocable share of the trust's income and deductions. This treatment may have adverse federal income tax consequences for some noteholders. For example:

       (1) income to some tax-exempt entities, including pension funds, may constitute 'unrelated business taxable income,'

       (2) income to foreign holders generally would be subject to U.S. tax and U.S. tax return filing and withholding requirements,

       (3) individual holders might be subject to certain limitations on their ability to deduct their share of trust expenses, and

       (4) income from the trust's assets would be taxable to noteholders without regard to whether cash distributions are actually made by the trust or any particular noteholder's method of tax accounting.

    The discussion that follows assumes that the notes will be treated as indebtedness for federal income tax purposes.

GENERAL TAX TREATMENT OF NOTEHOLDERS

    Payments of Interest. An investor will be taxed on the amount of payments of interest on a note as ordinary interest income at the time it accrues or is received in accordance with the investor's regular method of accounting for United States federal income tax purposes.

    Sale or Other Disposition of a Note. An investor who disposes of a note, whether by sale, exchange for other property, or payment by the trust, will recognize taxable gain or loss equal to the difference between the amount realized on the sale or other disposition, not including any amount attributable to accrued but unpaid interest, and the investor's adjusted tax basis in the note. In general, an investor's adjusted tax basis in a note will be equal to the initial purchase price. Any gain or loss recognized upon the sale or other disposition of a note will be capital gain or loss. For non-corporate investors, capital gain recognized on the sale or other disposition of a note held by the investor for more than one year will be taxed at a maximum rate of 20%. Capital gain for a note held for one year or less is taxed at the rates applicable to ordinary income, i.e., up to 39.6%. Taxpayers must aggregate capital gains and losses for each taxable year. In the event a taxpayer realizes a net capital loss for any year there are limits on the amount of these capital losses which can be deducted.

    Information Reporting and Backup Withholding. The trust or an agent acting on its behalf will be required to report annually to the Internal Revenue Service, and to each non-corporate noteholder, the amount of interest paid on the notes for each calendar year. Each non-corporate noteholder, other than noteholders who are not

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
subject to the reporting requirements, will be required to provide, under penalties of perjury, a certificate, Form W-9, containing the noteholder's:

        name,

        address,

        correct federal taxpayer identification number, and

        a statement that the noteholder is not subject to backup withholding.

Should a non-exempt noteholder fail to provide the required certification, the trust will be required to withhold or cause to be withheld 31% of the interest otherwise payable to the noteholder and remit the withheld amounts to the Internal Revenue Service as a credit against the noteholder's federal income tax liability.

SPECIAL TAX RULES

    Special Types of Investors. The reference to United States citizens or residents in the description of 'General Tax Treatment of Noteholders' set forth above applies not only to individuals but also to any investor who is:

       (1) a corporation or partnership created or organized in or under the laws of the United States or of any political subdivision thereof,

       (2) an estate the income of which is subject to United States federal income taxation regardless of its source, or

       (3) a trust if a court within the United States is able to exercise primary jurisdiction over the administration of the trust and one or more United States fiduciaries have the authority to control all substantial decisions of the trust.

    Any investor which is not a United States citizen or resident should review the summary below for investment in notes by foreign persons. Also, neither the description of 'General Tax Treatment of Noteholders' above nor this discussion of 'Special Tax Rules' describes tax consequences to special classes of investors, including investors who are:

        dealers in securities or currencies,

        persons holding notes as a part of a hedging transaction,

        certain financial institutions, or

        insurance companies.

Those particular types of investors are subject to specific federal income tax treatment which is not generally applicable to other investors. This summary of 'Material Federal Income Tax Consequences' does not describe tax consequences for those types of investors.

    Purchase at a Discount. An investor who purchases a note as part of the initial offering by the trust for an issue price that is less than its 'stated redemption price at maturity' will generally be considered to have purchased the note at an original issue discount for United States federal income tax purposes. In general, the stated redemption price at maturity for a note is equal to the principal amount. If a note is acquired with original issue discount the investor will be required to include in income each year, taxable as ordinary income in the same manner as cash interest payments, a

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portion of the original issue discount. For cash basis investors, such as individuals, the requirement that original issue discount be accrued as income each year means the investor recognizes taxable income even though the investor does not receive cash corresponding to that income. The amount of original issue discount accrued as income each year is based upon a formula which looks at the constant yield on the notes and the term to maturity so as to annually allocate a proportionate share of original issue discount. Under these rules, investors generally will be required to include in income increasingly greater amounts of original issue discount in successive accrual periods.

    In determining whether a note has original issue discount, the issue price of the note may not necessarily equal the investor's purchase price, although they generally should be the same. The issue price of a note will equal the initial offering price to the public, not including bond houses, brokers or similar persons or organizations acting in the capacity of underwriters or wholesalers, at which price a substantial amount of the notes is sold.

    If an investor acquires a note in a secondary market transaction for a purchase price which is less than the principal amount or other amount payable at maturity of the note, the difference is referred to for tax purposes as market discount. Similarly to original issue discount, an investor must accrue a portion of the market discount each year. The amount of market discount which accrues annually will be calculated on a straight-line basis over the remaining term to maturity of the note unless the investor elects to accrue market discount using the constant yield method, i.e., the original issue discount method. Unlike original issue discount, however, an investor does not include accrued market discount in ordinary income each year. Rather, the aggregate amount of accrued market discount is included in income when an investor sells or otherwise disposes of the note. At that time, the portion of the amount realized by the investor on the sale or other disposition of the note equal to accrued market discount is taxed as ordinary income, which has a maximum tax rate of 39.6%, rather than long term capital gain maximum tax rate of 20%.

    If an investor would prefer to be taxed on the annual accrual of market discount each year rather than being taxed on the aggregate amount of all accrued market discount when the note is sold or otherwise disposed of, the investor can file an election to do so. This election would apply to all of the investor's debt investments acquired in or after the taxable year in which the notes are acquired and not just to the notes.

    Limitations imposed by the federal tax law which are intended to match deductions with the taxation of income may defer deductions for interest paid by an investor on indebtedness incurred or continued, or short sale expenses incurred, to purchase or carry a note with market discount. A noteholder who elects to include market discount in gross income as it accrues is exempt from this rule.

    Whenever an investor accrues and includes in income an amount of original issue discount or market discount, the investor's adjusted basis in the corresponding note is increased by that same amount. As a result, the investor would recognize a lower capital gain or greater capital loss on the sale or other disposition of the note.

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    In general, if the amount of original issue discount or market discount would be less than 1/4th of one percent of the note's principal or other stated redemption price at maturity, the investor can disregard the original issue discount or market discount rules.

    Purchase at a Premium. If an investor purchases a note for a price that exceeds the principal amount or other amount payable at maturity, the investor will be considered to have an amortizable bond premium. An investor can elect to accrue a portion of the premium each year as a deduction to offset interest income on the corresponding note. The amount of premium which can be amortized and deducted each year is calculated using a constant yield method over the remaining term to maturity of the note. The deduction is available only to offset interest income on the corresponding note; it cannot be used as a deduction to the extent it exceeds taxable note interest. The adjusted tax basis which an investor has in a note must be reduced by the amount of premium for which a deduction is claimed. Because the basis is reduced, the investor would recognize a larger taxable capital gain, or a smaller capital loss, on the sale or other disposition of the note. If an investor elects to amortize and deduct premium, the election will apply to all of the investor's debt investments and not just to the notes.

    If an investor purchases in a secondary market transaction a note which was originally issued with original issue discount for an amount which is less than the sum of all amounts payable on the note after the purchase date other than payments of qualified stated interest but in excess of its adjusted issue price, i.e., the original issue price plus any accrued original issue discount as those terms are described above, the excess is referred to for tax purposes as 'acquisition premium.' The investor would be permitted to reduce the daily portions of original issue discount the investor would otherwise include in income by an amount corresponding to the ratio of (1) the excess of the investor's purchase price for the note over the adjusted issue price of the note as of the purchase date to (2) the excess of all amounts payable on the note after the purchase date, other than payments of qualified stated interest, over the note's adjusted issue price.

    Election to Treat All Interest as Original Issue Discount. An investor may elect to include in gross income all interest that accrues on a note using the constant-yield method described above under the heading 'Purchase at a Discount' with modifications described below. For purposes of this election, interest includes:

        qualified stated interest,

        original issue discount,

        de minimis original issue discount,

        market discount,

        de minimis market discount, and

        unstated interest,

as adjusted by any amortizable bond premium or acquisition premium.

    In applying the constant-yield method to a note with respect to which this election has been made, the issue price of the note will equal the electing investor's adjusted

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basis in the note immediately after its acquisition. The issue date of the note will be the date of its acquisiton by the electing investor, and no payments on the note will be treated as payments of qualified stated interest. This election, if made, may not be revoked without the consent of the Internal Revenue Service. Investors should consult with their own tax advisors as to the effect in their circumstances of making this election.

    Foreign Investors. Special tax rules apply to the purchase of notes by foreign persons. For U.S. tax purposes, foreign investors include any person who is not

       (1) a citizen or resident of the United States,

       (2) a corporation, partnership or other entity organized in or under the laws of the United States or any political subdivision thereof,

       (3) an estate the income of which is includible in gross income for U.S. federal income tax purposes, regardless of its source, or

       (4) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States fiduciaries have the authority to control all substantial decisions of the trust.

    Interest paid or accrued to a foreign investor that is not effectively connected with the conduct of a trade or business within the United States by the investor will generally be considered 'portfolio interest' and generally will not be subject to United States federal income tax or withholding tax as long as the foreign investor is not actually or constructively a 10 percent shareholder of the trust or a controlled foreign corporation related to the trust through stock ownership. Additionally, the foreign investor must provide or have a financial institution provide on its behalf to the trust or paying agent an appropriate statement Form W-8, that is signed under penalties of perjury, certifying that the beneficial owner of the note is a foreign person and providing that foreign person's name and address. If the information provided in this statement changes, the foreign investor must provide a new Form W-8 within 30 days. The Form W-8 is generally effective for three years. If the foreign investor fails to satisfy these requirements so that interest on the investor's Notes was not portfolio interest, interest payments would be subject to United States federal income and withholding tax at a rate of 30% unless reduced or eliminated under an applicable income tax treaty. To qualify for any reduction as the result of an income tax treaty, the foreign investor must provide the paying agent with Form 1001. This form is also effective for three years.

    The realization of any capital gain on the sale or other taxable disposition of a note by a foreign investor will be exempt from United States federal income and withholding tax, provided that

       (1) the gain is not effectively connected with the conduct of a trade or business in the United States by the investor and

       (2) in the case of an individual foreign investor, the investor is not present in the United States for 183 days or more during the taxable year. If an individual foreign investor is present in the U.S. for 183 days or more during the taxable year, the gain on the sale or other disposition of the Notes could be subject to a 30% withholding tax unless reduced by treaty.

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    If the interest, gain or income on a note held by a foreign investor is effectively connected with the conduct of a trade or business in the United States by the investor, the noteholder will be subject to United States federal income tax on the interest, gain or income at regular federal income tax rates. At the same time, the noteholder may be exempt from withholding tax if a Form 4224 is furnished to the paying agent. Form 4224 is effective for only one calendar year. In addition, if the foreign investor is a foreign corporation, it may be subject to a branch profits tax equal to 30% of its 'effectively connected earnings and profits' for the taxable year, as adjusted for certain items, unless it qualifies for a lower rate under an applicable tax treaty.

    Regardless of when a foreign investor acquired a note, Treasury Regulations which will become effective for note payments made after December 31, 2000 may change reporting requirements for certain withholding agents.

    If a foreign investor fails to provide necessary documentation to the trust or its paying agent regarding the investor's taxpayer identification number or certification of exempt status, a 31% backup withholding tax may be applied to note payments to that investor. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against the foreign investor's U.S. federal income tax liability provided the required information is furnished to the Internal Revenue Service.

STATE AND LOCAL TAX CONSEQUENCES

    Because of the differences in state and local tax laws and their applicability to different investors, it is not possible to summarize the potential state and local tax consequences of purchasing, holding or disposing of the notes and no opinions of counsel have been obtained regarding state tax matters. ACCORDINGLY, THE DEPOSITOR RECOMMENDS THAT YOU CONSULT YOUR OWN TAX ADVISORS REGARDING THE STATE AND LOCAL TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF NOTES.

                              ERISA CONSIDERATIONS

    The Employee Retirement Income Security Act of 1974, as amended, imposes specific requirements on employee benefit plans subject to ERISA and prohibits some transactions between ERISA-regulated plans and persons who are 'parties in interest,' as defined under ERISA, with respect to assets of these plans.
Section 4975 of the Internal Revenue Code prohibits a similar set of transactions between specified plans or individual retirement accounts and persons who are 'disqualified persons,' as defined in the Internal Revenue Code, with respect to Internal Revenue Code-regulated plans. Some employee benefit plans, such as governmental plans and church plans, if no election has been made under Section 410(d) of the Internal Revenue Code, are not subject to the requirements of ERISA or Section 4975 of the Internal Revenue Code and assets of the plans may be invested in the notes, subject to the provisions of other applicable federal and state law, including Section 503 of the Internal Revenue Code.

    Investments by ERISA-regulated plans are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that investments comply with the terms of the documents governing the ERISA-regulated plan. Before investing in the notes, an ERISA-

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
regulated plan fiduciary should consider, among other factors, whether to do so is appropriate in view of the overall investment policy and liquidity needs of the ERISA plan.

PROHIBITED TRANSACTIONS

    In addition, Section 406 of ERISA and Section 4975 of the Internal Revenue Code prohibit parties in interest and disqualified persons with respect to plans subject to those sections from engaging in some transactions involving the plans or plan assets of the plans, unless a statutory or administrative exemption applies to the transaction. Section 4975 of the Internal Revenue Code of 1986, as amended and Sections 502(i) and 502(1) of ERISA provide for the imposition of excise taxes and civil penalties on persons that engage or participate in prohibited transactions. The originators,

        depositor,

        underwriters,

        servicer,

        indenture trustee or

        owner trustee,

or their affiliates may be considered or may become parties in interest or disqualified persons with respect to a plan. If so, the acquisition or holding of the notes by, on behalf of or with plan assets of the plan may be considered to give rise to a prohibited transaction within the meaning of ERISA and/or
Section 4975 of the Internal Revenue Code, unless an administrative exemption described below or some other exemption is available.

    The notes may not be purchased with the assets of a plan if the originators, depositor, the underwriters, the servicer, the indenture trustee, or the owner trustee or any of their affiliates either;

       (a) has discretionary authority or control with respect to the investment or management of the assets: or

       (b) has authority or responsibility to give, or regularly gives, investment advice with respect to the assets under an agreement or understanding that the advice will serve as a primary basis for investment decisions with respect to the assets and that the advice will be based on the particular needs of the plan; or

       (c) is an employer of employees covered under the plan unless the investment is made through an insurance company general or pooled separate account or a bank collective investment fund and an exemption is available.

    Depending on the relevant facts and circumstances, some prohibited transaction exemptions may apply to the purchase or holding of the notes -- for example,

        Prohibited Transaction Class Exemption ('PTCE') 96-23, which exempts transactions effected on behalf of a plan by an in-house asset manager;

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
        PTCE 95-60, which exempts transactions between bank collective investment funds and parties in interest;

        PTCE 91-38, which exempts transactions between bank collective investment funds and parties in interest;

        PTCE 90-1, which exempts transactions between insurance company pooled separate accounts and parties in interest; or

        PTCE 84-14, which exempts transactions effected on behalf of a plan by a qualified professional asset manager.

There can be no assurance that any of these exemptions will apply with respect to any plan's investment in the notes or, even if an exemption were deemed to apply, that any exemption would apply to all prohibited transactions that may occur in connection with that investment.

    Due to the complexity of these rules and the penalties imposed, any fiduciary or other plan investor who proposes to invest assets of a plan in the notes should consult with its counsel with respect to the potential consequences under ERISA and Section 4975 of the Internal Revenue Code of doing so.

                              RATINGS OF THE NOTES

    The owner trust will not sell notes of a series unless one or more nationally recognized rating agencies rate the notes of that series in a rating category that signifies investment grade. Any rating that is made may be lowered or withdrawn by the assigning rating agency at any time if, in its judgment, circumstances so warrant. If a rating or ratings of notes is qualified, reduced or withdrawn, no person or entity will be obligated to provide any additional credit enhancement with respect to the notes so qualified, reduced or withdrawn.

    The rating of the notes should be evaluated independently from similar ratings on other types of securities. A rating is not a recommendation to buy, sell or hold notes, inasmuch as a rating does not comment as to market price or suitability for a particular investor. The ratings of the notes do not address the likelihood of payment of principal on any class of notes prior to the stated maturity date of the notes, or the possibility of the imposition of United States withholding tax with respect to non-United States persons.

                                USE OF PROCEEDS

    The proceeds from the sale of the notes of each series, after funding a portion of the cash collateral account or other form of credit enhancement for the series and paying the expenses of the depositor, will be used by the depositor to pay the purchase price due to Newcourt Financial USA Inc., as seller, under the purchase and sale agreement or the trust through which the depositor has arranged a warehouse receivables securitization facility relating to the financing of contracts sold by the depositor to the owner trust. That trust will use proceeds it receives to make payments on that facility.

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
                              PLAN OF DISTRIBUTION

    The owner trust may sell notes to or through underwriters by a negotiated firm commitment underwriting and public reoffering by the underwriters, and also may sell notes directly to other purchasers or through agents. The depositor intends to offer the notes through these various methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of a particular series of notes may be made through a combination of these methods.

    The originators, the depositor and certain of its affiliates may agree to indemnify the underwriters and agents who participate in the distribution of the notes against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or contribute to payments the underwritten may be required to make.

    Funds in cash collateral accounts and the trust accounts may, from time to time, be invested in certain investments acquired from the underwriters.

                                 LEGAL MATTERS

    Winston & Strawn, Chicago, Illinois, will provide a legal opinion relating to the notes in its capacity as special counsel to the owner trust, the depositor, the seller, the originators, the servicer and the administrator. Other legal matters for underwriters will be passed upon by counsel to underwriters.

                      WHERE YOU CAN FIND MORE INFORMATION

    Federal securities law requires the filing of certain information with the Securities and Exchange Commission, including annual, quarterly and special reports, proxy statements and other information. You can read and copy these documents at the public reference facility maintained by the Securities and Exchange Commission at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. You can also read and copy the reports, proxy statements and other information at the following regional offices of the Securities and Exchange Commission:

New York Regional Office   Chicago Regional Office
Seven World Trade Center   Citicorp Center
Suite 1300                 500 West Madison Street, Suite 1400
New York, NY 10048         Chicago, IL 60661

    Please call the Securities and Exchange Commission at 1-800-SEC-0330 for more information about the public reference rooms or visit the Securities and Exchange Commission's web site at http://www.sec.gov to access available filings.

    The Securities and Exchange Commission allows offerors of securities to incorporate by reference some of the information they file with it. This means that offerors can disclose important information to you by referring you to those documents. The information that the depositor incorporates by reference is considered to be part of this prospectus, and later information that the depositor files with the Securities and Exchange Commission will automatically update and supersede this information.

    All documents filed by the servicer, on behalf of a respective owner trust, under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, after the date of this prospectus and prior to the termination of the offering of the notes will be incorporated by reference into this prospectus.

    If you are a beneficial owner of the notes to whom a prospectus has been delivered, the depositor will, on request, send you a copy of the information that has been incorporated by reference in this prospectus. The depositor will provide this information at no cost to you. Please address requests to: Newcourt Credit Group Inc., at 2 Gatehall Drive, Parsippany, New Jersey 02054, Telephone
No. (973) 606-3500.

                                       81

                                 INDEX OF TERMS

TERM                                                          PAGE
----                                                          ----
Collection Account..........................................   54
contract pool principal balance.............................    7
contract principal balance..................................    7
Distribution Account........................................   54
DTC.........................................................   55
ERISA.......................................................   77
excluded residual investment................................   43
guaranteed residual investment..............................   43
material modification.......................................   51
PTCE........................................................   78
Qualified institution.......................................   54
true lease..................................................   19
Trust Account...............................................   54

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
                        CIT EQUIPMENT COLLATERAL 2000-1
                            RECEIVABLE-BACKED NOTES

                          NCT FUNDING COMPANY, L.L.C.
                                   DEPOSITOR

                            AT&T CAPITAL CORPORATION
                                    SERVICER

       THE DEPOSITOR AND SERVICER ARE SUBSIDIARIES OF THE CIT GROUP, INC.

                                     [LOGO]

    Until 90 days after the date of this prospectus supplement, all dealers effecting transactions in the notes, whether or not participating in this distribution, may be required to deliver this prospectus supplement and the accompanying prospectus. Dealers acting as underwriters also have an obligation to deliver a prospectus supplement and prospectus with respect to their unsold allotments or subscriptions.